U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OXFORD MEDIA, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	20-3270909
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Technology Drive
Building H, Irvine, California	92618
(Name and address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 727-3104

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  | X |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   |__|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	19,717,857 shares	$0.50	$9,858,928.50	$1,249

(1)	This price was arbitrarily determined by Oxford Media, Inc. based on a conversion price of the preferred shares being registered herein.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Cane Clark LLP
3273 East Warm Springs Rd., Las Vegas, NV 89120
(702) 312-6255 Fax: (702) 944-7100
Agent for service of process

SUBJECT TO COMPLETION, Dated November 30, 2006

PROSPECTUS
OXFORD MEDIA, INC.
Up To 19,717,857 SHARES
COMMON STOCK
NOVEMBER 30, 2006

The selling shareholders named in this prospectus are offering up to 19,717,857 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We will, however, receive $7,125,000 through the exercise of warrants.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.50	None	$0.50
Total	$9,858,928.50	None	$9,858,928.50

Our common stock is currently traded on the National Association of Securities Dealer’s over-the-counter bulletin board system. The closing price of the stock on November 24, 2006 was $0.36 per share.

Pursuant to registration rights afforded to the selling shareholders, we are registering a total of up to 19,717,857 shares of our common stock held by or potentially available through conversion or exercise of certain rights and the potential payment of dividends in the form of our common stock to, eleven selling shareholders. These shares can be summarized by registration rights afforded the selling shareholders as follows:

SVI Acquisition Financing Registration Rights	3,450,000 shares of common stock, and 11,500,000 shares common stock underlying warrants Held by eight investors
Longview Fund Warrant Registration Rights	450,000 shares common stock underlying warrants Held by Longview Fund, L.P.
SVI Hotel Corporation Stock Purchase Registration Rights
1,600,000 shares of common stock,

1,375,000 shares common stock underlying warrants, and

1,342,857 shares of common stock underlying three convertible promissory notes totaling $2,350,000.

Held by three selling shareholders.

SVI Acquisition Financing

Eight of the selling shareholders purchased our Secured Promissory Notes in the combined principal amount of $11,500,000 in a financing transaction that occurred in three traunches between September 1, 2006 and November 16, 2006. As additional consideration for the purchase of the Secured Promissory Notes, we issued to these eight selling shareholders: (i) a total of 3,450,000 shares of our common stock; and, (ii) warrants to acquire up to 11,500,000 shares of our common stock at a purchase price of $0.50 per share. Our subscription agreement with these selling shareholders requires that we register both the 3,450,000 shares of our common stock and the 11,500,000 shares of our common stock underlying the warrants.

Longview Fund Warrant

As part of a financing transaction in May 2006, we issued a warrant to Longview Fund, L.P. that is currently convertible into 450,000 shares of our common stock at an exercise price of $0.50 per share. Our agreement with Longview requires that we now registering the underlying shares of this warrant.

SVI Hotel Corporation Stock Purchase

In September 2006, as part of our acquisition of SVI Hotel Corporation from SVI Systems, Inc. we issued (i) 1,600,000 million shares of our common stock, (ii) warrants to acquire 1,375,000 shares of our common stock at a price of $1.00 per share, and (iii) three promissory notes in the total principal amount of $2,350,000 convertible into 1,342,857 shares of our common stock based on a rate of $1.75 per share. As part of this agreement we are required to register the common stock issued and underlying the warrant and note. As a consequence, we are registering a total of 4,317,857 shares of our common stock pursuant to this transaction for the assignees of SVI Systems, Inc.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Table of Contents
Page
Summary	6
Risk Factors	12
Risks Related To Our Financial Condition	12
If we do not obtain additional financing, our business may fail	12
Because we have incurred substantial and recurring losses, our ability to continue as a going concern depends on our obtaining additional financing and eventually profitable operations	12
Because we anticipate our operating expenses will increase, we may never achieve profitability	12
If we are unable to support our current debt service and liabilities as they come due, we may be forced out of business and our assets foreclosed upon.	12
Risks Related To Our Business Model	13
Because we have only recently commenced business operations, we face a high risk of business failure due to our inability to predict the success of our business	13
Because our business strategy depends in large part on the deployment of a new distribution technology known as WiMax, the failure or delay in the implementation or standardization of this technology will have a significantly negative effect on our ability to operate and implement our business plan	13
If we are unable to successfully compete as a provider of private broadband networks and wireless business systems, we may not be able to achieve profitable operations	13
Because our engagements typically involve complex installations of technical systems, failure to carefully manage projects may result in losses	14
Because we are dependent on certain of our key executive officers, if they were to leave or not perform their job properly, our business would be harmed	14
Because we are dependent on the continuing services of highly trained and experienced technical staff, our failure to attract and retain such individuals would harm our business	14
Because our equipment and software has limited capacity, we run a risk of system failure due to excessive usage or outages due to other events, which would result in significant losses to our business	15
Because our business depends in part on the internet infrastructure, we run the risk of losses due to failure of the internet to support our services	15
If we are unable to protect our proprietary technology, our business could be harmed	15
If our products or services employ technology that infringes the proprietary rights of others, we may be subject to infringement claims, forced to pay high prices to license technology or required to stop selling the infringing product	15
If our third party suppliers fail to provide us with key components and services on a timely basis, our costs could increase and our growth could be hindered	16
Risks Related To Our Industry	16
Because our future growth, in part, depends on increasing customer acceptance of wireless networks, to the extent that customers do not accept our wireless networks in sufficient numbers, our growth will be limited and our business plan may fail	16
Because we are in an industry characterized by rapidly changing technology, if we do not stay current in our product offerings and technology, our results of operation will be negatively affected	16
Because our business is closely connected to the lodging industry, difficulties related to that industry could adversely impact our business and results of operations	17

Risks Related To Legal Uncertainty	17
Because we will be subject to compliance with government regulation which may change, the anticipated costs of our operations may increase	17
Because the laws relating to liability of internet service companies is unsettled and changing, we face uncertainty as to our potential liability or costs related to content carried on the internet and other consumer protection laws which may be passed	18
If new securities legislation, such as the Sarbanes-Oxley Act of 2002, continues to increase our cost to remain in compliance with federal securities regulations, we may be unable to afford or attract officers and directors, comply with regulations or even stay in operations	18
The absence of adequate corporate accounting resources is a material weakness in our disclosures, controls and procedures	18
Risks Related To This Offering
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline	19
Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.	19
If we fail to remain current in our filings with the SEC, our securities will not be eligible for quotation on the OTC BB	19
Because our stock price may fluctuate in response to market and other factors, the price of our common stock could be depressed and result in substantial losses for us as well as investors purchasing our shares	20
If we fail to meet our obligations under our various registration rights agreements, our business could be significantly harmed	20
Forward-Looking Statements	20
Use of Proceeds	21
Determination of Offering Price	21
Dilution	21
Selling Shareholders	21
Plan of Distribution	24
Legal Proceedings	26
Directors, Executive Officers, Promoters and Control Persons	26
Security Ownership of Certain Beneficial Owners and Management	30
Description of Securities	32
Interest of Named Experts and Counsel	34
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	35
Organization Within the Last Five Years	35
Description of Business	36
Management’s Discussion and Analysis of Financial Condition and Results of Operation	40
Description of Property	52
Certain Relationships and Related Transactions	52
Market for Common Equity and Related Stockholder Matters	53
Executive Compensation	55
Financial Statements	F-1
Changes in and Disagreements with Accountants	56
Available Information	57

Summary

Our Business

Oxford Media, Inc. (“Oxford”) operates our business through our two subsidiaries, OxfordSVI, Inc., (“OxfordSVI”) an Illinois corporation, and Creative Business Concepts, Inc. (“CBC”), a California corporation.

1. OxfordSVI

Oxford’s primary business through OxfordSVI is providing technology, content and support services for in-room entertainment and high speed internet access to small and medium sized hospitality properties. As part of its offering, OxfordSVI develops proprietary hardware and software technology primarily for the cost-effective delivery of Video-on-Demand (“VOD”), on a Pay-Per-View basis.

On September 1, 2006, effective July 1, 2006, we completed a transaction with SVI Systems, Inc. whereby we acquired from, SVI Systems, Inc., all of the issued and outstanding shares of capital stock of SVI Hotel Corporation (“SVI”), its wholly-owned subsidiary. SVI was a leading provider of Video-On-Demand movie systems, Free-to-Guest satellite systems, and high-speed Internet and information solutions to the hospitality industry. As a result of the acquisition, SVI became our wholly-owned subsidiary and then we merged one of our other subsidiaries, Oxford Media Corp into SVI and changed its name to OxfordSVI, Inc. The combined entity carries on the business of both companies and further provides the implementation foundation our overall business plan. SVI had been in the Video-on-Demand business for 18 years with an installed hotel base in excess of 1,900 hotels and 155,000 rooms. SVI also provided high speed internet access to an additional 500 hotel properties. Revenues for its hospitality business were $13,295,689 for the year ended December 31, 2005.

Revenues for OxfordSVI’s business are generated from three sources; the sale of the technology platform, the rental revenue generated from the content delivered using the platform and support services. The technology platform has three major components; proprietary software, video server and in-room equipment. Oxford provides content that is rented in the hotel room in an “on demand” fashion. Oxford also maintains relationships with all the major content providers including: Hollywood studios, adult content providers, and numerous sources for music/music videos. OxfordSVI is also a reseller of DIRECTV®, selling the hardware and receiving monthly recurring revenue from its free-to-guest (FTG) television services. The support services are provided by our integrated call center located in Peoria, IL and a field service organization located throughout the US.

The major growth drivers are: increasing the number of hotels using our products and services, as well as increasing revenue produced per room. OxfordSVI is well positioned for this growth starting with a base of over 1,900 hotel properties for VOD systems and 2,400 hotel properties in total.

In addition, we expect to see the first revenue from our WiMAX / Wireless Triple Play solutions in late 2007. In the near term, we continue to develop the technology to enable the efficient transmission of video over wireless networks and to forge the appropriate partnerships to position Oxford for success when the rollout of WiMAX receivers begins late next year.

There are external factors which will help with our growth as well. The biggest driver we see in the near term is the move to high definition (HD) content. In early 2007, OxfordSVI will introduce its next generation product which will be scalable to properties from 70 rooms to well over 1000 rooms. Our technology makes it possible for hotels to deploy HD at their own pace, allowing upgrades to occur over time without compromise to their delivery of standard definition content. We are one of the first companies to take this approach and it should give us a competitive advantage in the marketplace. Our ability to enable a reasoned and economic upgrade path for our client hotels is a further reflection of our commitment to attend to the needs of our hotel customers.

During the third or fourth quarter of 2007, Oxford intends to deploy a wireless network utilizing a new distribution technology known as WiMAX. In brief, WiMAX technology allows for wireless distribution of high definition video content and broadband Internet access to homes and businesses in the areas surrounding OxfordSVI’s hotel properties, as well as to participating multi-dwelling units (“MDU”) nearby. Equipment will be installed on the rooftops of participating hospitality and MDU properties.

We have designed the Oxford WiMAX system to support a wide variety of convenient services, including:

1.	Remote wireless high-speed Internet access
2.	Video on Demand or Pay Per View for the home or business
3.	Dedicated broadcast entertainment and event viewing
4.	Direct billing to user’s credit card account

Oxford’s Wimax will allow customers within a seven mile radius of each antenna (installed at participating MDU and hospitality properties) to access the Internet at speeds 10 to 20 times faster than existing broadband systems. This high speed delivery will allow access to other services such as Video on Demand movies. The quality of the movies being delivered on this system is no longer limited by bandwidth, allowing High Definition broadcasts to all homes and business within range. The end consumer sees only high-quality content delivered over their television sets, but the content is actually distributed through Oxford’s media servers from the same satellite network utilized to distribute the content to our MDU and hospitality customers.

At this time, WiMAX has very limited deployment in the United States, and thus we are currently focused on signing MDU and hospitality customers for our existing Video on Demand services. These arrangements provide Oxford with the rooftop rights needed for the future implementation of our WiMAX related services when WiMAX is available.

Currently our investments associated with WiMAX and the Wireless Triple Play (voice video and data) are yielding intellectual property (IP) which will generate value in 2007. We have already been granted a provisional patent and have additional IP for patent submission in the coming months. Most notably is a technology we have named StreamBoost®. This innovative technology is both, software and a methodology that enables network carriers to deliver video content significantly more efficiently thereby lowering their operating costs. This technology will be monetized by its utilization in our WiMAX network as well as potentially licensing it to other carriers and service providers.

The revenue stream we expect from our Wireless Triple Play business comes from multiple sources. First the revenue stream will vary based on population density and demographics. Next is the value of our content. This content will have already been delivered to and paid for by the hotel. When this content is redistributed to the WiMAX customers it has a lower cost because the distribution costs for transporting the content to the edge have been covered in the hotel or MDU contract.

When combining the value of our low cost content, residing on the edge of the network, and our new StreamBoost® technology, the result will be increased profitability of wireless distribution sites. The beneficial effect of our model has garnered the interest of potential partners. These potential partners have already aggregated consumers who are looking for high value video content and lower cost internet connectivity which supports our belief that we will achieve revenue in late 2007.

2. Creative Business Concepts, Inc.

CBC is a wireless systems provider specializing in Network Security, IT Integration, VoIP telephony, and Telecom services. As part of these services, CBC designs and installs specialty communication systems for data, voice, video, and telecom. We determine our clients’ requirements by performing a Needs Analysis and Site Audit. We then implement a specialized communications system with the deployment of a fixed Wireless Local Area Network. CBC also maintains, manages, and secures the wireless or installed IT systems of our customers.

We continue to expand our CBC client base and thus our CBC operations through the acquisition of related businesses. On September 1, 2005, we acquired, through CBC, IT Networks, Inc., a boutique engineering and technology firm located in Orange County, California specializing in security architecture, Voice over Internet Protocol technology, infrastructure design, project management and convergence of technologies. The acquisition has enhanced our operations by adding experience, capacity and technology management to CBC’s current engineering division.

In the second quarter of 2006, CBC continued to expand its product and services portfolio in the Information Security market.  New partnerships were established with product suppliers, specifically in the areas of content management, network access control and endpoint security.  The technologies provided through these partnerships, combined with CBC’s recognized security expertise, provide customers with “best of breed” solutions for securing and managing critical IT systems and data.  In addition, these partnerships have allowed CBC to expand its marketing reach into larger, enterprise-level organizations, thus leveraging CBC’s recognized expertise in Information Security and IT Infrastructure deployment.

CBC currently focuses on the following four major areas for customers in order maximize their Information Technology strength and enhance their performance:

1.	IT Security -- Protecting information from unauthorized access.
2.	IT Integration -- Making certain that IT systems are performing to specifications and working as ordered.
3.	Telecom - Providing carrier neutral tele-management consulting and reselling.

The Offering

We are filing this registration statement in order to satisfy our obligations to (i) the purchasers of our secured promissory notes in our financing transaction that closed between September 1, 2006 and November 16, 2006; (ii) a holder of our warrants; and (iii) the sellers under our July 1, 2006, agreement whereby we acquired SVI Hotel Corporation.

1.	Shares Registered by Reason of the September 1, 2006, SVI Acquisition Financing Transaction.

Between September 1, 2006 and November 16, 2006, we entered into a financing transaction whereby we sold to eight of the selling shareholders in this offering Secured Promissory Notes in the total principal amount of $11,500,000. The Notes were secured by a lien on all of our assets and were guaranteed by each of our subsidiaries. As additional consideration for the purchase, we also issued to these eight selling shareholders: (i) shares of our common stock equal to 30% of the principal amount of the Notes purchased, for a total of 3,450,000 shares of our common stock; and (ii) warrants to acquire up to 11,500,000 shares of our common stock at a purchase price of $0.50 per share. Our subscription agreement with these selling shareholders requires that we register both the 3,450,000 shares of our common stock and the 11,500,000 shares of our common stock underlying the warrants. Thus, we are registering a total of 14,950,000 shares of our common stock in satisfaction of our obligations to these eight selling shareholders.

Number of Shares being registered	Explanation
3,450,000	Shares of our common stock issued to the purchasers of $11,500,000 in our secured promissory notes

11,500,000	Shares of our common stock underlying the warrants issued to the purchasers of $11,500,000 in our secured promissory notes

2.	Shares Registered for Warrant Holder.

As part of a financing transaction, we issued a warrant to Longview Fund, L.P. that is currently convertible into 450,000 shares of our common stock at an exercise price of $0.50 per share. Our agreement with Longview requires that we now registering the underlying shares of this warrant. Longview also purchased $2,500,000 in principal amount of our secured promissory notes described above.

Number of Shares being registered	Explanation
450,000	Shares of our common stock underlying the warrant issued at $0.50 per share

3.	Shares Registered by Reason of our Acquisition of SVI Hotel Corporation.

In September 2006, as part of our acquisition of SVI Hotel Corporation from SVI Systems, Inc. we issued (i) 1,600,000 million shares of our common stock, (ii) warrants to acquire 1,375,000 shares of our common stock at a price of $1.00 per share, and (iii) promissory notes in the total principal amount of $2,350,000 convertible into 1,342,857 shares of our common stock based on a rate of $1.75 per share. Under this agreement we are required to register the common stock issued and underlying the warrant and note. As a consequence, we are registering a total of 4,317,857 shares of our common stock pursuant to this transaction for SVI Systems, Inc.

Number of Shares being registered	Explanation
1,342,857	Shares of our common stock potentially issuable in the event that the holder of our convertible promissory note in the principal amount of $2,350,000 converts to our common stock at $1.75 per share

1,600,000	Shares of our common stock issued in connection with our acquisition of SVI Hotel Corporation

1,375,000	Shares of our common stock underlying the warrant issued at $1.00 per share to SVI Systems in connection with our acquisition of SVI Hotel Corporation

Offering Summary

Securities Being Offered	Up to 19,717,857 shares of our common stock.

Offering Price and Alternative Plan of Distribution
The offering price of the common stock being registered will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
25,740,198 shares of our common stock are issued and outstanding as of November 30, 2006. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

	September 30,	December 31,
Balance Sheet Data	2006	2005	2004
	(Unaudited)
Cash	$745,948	$640,299	$111,115
Total Assets	16,974,068	4,035,433	1,078,228
Liabilities	24,685,680	4,643,843	2,642,760
Total Stockholders' Deficiency	$(9,186,678)	$(608,414)	$(1,564,325)

	Nine months ended
	September 30,		Year ended December 31,
Statement of Loss and Deficit	2006	2005	2005	2004
	(Unaudited)
Revenue	$8,380,647	$4,078,526	$5,117,071	$4,994,886
Net Loss Applicable to Common Stockholders for the Period	$(18,066,370)	$(4,133,374)	$(4,362,185)	$(590,046)

Risk Factors

Risks Related To Our Financial Condition

If we do not obtain additional financing, our business may fail

As of September 30, 2006, we had cash in the amount of $745,948. We are, however, still operating at a net loss and expect to continue with these net losses through the remained of 2006, based on our plan of operations and projected growth. In order for us to expand and acquire other business opportunities as is part of our business plan, we will need to obtain additional financing. We will also require additional financing to sustain our business operations if we are not successful in earning revenues as planned over the coming year. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, many of which are undeterminable at this time. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Because we have incurred substantial and recurring losses, our ability to continue as a going concern depends on our obtaining additional financing and eventually profitable operations

The Company’s audited and unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the normal course of business. We have incurred substantial and recurring losses from operations and negative cash flows from operating activities. We incurred net losses applicable to common stockholders of $18,066,370 for the nine month period ending September 30, 2006. Our future is dependent upon our ability to obtain additional financing and execute our business plan in 2007.

Because we anticipate our operating expenses will increase, we may never achieve profitability

If we are unable to alter our pattern of continuing losses, we may exhaust all of our resources and be unable to complete our business plan. Our accumulated deficit will continue to increase as we continue to incur losses. We may not be able to earn profits or continue operations if we are unable to generate significantly greater revenues from our operations to match our anticipated increased costs. There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate sufficient operating revenues to ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

If we are unable to support our current debt service and liabilities as they come due, we may be forced out of business

Our business is highly leveraged, having incurred total debt in the amount of $15,347,000. Some of this debt, including the $11,500,000 of secured convertible notes described herein, is secured by virtually all of our assets, and as a result, if we are unable to meet our debt service obligations or default on our obligations in any other way, even if we are otherwise generating positive revenue, and we could lose substantially all of our business assets as well as being held liable for any deficiency in payment. The net result of such a failure would likely be the end of our business operations.

Risks Related To Our Business Model

Because we have only recently commenced business operations, we face a high risk of business failure due to our inability to predict the success of our business

We have just begun the initial stages of our modified business plan and operations. As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on October 13, 2003, and only acquired the business operations from the acquisition of our new subsidiaries since June of 2005. Notwithstanding the historic operations of these subsidiaries, we have no predictable basis to assure success in our future business operations.

In addition, we are currently in an expansion mode where we are acquiring new business opportunities that are consistent with and support our planned growth and current operations. This new growth phase is a highly risky time in which we cannot determine with any level of accuracy the potential success of our business. We are thus at a stage of business development when there is a high risk of business failure.

Because our business strategy depends in large part on the deployment of a new distribution technology known as WiMax, the failure or delay in the implementation or standardization of this technology will have a significantly negative effect on our ability to operate and implement our business plan

As noted, our business plan for growth involves the implementation of a new distribution technology known as WiMax. WiMax technology allows us to wirelessly distribute high definition video content and broadband Internet access to homes and businesses in the surrounding areas, as well as to the participating MDU or hospitality property. Currently WiMax technology is not standardized or fully tested. The failure or even delay in the implementation or standardization of this technology could therefore create a significantly negative impact on our business and may result in the failure of our business plan itself.

If we are unable to successfully compete as a provider of private broadband networks and wireless business systems, we may not be able to achieve profitable operations

The new market for private broadband networks and wireless business systems is highly competitive. The industry has a multitude of competitors and no small number of competitors dominates the industry with respect to any of the large volume of sales. Our business activities will be focused on consolidating a number of other providers as well as generating growth through sales of systems. Many of our competitors have greater financial resources than us. As a result, we may experience difficulty competing with other businesses when attempting to make sales or other acquisitions.

We also operate in the hotel in-room entertainment business, which is highly competitive. If we are unable to compete effectively with large, diversified entertainment service providers that have substantially greater resources than we have, our operating margins and market share could be reduced, and the growth of our business inhibited. In particular, we compete directly for customers with a variety of other interactive service providers, including other interactive television service providers, cable television companies, direct broadcast satellite companies, television networks and programmers, Internet service providers and portals, companies offering web sites that provide on-demand movies, rental companies that provide videocassettes and DVDs that can be viewed in properly equipped hotel rooms or on other portable viewing devices and hotels that offer in-room laptops with Internet access or other types of Internet access systems.

Some of the combined entities with whom we compete have resources far greater than ours. These combined entities may provide bundled packages of programming, delivery and other services that compete directly with the products we offer. Our competitors may also offer services sooner and at more competitive rates than we do. We may need to reduce our prices or license additional programming to remain competitive, and we may be unable to sustain future pricing levels as competition increases. Our failure to achieve or sustain market acceptance of our offered services at desired pricing levels could impair our ability to achieve free cash flow, which would harm our business. Our competitors which have substantially greater financial and other resources than we do may develop a technology that is more cost effective than ours. As a result, our competitors may be in a better position than we are to increase their market share in the lodging industry and could adversely affect our ability to attract and retain customers.

Because our engagements typically involve complex installations of technical systems, failure to carefully manage projects may result in losses

Our client contracts often involve large scale, highly complex projects involving wireless networks and traditional networks and other types of specialty communication systems utilizing leading technology. The quality of our performance on such projects depends in large part upon our ability to manage the relationship with our customers, and to effectively manage the project and deploy appropriate resources, including third-party contractors, and our own personnel, in a timely manner. Any defects or errors or failure to meet clients’ expectations could result in claims for substantial damages against us. Our contracts generally limit our liability for damages that arise from negligent acts, error, mistakes, or omissions in rendering services to our clients. However, we cannot provide any assurance that these contractual provisions will protect us from liability for damages in the event we are sued. In addition, in certain instances, we guarantee customers that we will complete a project by a scheduled date or that the network will achieve certain performance standards. As a result, we often have to make judgments concerning time and labor costs. If the project or network experiences a performance problem, we may not be able to recover the additional costs we will incur, which could exceed revenues realized from a project. Finally, if we miscalculate the resources or time we need to complete a project with capped or fixed fees, our operating results could seriously decline.

Because we are dependent on certain of our key executive officers, if they were to leave or not perform their job properly, our business would be harmed

We are largely dependent on the work and skills provided by certain key executive officers in the operation and growth of our company. At this time, we have entered into employment agreements with each of these key executive officers. We do not we maintain insurance on their lives, or on the lives of any other officers or employees. The loss of any of their services, or the failure of such individuals to perform their job functions in a satisfactory manner, could have a material adverse effect on our business.

Because we are dependent on the continuing services of highly trained and experienced technical staff, our failure to attract and retain such individuals would harm our business

We are in a high tech business which requires the support of individuals with specific training and experience in specialized cutting-edge technology. Our success and business strategy is dependent in large part on our ability to attract and retain such individuals. This can present particular challenges for us because such individuals are in high demand and are often subject to competing employment offers. Our failure to attract and retain such individuals would thus harm our business.

Because our equipment and software has limited capacity, we run a risk of system failure due to excessive usage or outages due to other events, which would result in significant losses to our business

We are largely dependent upon our communications and computer hardware and software. A high volume of traffic or transactions on our servers could exceed our available capacity. If our digital content were to load slowly, this may potentially drive away customers. Based on our experience and the experience of other companies, we can anticipate that we will experience periodic system interruptions in the future. Any system interruptions that result in the unavailability of our service or in reduced customer activity could lead our users to seek out our competitors. In such an event, we might find it difficult and might have to incur additional marketing costs to get our users to return to our system. Our systems are also vulnerable to damage and interruption from earthquakes, fires, floods, power loss, telecommunications failure, break-ins, computer viruses, physical or electronic break-ins, deliberate attempts by third parties to exceed the capacity of our systems and similar events. A substantial interruption in the operability of these systems would significantly harm our business. We do not have any business interruption insurance that would compensate us for any resulting losses we might incur.

Because our business depends in part on the internet infrastructure, we run the risk of losses due to failure of the internet to support our services

Our business model depends, in part, on the internet infrastructure for video transmission. This dependence on the internet infrastructure offers additional risks to our business operations. These problems may include:

1.	Inadequate development of the necessary infrastructure for communication speed, access and server reliability;
2.	Inadequate security to support confidentiality concerns;
3.	Inadequate development of complementary products, such as long haul wireless high-speed modems and high-speed communication lines;
4.	Delays in the development or adoption of new standards and protocols required to handle increased levels of internet activity; and
5.	United States and foreign governmental regulation of the internet.

If we are unable to protect our proprietary technology, our business could be harmed

We rely primarily on a combination of trade secrets, copyright and trademark laws and confidentiality procedures to protect our technology. Despite these precautions, unauthorized third parties may infringe, copy, or reverse engineer portions of our technology. Our competitors may independently develop similar technology that is superior to our technology. Moreover, there is a risk that foreign intellectual property laws will not protect our intellectual property rights to the same extent as United States intellectual property laws. In the absence of significant intellectual property protection, we may be vulnerable to competitors who attempt to copy our products, processes or technology, which could harm our business.

If our products or services employ technology that infringes the proprietary rights of others, we may be subject to infringement claims, forced to pay high prices to license technology or required to stop selling the infringing product

Our business involves the deployment and use of highly technical systems. If these systems infringe upon the intellectual property rights of others, we could be subject to claims of violating the rights of others. In such a case, we may seek to enter into royalty or licensing arrangements for the technology, but there is a risk in these situations that no license will be available or that a license will not be available on reasonable terms, precluding our use of the applicable technology. Alternatively, we may decide to litigate such claims or to design around the technology. These actions could be costly and would divert the efforts and attention of our management and technical personnel. A successful claim of infringement against us or our failure or inability to license infringed or similar technology could result in substantial monetary damages or in our inability to sell our products and services without redeveloping them. As a result, any infringement claims by third parties or claims for indemnification by customers resulting from infringement claims, whether or not proven to be true, may harm our business and prospects.

If our third party suppliers fail to provide us with key components and services on a timely basis, our costs could increase and our growth could be hindered

We currently rely on third parties to supply key components and services, which are available only from a limited number of suppliers, for the manufacture and assembly of our delivery and interactive systems. We may, in the future, be unable to obtain such components and services on the scale and within the time frames required by us on terms we find acceptable, or at all. If we are unable to obtain, or if we experience a delay in the delivery of, such components or services, we may be forced to incur significant unanticipated costs to secure alternative third party suppliers or adjust our operations. Additionally, certain electronic component parts used within our systems can be subject to temporary shortages because of general economic conditions. The occurrence of any of these events could increase our costs, hinder our growth and adversely affect our business and prospects.

Risks Related To Our Industry

Because our future growth, in part, depends on increasing customer acceptance of wireless networks, to the extent that customers do not accept our wireless networks in sufficient numbers, our growth will be limited and our business plan may fail

A significant amount of our revenues are currently derived from the installation of computer networks, security evaluations and management contracts. We believe that improving wireless technology will eventually make wireless systems an acceptable alternative to many of our potential customers. We have begun to enter the wireless marketplace and believe this technology could lead to future growth for our company. The wireless industry has experienced a dramatic rate of growth both in the United States and internationally; however, if this technology does not meet consumer needs or expectations of quality or cost or consumers simply choose not to allocate capital to the implementation of wireless systems, our anticipated growth would slow down and our results of operation would decline.

Because we are in an industry characterized by rapidly changing technology, if we do not stay current in our product offerings and technology, our results of operation will be negatively affected

The television-based interactive services industry has been, and is likely to continue to be, subject to rapid and significant technological change, including continuing developments in technology that do not presently have widely accepted standards, in addition to frequent introductions of new services and alternative technologies, including new technologies for providing music and providing and displaying video services and Internet content. We expect that new technologies will emerge that may be superior to, or may not be compatible with, some of our current technologies, which may require us to make significant capital expenditures to remain competitive. In particular, we may have to incur capital expenditures to support digital or high definition television platforms in our hotel properties. Many of our competitors, including cable and Internet service providers, may have greater financial and technical resources to adapt to and capitalize on any such technological changes more effectively than we can. Our future success will depend, in part, on our ability to anticipate and adapt to technological changes and to offer, on a timely basis, services that meet customer demands and evolving industry standards. In part, we rely on third parties for the development of, and access to, communications and network technology. As a result, we may be unable to obtain access to new technology on a timely basis or on satisfactory terms. If we fail to adapt successfully to any technological change or obsolescence, or fail to obtain access to important technologies, our business, prospects, results of operations and financial condition would suffer a material adverse effect.

The introduction of new or improved technology could also result in material changes in the economics, regulations, intellectual property usage, and technical platforms on which our business relies. These changes could lower cost barriers for our competitors desiring to enter into, or expand their presence in, the television-based interactive services business. Increased competition may adversely affect the scale, source, and volatility of our revenue streams, cost structures and cash flow, and may require us to significantly change our operations.

Because our business is closely connected to the lodging industry, difficulties related to that industry could adversely impact our business and results of operations

Our results are closely connected to the performance of the lodging industry as our major customer base. In the lodging industry occupancy rates may fluctuate as a result of various factors. Reduction in hotel occupancy resulting from business, economic, or other events, such as significant international crises, acts of terrorism, war or public health issues, could adversely impact our business, financial condition and results of operations. The overall travel industry can be, and has been in the past, adversely affected by weaker general economic climates, geopolitical instability and concerns about public health. Any future terrorist attack or threat of an attack is also likely to adversely affect the travel industry, including lodging occupancy rates. Any reduction in occupancy rates, particularly if extended over a long period of time, will reduce our revenue opportunities, which would have an adverse impact on our financial condition and results of operations.

Risks Related To Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our operations may increase

There are several governmental regulations that materially restrict the operations of private broadband networks and wireless business systems. As we carry out our business plan, we may be required to obtain permits, post bonds and perform other tasks due to government regulation.

In specific, we may be classified as a multi-channel video programming distributor, and thus may be subject to various provisions of the Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996, and the regulations promulgated under those acts. In addition, the Internet-based services offered by us may be affected by various laws and governmental regulations. While there are currently few laws or regulations directly applicable to access to or commerce on commercial online services, new laws and regulations are under debate by federal and local lawmakers and may be adopted. The adoption of such laws or regulations in the future may slow the growth of commercial online services and the Internet, which may cause a decline for our Internet-based services and products or have other adverse effects on our business. In addition, any legislative or regulatory changes restricting content that may be delivered over our systems, particularly mature content could significantly reduce our revenue and operating income. Federal, state, local and foreign laws and regulations are, or may be, the subject of a variety of judicial, administrative and legislative hearings and proceedings that could change, in varying degrees, the regulatory classification applicable to us and the manner in which we are regulated. We cannot predict the outcome of these proceedings or their impact on our operations at this time.

Because the laws relating to liability of internet service companies is unsettled and changing, we face uncertainty as to our potential liability or costs related to content carried on the internet and other consumer protection laws which may be passed

The law relating to the liability of Internet service companies for information carried on or disseminated through their services is currently unsettled. It is possible that claims could be made against Internet service companies under both U.S. and foreign law for defamation, libel, invasion of privacy, negligence, copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated through their services. Furthermore, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business over the Internet. The adoption of any additional laws or regulations could increase our cost of doing business or otherwise harm our business

If new securities legislation, such as the Sarbanes-Oxley Act of 2002, continues to increase our cost to remain in compliance with federal securities regulations, we may be unable to afford or attract officers and directors, comply with regulations, or even stay in operations

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act is to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we became subject to these rules and it is now more costly to remain in compliance with the federal securities regulations than it was as a private non-reporting company. Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a recent series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

The absence of adequate corporate accounting resources is a material weakness in our disclosure controls and procedures

The Company has limited accounting personnel and is currently building its accounting infrastructure. In the interim, the Company has relied upon the Chief Financial Officer to provide accounting expertise for all aspects of the Company. Recently, the Company has been employing a financial consultant who has worked closely with the Chief Financial Officer to gather the required information to account for significant transaction and to assist in the preparation of the periodic financial statements and public filings. Reliance on these limited resources has impaired our ability to provide for segregation of duties and the ability to ensure consistently complete and accurate financial reporting, as well as disclosure controls and procedures. Previously our independent accounting firm communicated items they felt were material weaknesses in system of internal controls. We are currently addressing these weaknesses; however, there can be no assurance that we will achieve that objective and, even if we do, when. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, will be or have been detected.

Risks Related To This Offering

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering up to 19,717,857 shares of our common stock through this prospectus. This represents substantially more shares than we currently have issued and outstanding. Our common stock is presently traded on the Over the Counter Bulletin Board market system. Shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The shares of common stock covered by this prospectus represent approximately 76.6% of the shares of common stock outstanding as of the date of this prospectus, although if all the shares being offered were issued upon conversion or exercise there would be 40,408,055 common shares outstanding and these shares would thus represent approximately 48.8% of the outstanding shares.

Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If we fail to remain current in our filings with the SEC, our securities will not be eligible for quotation on the OTC BB

As our shares are quoted on the over-the-counter bulletin board, we are required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a limited grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock will find it more difficult to sell their shares.

Because our stock price may fluctuate in response to market and other factors, the price of our common stock could be depressed and result in substantial losses for us as well as investors purchasing our shares

The market price for our common stock has been and may continue to be volatile and subject to price and volume fluctuations in response to market and other factors, including the following, some of which are beyond our control:

1.	variations in our quarterly operating results from our expectations or the expectations of securities analysts or investors;
2.	downward revisions in our estimates or securities analysts’ estimates or changes in general market conditions;
3.	announcements of technological innovations or new products or services by us or our competitors;
4.	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
5.	additions or departures of key personnel;
6.	investor perception of our industry or our prospects;
7.	insider selling or buying;
8.	reduction in the trading volume of our common stock;
9.	regulatory developments affecting our industry; and
10.	general technological or economic trends.

In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we became involved in securities class action litigation in the future, it could result in substantial costs and diversion of our management’s time, attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.

If we fail to meet our obligations under our various registration rights agreements, our business could be significantly harmed

We are subject to a number of registration rights agreements, most significantly the agreement relating to the registration of the SVI financing transaction. Under this agreement we are subject to significant penalties if we do not file a registration statement for the securities issued by December 1, 2006, obtain effectiveness of that registration no later than April 15, 2007, and maintain it for the required period of time. There are also penalties related to the issuance of the shares and on notice requirements connected to the registration, among others. Some of the more significant penalties can amount to a payment of as much as 2% per month on default which could result in payment obligations of over $160,000 per month or more. Such additional burdens can seriously damage our results of operations or even drive us out of business. There can be no assurance that this registration statement will be declared effect within the required time frame by the SEC, or that it will remain effective as required by the registration rights agreement.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. We may, however, receive $7,350,000 if all the outstanding warrants we issued to the selling shareholders are exercised. We cannot be certain as to when and if these warrants will be exercised. Any proceeds received from the exercise of warrants will be added to our working capital, rather than currently being allocated to a specific purpose, because of the uncertainty as to when and if the remaining warrants will be exercised.

Determination of Offering Price

The offering price of the common stock will not be determined by us, but by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

Five million, fifty thousand and five hundred (5,050,000) shares of the common stock to be sold by the selling shareholders in this offering are common shares which are currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders upon the sale of these shares.

However, either the conversion of promissory notes or the exercise of the warrants represented in this offering would have the effect of diluting the interest of the existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 19,717,857 shares of common stock offered through this prospectus. The shares include the following:

Number of Shares being registered	Explanation

3,450,000	Shares of our common stock issued to the purchasers of $11,500,000 in our secured promissory notes
11,500,000	Shares of our common stock underlying the warrants issued to the purchasers of $11,500,000 in our secured promissory notes
450,000	Shares of our common stock underlying the warrant issued at $0.50 per share
1,342,857	Shares of our common stock potentially issuable in the event that the holders of our convertible promissory notes in the principal amount of $2,350,000 converts to our common stock at $1.75 per share
1,600,000	Shares of our common stock issued in connection with our acquisition of SVI Hotel Corporation
1,375,000	Shares of our common stock underlying the warrant issued at $1.00 per share to SVI Systems in connection with our acquisition of SVI Hotel Corporation
19,717,857	Total shares being registered

We are filing this registration statement in order to satisfy our obligations: (i) to a selling shareholder under a registration rights agreement; and, (ii) to all others based upon an obligation to register their respective shares.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of November 30, 2006 including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Name of Selling Shareholder	Common Shares Beneficially Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering

Palisades Master Fund, LP Harbor House Waterfront Drive P.O Box 972 Road Town, Tortola British Virgin Islands Beneficial Holder: Andy Reckles	14,798,000	6,240,000	8,558,000	26.50%
Longview Fund, LP 600 Montgomery Street, 44th Floor San Francisco, CA 94111 Beneficial Holder: Wayne Coleson	3,700,000	3,700,000	Nil	Nil
Midsummer Investment Ltd. 295 Madison Avenue, 38th Floor New York, New York 10017 Beneficial Holder: Scott D. Kaufman	10.314,000	2,600,000	7,714,000	23.48%
Crescent International, Ltd. 84, av. Louis-Casaï, P.O. Box 161 CH-1216 Cointrin/Geneva, Switzerland Beneficial Holder: Cornelia Mosching	650,000	650,000	Nil	Nil
Camofi Master LDC 350 Madison Avenue Eighth Floor New York, New York 10017 Beneficial Holder: Keith Wellner	1,300,000	1,300,000	Nil	Nil
Plus Four Private Equities, LP 2532 Dupont Drive Irvine, CA 92612 Beneficial Holder: Todd Pickup	650,000	650,000	Nil	Nil
David Parker One Technology Drive Building H, Irvine, California 92618	1,376,250	130,000	1,246,250	4.83%
Lewis Jaffe One Technology Drive Building H, Irvine, California 92618	930,000	130,000	800,000	3.11%
The Marital Trust Under The Richard L. Owens Trust Dated November 24, 1992 3221 Proctor Lane Mercer Island, Washington 98040 Beneficial Holder: Richard L. Owens, Jr.	2,115,750	2,115,750	Nil	Nil
Marsha S. Glazer 3221 Proctor Lane Mercer Island, Washington 98040	2,115,750	2,115,750	Nil	Nil
Andrew Rubenstein 3221 Proctor Lane Mercer Island, Washington 98040	86,357	86,357	Nil	Nil

None of the selling shareholders except for Lewis Jaffe and David Parker;
(1)	has had a material relationship with us other than as a shareholder or lender as described herein at any time within the past three years, or;
(2)	has been one of our officers or directors.

David Parker is our Executive Vice President and is the vice-chairman of our board of directors. The calculations in the above table include 822,500 shares held Kilravock Holdings, Inc., a Nevada corporation, owned and controlled by Mr. Parker’s wife and children.

Lewis Jaffe is our President, Chief Executive Officer, and a Director.

Plan of Distribution

Each selling shareholder of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. Each selling shareholder does not expect these commissions and a discount relating to his or her sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that he or she does not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

We are required to pay certain fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be underwriters within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling shareholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Legal Proceedings

We are not currently a party to any material legal proceeding.

Our agent for service of process in Nevada is Cane Clark LLP, 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of November 30, 2006 are as follows:

Current Executive Officers and Directors:

Name	Age	Position with Registrant
Lewis Jaffe	50	President, Chief Executive Officer, and Director

Stanley A. Hirschman	60	Chairman of the Board, Director

David Parker	54	Executive Vice President, Vice-Chairman of the Board

David Noyes	63	Chief Financial Officer, Secretary

Elizabeth Salmon	45	Chief Operating Officer

Herbert Presley	46	Executive Vice President, CSO

Nicholas J. Yocca	50	Director

David Malm	41	Director

Set forth below is a brief description of the background and business experience of each of our directors and executive officers for the past five years.

Lewis Jaffe - President, Chief Executive Officer, Director. On February 17, 2006, the Board appointed Mr. Lewis Jaffe to the Board of Directors and as President and Chief Executive Officer of our company. Mr. Jaffe, 49, brings to Oxford Media more than 20 years of executive management experience having led or engineered the growth or successful turnarounds of more than 20 under-performing companies in a variety of industries with market capitalizations ranging from $50 million to over $1 Billion.  He currently is a member of the Board of Directors of Benihana, Inc.  (NASDAQ: BNHN), the nation's largest chain of Japanese teppanyaki and sushi theme restaurants, where he serves on the audit and corporate governance committees and is involved with the Company’s strategic planning process.

Most recently, Mr. Jaffe served as President of Verso Technologies (NASDAQ: VRSO), a leading provider of telecommunications hardware and software enabling the delivery of VoIP and other applications for carriers and service providers around the world. In 2002, Mr. Jaffe served in an interim position as President and Vice-Chairman at WireOne Technologies (NASDAQ: WONE) where he was responsible for developing the strategy to drive the company to profitability by marketing the industry’s first dedicated video over IP network, sold as a subscription service.  In 2000, Mr. Jaffe was appointed President and Chief Operating Officer of PictureTel Corporation, a NASDAQ-listed Videoconferencing Company based in Massachusetts with annual revenues exceeding $500 million.  After being recruited by the Company’s board to formulate and execute a turnaround and growth plan, he introduced new technology to the marketplace, streamlined business processes, improved customer relations and cut costs, and ultimately increasing market share and margins resulting in returning the company to profitability.  He successfully engineered the sale of PictureTel to Polycom (NASDAQ: PLCM) in October 2001 for approximately $360 million, resulting in an increase of shareholder value by more than 250 percent during his tenure.

Stan Hirschman - Director, Chairman of the Board. On February 17, 2006, the Board appointed Mr. Stan Hirschman to the Board of Directors. Mr. Hirschman is President of CPointe Associates, Inc., a Plano, Texas executive management and consulting firm that specializes in solutions for companies with emerging technology-based products and is well versed in the challenges of regulated corporate governance.  He is Chairman of the Board of Bravo Foods International and an independent director of Dalrada Financial Corporation, Axion Power, Inc., GoldSpring, Inc. and former director of Mustang Software, Inc. While at Mustang Software, Mr. Hirschman took a hands-on role in the planning and execution of the strategic initiative to increase shareholder value resulting in the successful acquisition of the company by Quintus Corporation. His client list has included SBC Wireless, Northern Telecom (Nortel), Netcom, Mindspring, Datametrics, Objectsoft, Earthlink and Retail Highway.  Additionally, he is co-founder of Aiirmesh Communications, the first metropolitan area network provider of wireless high-speed community broadband. In 2003 Aiirmesh established the first metro-wide wireless internet access network in Cerritos, California. Prior to establishing CPointe Associates, Mr. Hirschman was Vice President Operations, Software Etc., Inc., a 396 retail store software chain, from 1989 until 1996.  He also held senior executive management positions with T.J. Maxx, Gap Stores and Banana Republic. He is a member of the National Association of Corporate Directors and participates regularly in the KPMG Audit Committee Roundtable.  He is active in community affairs and serves on the Advisory Board of the Salvation Army Adult Rehabilitation Centers.

David Parker - Vice-Chairman of the Board, Executive Vice President, Director. Mr. Parker became our COO and Chairman of our Board of Directors on September 7, 2005 and transitioned from Chairman to Vice-Chairman of the Board of Directors on February 17, 2006. Upon the acquisition of SVI Hotel Corporation, Mr. Parker relinquished the title of COO to Beth Salmon. Mr. Parker was formerly Chairman of the board of SRS Insurance Services, Inc., a boutique banking and insurance firm he co-founded in 1983, which specializes in domestic and cross-border asset backed securitization and structured finance transactions, and as Chairman of the board of Moneyline Lending Services, a California-based bank fulfillment company. Since 1998 he has been the managing partner of SRS Capital Partners, a privately held investment partnership that invests in emerging and/or established commercial enterprises and private real estate ventures. Moneyline and SRS Insurance Services are also our clients. The principals of SRS Capital Partners are also significant shareholders of ours. These other positions take only a limited amount of Mr. Parker’s time and thus are not expected to affect his service to us. Mr. Parker received his BS degree in banking and finance from Brigham Young University in 1974.

David Noyes - Chief Financial Officer, Secretary. Mr. Noyes became our Chief Financial Officer on June 29, 2005, and our Secretary on February 17, 2006. He became the CFO of our wholly owned subsidiaries, Oxford Media Corp. and Creative Business Concepts, Inc. in August 2004. Mr. Noyes is also currently Managing Director of Monarch Capital Resources, LLC, a business-consulting firm. In addition, he was Chief Financial Officer of Interchange Corporation from January 2001 through January 2003 and Mergence Corporation from September 1999 through November 2000. Prior to this, Mr. Noyes, was also a Chief Executive Officer and Chief Financial Officer and Director of Ortho Mattress; President, Chief Financial Officer and Director of California Software Products, Inc.; Director and Chief Financial Officer of Griswold Industries; President and Chief Executive Officer of Structural Coatings, Inc.; Executive Vice President and Chief Operating Officer of General Power Corporation and Executive Vice President and Director of Worldwide Operations for AMF Scientific Drilling International. Previously, Mr. Noyes was a senior manager with Ernst and Young and is a Certified Public Accountant with an MBA and a BS from UCLA.

Elizabeth Salmon - Chief Operating Officer. Ms. Salmon has been Chief Operating Officer at OxfordSVI, Inc. since its formation in July 2006. For 13 years prior to that, Ms. Salmon was the President and COO of SVI Systems, Inc., a systems-based solutions provider to the hospitality and healthcare industries in the U.S. Under her leadership, SVI became the third largest pay-per-view provider to the hospitality market, later adding high-speed internet and surveillance systems to round out their hospitality product line which also included a 24-hour call center and a national field service network. Ms. Salmon began her tenure at SVI Systems in 1988 as the Controller and was soon promoted to Chief Financial Officer in 1989. Prior to joining SVI Systems, she was an audit manager at Price WaterhouseCoopers where she served such Fortune 500 clients as Caterpillar, Inc. and well as many others. Ms. Salmon, a Certified Public Accountant, has a Bachelor of Business Administration degree from St. Mary’s College in South Bend, Indiana.

Herbert L. Presley- Executive Vice President. Mr. Presley became our executive Vice President in August, 2005. Mr. Presley has also served with us since August 2004 as our Chief Technology Officer. Previously from 2001 until August of 2004, he was President of Digital Interactive Streams Inc. of Jacksonville, Florida, a technology company that develops radical digital video technologies for media centers.  From 1999 through 2001 he was Managing Director of Diligence Technology Consulting LLC in Jacksonville, Florida. Diligence Technology was created and formed to provide investors and fortune 1,000 companies with consultants to evaluate new technologies or technology opportunities and provide strategic marketing, technical, and advisory services for the telecommunications industry.

Nicholas J. Yocca - Director. On February 17, 2006, the Board appointed Mr. Nicholas J. Yocca to the Board of Directors. Mr. Yocca is a partner in The Yocca Law Firm LLP. He is an experienced business and securities lawyer who specializes in complex business practice areas, including mergers and acquisitions, from both the acquirer and target perspectives, and securities, from the investor, broker and issuer perspectives. Mr. Yocca has successfully pursued numerous public and private transactions since 1986. Mr. Yocca has completed transactions across the country, having successfully completed transactions in Florida, Louisiana, Massachusetts, Nevada, North Carolina, Pennsylvania, Texas and California. Mr. Yocca is admitted to practice law in California, U.S. District Court, Central District of California and U.S. Court of Appeals, Ninth Circuit, and has earned the AV rating (highest rating in both professional competence and ethics) from the Martindale-Hubbel rating service. Mr. Yocca graduated from the University of San Diego Law School (J.D., 1985) and Harvard University (A.B., History, 1983).

David Malm - Director. On May 31, 2006, the Board appointed Mr. David Malm to the Board of Directors. Mr. Malm is a General Partner of Halpern, Denny & Co. a private equity firm with more than $600 million of committed capital.  Prior to forming Halpern, Denny & Co., Mr. Malm was an associate at Bain Capital, where he was responsible for strategic analysis, financial analysis and transaction structuring of leveraged buyouts in a variety of industries.  Previous to joining Bain Capital, he worked in the strategy consulting practice at Bain & Company. And prior he worked in the Investment Banking Group at Morgan Stanley & Company. Mr. Malm serves on the Board of Directors of Team Express, Beacon Hospice, Access Spectrum, Pathfire, Decision Management International, EnduraCare Therapy Management, OnCURE Medical Corp. and Total Sleep Holdings, Inc., and has served on several video and media industry board of directors such as Ascent Media Group and Todd-AO Corporation.
Mr. Malm is a graduate of Brown University, magna cum laude, and received an M.B.A. from the Harvard Business School.

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We are largely dependent on the work and skills provided by certain key executive officers in the operation and growth of our company. At this time, we have entered into employment agreements with each of these key executive officers. We do not we maintain insurance on their lives, or on the lives of any other officers or employees. The loss of any of their services, or the failure of such individuals to perform their job functions in a satisfactory manner, could have a material adverse effect on our business.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our shares of common stock on November 24, 2006, by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each of our current and proposed directors; (iii) each of our executive officers; and (iv) all current and proposed directors and executive officers as a group. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person.

Title of Class	Name and Address of Beneficial Owner	Shares of Beneficial Owner		Percent
Common Stock	Stan Hirschman One Technology Drive ,Building H Irvine, California 92618 Chairman	-		-
Common Stock	Lewis Jaffe One Technology Drive ,Building H Irvine, California 92618 President, Chief Executive Officer and Director	930,000	(1)	3.60%
Common Stock	David Parker One Technology Drive ,Building H Irvine, California 92618 Vice Chairman and Director	1,376,250	(2)	5.30%
Common Stock	Beth Salmon 1529 W, Artorfer Dr. Peoria,CA 61615 COO	-		-
Common Stock	David Noyes One Technology Drive ,Building H Irvine, California 92618 CFO; Secretary	1,000,000	(3)	3.88%
Common Stock	Herbert Presley One Technology Drive ,Building H Irvine, California 92618 Executive Vice-President, CSO	1,000,000		3.88%
Common Stock	David Malm One Technology Drive ,Building H Irvine, California 92618 Director	-		-
Common Stock	Nicholas J. Yocca One Technology Drive ,Building H Irvine, California 92618 Director	779,000	(4)	2.97%
Common Stock	All executive officers and directors as a group (8 persons)	5,085,250		19.16%

(1)	Includes 100,000 shares to be purchase under a warrant
(2)
Includes 822,500 shares in Kilravock Holding, Inc., a Nevada corporation by Mr. Parker's wife and children and a warrant to purchase 100,000 shares, and 106,250 shares issuable upon conversion of a note payable

(3)	Includes 290,000 shares held by Monarch Capital Resources, LLC, a Delaware Limited Liability Company, owned by Mr. Noyes and his wife
(4)
Includes 75,000 shares held by Yocca Partnership Trust II and 175,000 held by Yocca Partnership Trust III, both of which Mr. Yocca is a general partner and 494,000 shares issuable upon conversion of a note payable

5 Percent Shareholders

Title of Class	Name and Address of Beneficial Owner	Shares of Beneficial Owner		Percent
Common Stock	J. Richard Shafer 30962 Hunt Club Drive San Juan Capistrano, CA 92675	1,647,200		6.40%
Common Stock	Sam Christensen 800 5th Ave, Ste 101-294 Seattle, WA 98104	2,450,000	(5)	9.15%
Common Stock	Tom Hemingway 2355 Main Street, Suite 120 Irvine, CA 92614	1,331,667	(6)	5.17%
Common Stock	Longview Fund LP 600 Montgomery Street 44th Floor San Francisco, CA 94111 Beneficial Holder: Wayne Coleson	3,700,000	(7)	12.90%
Common Stock	Palisades Master Fund LP Harbor House, Waterfront Drive Road Town, Tortola British Virgin, Islands Beneficial Holder: Andy Reckles	14,798,000	(8)	38.40%
Common Stock	Marsha Glazer 3221 Proctor Lane Mercer Island, WA 98040	2,115,750	(9)	7.82%
Common Stock	The Marital Trust Under The Richard L. Owens Trust 3221 Proctor Lane Mercer Island, WA 98040 Beneficial Holder. Richard L. Owens, Jr.	2,115,750	(9)	7.82%
Common Stock	MidSummer Investment, LTD. 295 Madison Avenue 38th Floor New York, NY 10017 Beneficial Holder: Scott D. Kaufman	10,314,000	(10)	29.09%

(5)	Includes 1,400,000 shares owned by Black Bear Ventures LP and 1,050,000 shares convertible under a note payable to Black Bear Venures LP
(6)	Includes 205,000 shares owned by Redwood Investment Group, LLC owned by Mr. Hemingway
(7)	Includes 2,950,000 shares issuable under exercise of warrants
(8)	Includes 4,800,000 shares issuable under exercise of warrants and 8,000,000 shares issuable upon conversion of preferred stock
(9)	Includes 673,750 shares issuable under exercise of warrants and 657,966 shares issuable upon conversion of note payable
(10)	Includes 2,000,000 shares issuable under exercise of warrants and 7,714,000 shares issuable upon conversion of preferred stock

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 1,000,000 shares of preferred stock, with a par value of $0.001 per share. As of November 30, 2006, there were 25,740,198 shares of our common stock issued and outstanding. Our shares are held by one hundred and thirty-eight (138) stockholders of record. We have also issued 4,000 shares of Series A convertible preferred stock and 3,857 shares of Series B Convertible preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Two holders of our common stock, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).
Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series.

We designated a series of preferred stock identified as Series A Convertible Preferred Stock, on September 22, 2005. The Series A Preferred Stock has a stated value of $1,000 per share and a liquidation value of $1,000 per share, plus any accrued but unpaid dividends. This Series A Preferred Stock also carries an 8% cumulative dividend payable quarterly. The Series A Preferred Stock is currently convertible into 8,000,000 shares of our common stock and the dividend may be convertible into as much as 4,000,000 shares of common stock based on an annual dividend payable for four (4) years and convertible at a rate equal to 80% of average five-day VWAPs immediately prior to dividend date (daily weighted average price of common stock on Bloomberg on the nearest trading date), estimated to be $0.32 per share at the time of this filing.

We also designated a series of preferred stock identified as Series B Convertible Preferred Stock, on August 4, 2006. The Series B Preferred Stock has a par value of $0.001, a stated value of $1,000 per share and is convertible into as many as 7,714,174 shares of common stock at a rate of $0.50. This conversion is limited by its terms to 4.99% of the issued and outstanding shares at the time of conversion. The Series B Preferred Stock also carries an 8% dividend that may be convertible into as much as 4,821,850 shares of common stock based on an annual dividend payable for five years and convertible at a rate equal to 80% of average five-day VWAPs immediately prior to dividend date (daily weighted average price of common stock on Bloomberg on the nearest trading date), estimated to be $0.32 per share at the time of this filing.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future, except as we are required to do so as part of our obligations to the preferred stock holder.

Share Purchase Warrants

We have issued warrants to purchase up to 13,760,000 shares of our common stock at between $0.50 and $8.00 per share, currently exercisable for periods ranging from four to five years.

Options

We have issued options to purchase 320,000 common shares to certain employees at a strike price of $2.00 per share.

Convertible Securities

Our 4,000 outstanding shares of Series A Convertible Preferred Stock and its 8% dividends are convertible into as many as an estimated 12,000,000 shares of our common stock. Our 3,857 outstanding shares of our Series B Convertible Preferred Stock and its 8% dividends are convertible into as many as an estimated 12,555,850 shares of our common stock.

We also have $3,647,000 of convertible notes issued and outstanding, of which $1,084,500 are convertible into our common stock at a strike price of $0.50 per share, and $2,350,000 are convertible into our common stock at a strike price of $1.75 per share, and $212,500 of which are convertible into our common stock at $2.00 per share.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

The consolidated balance sheet of Oxford Media, Inc. and subsidiaries as of December 31, 2005 and the consolidated statements of operations, stockholders’ deficiency and cash flows for the year then ended, and the balance sheet of SVI Hotel Corporation as of December 31, 2005 and the statements of operations, owners’ deficit and cash flows for each of the two years in the period ended December 31, 2005 included in this registration statement on Form SB-2, of which this prospectus forms a part, have been included herein in reliance on the reports of McKennon Wilson & Morgan LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

The consolidated balance sheet of Oxford Media, Inc. and subsidiaries as of December 31, 2004 and the consolidated statements of operations, stockholders’ deficiency and cash flows for the year then ended, included in this registration statement on Form SB-2, of which this prospectus forms a part, have been included herein in reliance on the reports of Hansen, Barnett & Maxwell, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated on October 13, 2003 under the laws of the state of Nevada. Our wholly owned subsidiary OxfordSVI, Inc. was incorporated on May 31, 2006 as SVI Hotel Corporation under the laws of the state of Illinois. Our wholly owned subsidiary Creative Business Concepts, Inc. was incorporated on March 24, 1989 under the laws of the state of California.

Our Corporate History

We were incorporated in the State of Nevada on October 13, 2003. On June 29, 2005, we acquired all of the issued and outstanding common stock of Oxford Media Corp. by issuing 4,990,836 shares of our common stock and the assumption of Oxford’s liability to issue 800,000 shares of common stock to certain shareholders of Mergence created as a result of an agreement with Oxford.

On July 6, 2005, we acquired all of the common stock of Creative Business Concepts, Inc., through the issuance of 5,192,500 shares of our common stock.

Upon the completion of these acquisitions, we had 13,742,886 shares of common stock outstanding, and Oxford and CBC become our wholly-owned subsidiaries.

The shareholders and management of CBC received a majority of the voting rights, a majority of the seats on the board of directors and control of the senior management positions of the combined entity. Accordingly, CBC was determined to be the acquiring entity for financial reporting purposes.

On September 1, 2005, CBC closed an Agreement and Plan of Reorganization with IT Networks, Inc. (“IT NET”), a California corporation in which CBC acquired each outstanding share of common stock of IT NET; we issued an aggregate of 400,000 shares of stock to the former shareholders of IT NET; CBC hired the key employees of IT NET; and IT NET became a direct, wholly-owned subsidiary of CBC. Upon the full integration of the IT NET operations, the corporate entity of IT Net was dissolved.

Effective December 31, 2005, we acquired PDHK Services, Inc. (“PDHK”), a privately held company specializing in content delivery software over wireless and IP networks. PDHK intellectual property and software enables true entertainment choices for consumers by empowering service providers with the technology required to deliver innovative, high-value, interactive services. PDHK technology constitutes the first and most comprehensive solution specifically designed to enable the delivery of high quality video services over wireless communication links and IP networks, with unprecedented security controls. PDHK’s software and technology enables us to add additional services to our WiMax deployment such as Video on Demand and other interactive services to drive additional revenue.

On May 26, 2006, we entered into a binding Memorandum Agreement with SVI Systems, Inc. (“SVI”) to acquire from SVI all of the issued and outstanding shares of capital stock of SVI Hotel Corporation (“”), which was the wholly owned subsidiary of SVI. is a leading provider of Video-On-Demand movie systems, Free-to-Guest satellite systems, and high-speed Internet and information solutions to the hospitality industry.

On July 19, 2006, we entered into a Stock Purchase Agreement with SVI Systems, Inc. which was amended on August 3, 2006. The transaction was deemed effective on July 1, 2006, but actually closed on September 1, 2006. As a result of the acquisition, SVI became our wholly-owned subsidiary and then we merged one of our other subsidiaries, Oxford Media Corp. into SVI and changed its name to OxfordSVI, Inc.

Our principal offices are located at One Technology Drive, Building H, Irvine, California 92618. Our phone number is (949) 727-3104 and our facsimile number is (949) 727-2043.

Description of Business

Our Business

Oxford Media, Inc. (“Oxford”) operates our business through our two subsidiaries, OxfordSVI, Inc., (“OxfordSVI”) an Illinois corporation, and Creative Business Concepts, Inc. (“CBC”), a California corporation.

1. OxfordSVI

Oxford’s primary business through OxfordSVI is providing technology, content and support services for in-room entertainment and high speed internet access to small and medium sized hospitality properties. As part of its offering, OxfordSVI develops proprietary hardware and software technology primarily for the cost-effective delivery of Video-on-Demand (“VOD”), on a Pay-Per-View basis.

On September 1, 2006, effective July 1, 2006, we completed a transaction with SVI Systems, Inc. whereby we acquired from, SVI Systems, Inc., all of the issued and outstanding shares of capital stock of SVI Hotel Corporation (“SVI”), its wholly-owned subsidiary. SVI was a leading provider of Video-On-Demand movie systems, Free-to-Guest satellite systems, and high-speed Internet and information solutions to the hospitality industry. As a result of the acquisition, SVI became our wholly-owned subsidiary and then we merged one of our other subsidiaries, Oxford Media Corp into SVI and changed its name to OxfordSVI, Inc. The combined entity carries on the business of both companies and further provides the implementation foundation our overall business plan. SVI had been in the Video-on-Demand business for 18 years with an installed hotel base in excess of 1,900 hotels and 155,000 rooms. SVI also provided high speed internet access to an additional 500 hotel properties. Revenues for its hospitality business were $13,295,689 for the year ended December 31, 2005.

Revenues for OxfordSVI’s business are generated from three sources; the sale of the technology platform, the rental revenue generated from the content delivered using the platform and support services. The technology platform has three major components; proprietary software, video server and in-room equipment. Oxford provides content that is rented in the hotel room in an “on demand” fashion. Oxford also maintains relationships with all the major content providers including: Hollywood studios, adult content providers, and numerous sources for music/music videos. OxfordSVI is also a reseller of DIRECTV®, selling the hardware and receiving monthly recurring revenue from its free-to-guest (FTG) television services. The support services are provided by our integrated call center located in Peoria, IL and a field service organization located throughout the US.

The major growth drivers are: increasing the number of hotels using our products and services, as well as increasing revenue produced per room. OxfordSVI is well positioned for this growth starting with a base of over 1,900 hotel properties for VOD systems and 2,400 hotel properties in total.

In addition, we expect to see the first revenue from our WiMAX / Wireless Triple Play solutions in late 2007. In the near term, we continue to develop the technology to enable the efficient transmission of video over wireless networks and to forge the appropriate partnerships to position Oxford for success when the rollout of WiMAX receivers begins late next year.

There are external factors which will help with our growth as well. The biggest driver we see in the near term is the move to high definition (HD) content. In early 2007, OxfordSVI will introduce its next generation product which will be scalable to properties from 70 rooms to well over 1000 rooms. Our technology makes it possible for hotels to deploy HD at their own pace, allowing upgrades to occur over time without compromise to their delivery of standard definition content... We are one of the first companies to take this approach and it should give us a competitive advantage in the marketplace. Our ability to enable a reasoned and economic upgrade path for our client hotels is a further reflection of our commitment to attend to the needs of our hotel customers.

During the third or fourth quarter of 2007, Oxford intends to deploy a wireless network utilizing a new distribution technology known as WiMAX. In brief, WiMAX technology allows for wireless distribution of high definition video content and broadband Internet access to homes and businesses in the areas surrounding OxfordSVI’s hotel properties, as well as to participating multi-dwelling units (“MDU”) nearby. Equipment will be installed on the rooftops of participating hospitality and MDU properties.

We have designed the Oxford WiMAX system to support a wide variety of convenient services, including:

1.	Remote wireless high-speed Internet access
2.	Video on Demand or Pay Per View for the home or business
3.	Dedicated broadcast entertainment and event viewing
4.	Direct billing to user’s credit card account

Oxford’s Wimax will allow customers within a seven mile radius of each antenna (installed at participating MDU and hospitality properties) to access the Internet at speeds 10 to 20 times faster than existing broadband systems. This high speed delivery will allow access to other services such as Video on Demand movies. The quality of the movies being delivered on this system is no longer limited by bandwidth, allowing High Definition broadcasts to all homes and business within range. The end consumer sees only high-quality content delivered over their television sets, but the content is actually distributed through Oxford’s media servers from the same satellite network utilized to distribute the content to our MDU and hospitality customers.

At this time, WiMAX has very limited deployment in the United States, and thus we are currently focused on signing MDU and hospitality customers for our existing Video on Demand services. These arrangements provide Oxford with the rooftop rights needed for the future implementation of our WiMAX related services when WiMAX is available.

Currently our investments associated with WiMAX and the Wireless Triple Play (voice video and data) are yielding intellectual property (IP) which will generate value in 2007. We have already been granted a provisional patent and have additional IP for patent submission in the coming months. Most notably is a technology we have named StreamBoost®. This innovative technology is both, software and a methodology that enables network carriers to deliver video content significantly more efficiently thereby lowering their operating costs. This technology will be monetized by its utilization in our WiMAX network as well as potentially licensing it to other carriers and service providers.

The revenue stream we expect from our Wireless Triple Play business comes from multiple sources. First the revenue stream will vary based on population density and demographics. Next is the value of our content. This content will have already been delivered to and paid for by the hotel. When this content is redistributed to the WiMAX customers it has a lower cost because the distribution costs for transporting the content to the edge have been covered in the hotel or MDU contract.

When combining the value of our low cost content, residing on the edge of the network, and our new StreamBoost® technology, the result will be increased profitability of wireless distribution sites. The beneficial effect of our model has garnered the interest of potential partners. These potential partners have already aggregated consumers who are looking for high value video content and lower cost internet connectivity which supports our belief that we will achieve revenue in late 2007.

2. Creative Business Concepts, Inc.

CBC is a wireless systems provider specializing in Network Security, IT Integration, VoIP telephony, and Telecom services. As part of these services, CBC designs and installs specialty communication systems for data, voice, video, and telecom. We determine our clients’ requirements by performing a Needs Analysis and Site Audit. We then implement a specialized communications system with the deployment of a fixed Wireless Local Area Network. CBC also maintains, manages, and secures the wireless or installed IT systems of our customers.

We continue to expand our CBC client base and thus our CBC operations through the acquisition of related businesses. On September 1, 2005, we acquired, through CBC, IT Networks, Inc., a boutique engineering and technology firm located in Orange County, California specializing in security architecture, Voice over Internet Protocol technology, infrastructure design, project management and convergence of technologies. The acquisition has enhanced our operations by adding experience, capacity and technology management to CBC’s current engineering division.

In the second quarter of 2006, CBC continued to expand its product and services portfolio in the Information Security market.  New partnerships were established with product suppliers, specifically in the areas of content management, network access control and endpoint security.  The technologies provided through these partnerships, combined with CBC’s recognized security expertise, provide customers with “best of breed” solutions for securing and managing critical IT systems and data.  In addition, these partnerships have allowed CBC to expand its marketing reach into larger, enterprise-level organizations, thus leveraging CBC’s recognized expertise in Information Security and IT Infrastructure deployment.

CBC currently focuses on the following four major areas for customers in order maximize their Information Technology strength and enhance their performance:

1.	IT Security -- Protecting information from unauthorized access.
2.	IT Integration -- Making certain that IT systems are performing to specifications and working as ordered.
3.	Telecom - Providing carrier neutral tele-management consulting and reselling.

Employees

We have 194 employees as of the date of this prospectus.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have two wholly owned subsidiaries, OxfordSVI, Inc., an Illinois corporation, and Creative Business Concepts, Inc., a California corporation.

All of the information listed throughout this prospectus includes these subsidiaries. The subsidiaries’ financial information is included in the consolidated financial statements attached to this document. We did not come into existence until October 2003, while the subsidiaries were in existence for a substantially longer period of time. Oxford and CBC have maintained separate operations and financial reporting, both prior and subsequent to their acquisition.

Patents and Trademarks

Effective December 31, 2005, we consummated our transaction to acquire PDHK Services, Inc., a privately held company specializing in content delivery software over wireless and IP networks. This acquisition gave us the technology license formally held by PDHK used in the delivery of our content delivery over our future Private Broadband Networks.

We also acquired the following patents as result of our acquisition of SVI Hotel Corporation:

Patent/Mark Serial Number	Description
6,009,465	Entertainment and Information Systems and Related Management Networks for a Remote Video Delivery System
6,167,443	Entertainment and Information Systems and Related Management Networks for a Remote Video Delivery System
6,535,588	Telephone Accessory Communications Device
6,775,518	Interactive Education System
6,842,785	Entertainment and Information Systems and Related Management Networks for a Remote Video Delivery System
74471259	Instant Entertainment
78773494	Internet by SVI
78773515	Security by SVI

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In general, over the next twelve months, we plan to expand our business through both the growth of existing operations, and by acquiring related businesses and then using the benefits that come with these acquisitions to save costs and to increase our customer base and services as a combined entity.

We continue to grow our core hospitality business with the integration of Oxford Media Corp’s media operations in Irvine, CA into SVI’s operations in Peoria, IL which are now operating under the name OxfordSVI.

We have grown significantly over the preceding twelve months through acquisitions of related businesses, and expect to increase our revenues over the coming twelve months through acquisitions of related businesses. Our results of operations will be directly affected by our ability to consummate new acquisitions as well as our ability to integrate the businesses of recent and proposed acquisitions with our existing operations. We are unable at this time to provide investors with assurances that any such acquisitions will be consummated or that, if consummated, we will be able to successfully integrate these businesses into our existing operations.

The two related lines of business upon which we will focus are represented by our two subsidiaries, OxfordSVI and CBC. For simplicity, we will discuss the specifics of each of these separately.

OxfordSVI

Among large, high-end properties, our business is currently dominated in the hospitality industry by two large providers, Lodgenet and On Command. Their systems, however, use older Mpeg 2 technology, allowing only the delivery of lower quality transmissions because of lower bandwidth capabilities. Consequently, their services can only be delivered cost effectively to large, high-end facilities, and, even then, only at rates in excess of $350 per hotel room for 300 plus rooms, as quoted in their public filings. This price goes up as they are placed in smaller hotels.

Our systems are based on new Mpeg 4 technology, allowing for high definition transmissions and much lower price points. Thus, the advantage of our systems over other larger competitors is that we can offer higher quality transmissions at a lower cost to our customers. This allows us to sell to lower end properties which have previously been underserved and largely unable to offer Video on Demand (“VOD”) type services to their patrons. In total, we offer such facilities the ability to generate revenue from VOD services, attain a higher hospitality rating, gain potential royalties from advertisements, and even lower their costs on other related guest services for the 75 to 300 room hotel market.

As part of our deployment, we receive roof rights for our WiMax antenna to broadcast to the surrounding area and thereby offer our hospitality and MDU customer’s additional revenue. Moreover, because lodging facilities are the second point of distribution of movies and similar content, VOD delivered to consumers in the surrounding area through our hospitality customers will include content not yet available in video stores. Existing competitors are not yet capable of offering this service.

We will begin deployment of Oxford’s early wireless network installations beginning in the fourth quarter of 2007 in smaller rural markets, underserved by broadband and cable access. We will be utilizing the rooftops of existing hospitality customers as the foundation for this deployment. In this process, we will install WiMax antennas broadcasting video and other services to businesses and homes within the range of the each wireless network we set up.

This rollout of our wireless network for television opens up a connection between television and the internet. This combination of these two powerful mediums is expected to lead to new applications with interesting possibilities of great commercial potential. In effect, we will be placing a video store, music store and game store on-line. Our hope is that we will be in a position to take commercial advantage of these new opportunities as they arise from this new market.

We have acquired through Oxford a company called eMod Systems, Inc. eMod is a digital solutions company concentrating on the secure high quality distribution of digital video content to the hotel industry. This company has provided us with critical technology that gives us the ability to deliver a better quality product at a lower price point. This has increased our client base and assisted in our growth plan.

Effective July 1, 2006, we acquired from SVI Systems, Inc. all of the issued and outstanding shares of capital stock of SVI Hotel Corporation, its wholly-owned subsidiary. SVI Hotel Corporation is a leading provider of Video-On-Demand movie systems, Free-to-Guest satellite systems, and high-speed Internet and information solutions to the hospitality industry. As a result of the acquisition, became our wholly-owned subsidiary and then we merged one of our other subsidiaries, Oxford Media Corp. into and changed its name to OxfordSVI, Inc. The combined entity will carry on the business of both companies and implement our overall business plan.

SVI has been in the Video-on-Demand business for 18 years and has an installed base in excess of 1,900 hotels and 155,000 rooms. Revenues for their hospitality business were $13,295,689 for the year ended December 31, 2005.

As we continue to grow our core hospitality business, management believes that the acquisition of SVI will bring substantial synergies between their installed base and Oxford’s new technology. Consistent with our business plan, we are currently in the process seeking to acquire and integrate other digital video on demand companies into Oxford’s operations.

Creative Business Concepts, Inc.

CBC is a wireless systems provider specializing in WiFi/WiMax, Security, IT Integration, and Telecom. As part of these services, CBC designs and installs specialty communication systems for data, voice, video, and telecom. We determine our clients’ requirements by performing a Needs Analysis and Site Audit. We then implement a specialized communications system with the deployment of a fixed Wireless Local Area Network. CBC also maintains, manages, and secures the wireless or installed IT systems of our customers.

We continue to seek to expand our CBC client base and thus our CBC operations through the acquisitions of related businesses. On September 1, 2005, we acquired, through CBC, IT Networks, Inc., a boutique engineering and technology firm located in Orange County, California specializing in security architecture, Voice over Internet Protocol technology, infrastructure design, project management and convergence of technologies. The acquisition has enhanced our operations by adding experience, capacity and technology management to CBC’s current engineering division.

In the second quarter of 2006, CBC continued to expand its product and services portfolio in the Information Security market.  New partnerships were established with product suppliers, specifically in the areas of content management, network access control and endpoint security.  The technologies provided through these partnerships, combined with CBC’s recognized security expertise, provide customers with the best of breed solutions for securing and managing their critical IT Systems and Data.  In addition, these partnerships allow CBC to expand its marketing reach into larger, Enterprise-level organizations, to leverage CBC’s recognized expertise in Information Security and IT Infrastructure deployment.

CBC currently focuses on the following four major areas for customers in order maximize their Information Technology strength and enhance their performance:

1.	IT Security -- Protecting information from unauthorized access.
2.	IT Integration -- Making certain that IT systems are performing to specifications and working as ordered.
3.	Telecom - Providing carrier neutral tele-management consulting and reselling.
4.	WI-FI and WIMAX -- Point to multipoint wireless networks of up to 30 miles.

Overview of Business Acquisitions

In June 2005, management abandoned its business plan relating to the distribution of high quality fine art reproductions in North America and consummated a merger agreement with Oxford in which, among other things:

(a) each issued and outstanding share of common stock of Oxford was exchanged into shares of our common stock; and

(b) Oxford became our direct, wholly-owned subsidiary.

On July 6, 2005, following the reported transition period, we consummated a second merger agreement with CBC, in which, among other things:

(a) each issued and outstanding share of common stock of CBC was exchanged into shares of our common stock, and each issued and outstanding option to purchase CBC common stock was created and was converted into an option to purchase our common stock.

(b) CBC became our direct, wholly-owned subsidiary.

CBC was considered to be the accounting acquirer in these transactions, and thus we adopted its fiscal year end of December 31, 2005, as well as its accounting policies as our own.

We acquired two small companies, for an aggregate 750,000 shares of our common stock, which provide IT services and content delivery software over wireless and IP networks in which, among other things.

On September 1, 2006, we closed a stock purchase agreement and subsequently merged SVI Hotel Corporation (“SVI”) into our other subsidiary, Oxford Media Corp., in which, among other things:

(a) We acquired each outstanding share of common stock of SVI;

(b) We issued an aggregate of 1,600,000 shares of common stock, warrants to purchase an additional 1,375,000 shares of common stock at $1.00 per share, $5,850,000 in cash, $2,350,000 in the form of a convertible note due July 2008, $100,000 in an unsecured promissory note due January 31, 2007, and a maximum additional “earn out” of $4,000,000 in cash to SVI Systems, Inc., the former sole shareholder of SVI;

(c) We hired the key employees of SVI; and

(d) We merged Oxford Media Corp. into SVI Hotel Corporation and changed its name to OxfordSVI, Inc.;

The stock was acquired from SVI Systems, Inc., with an effective date of July 1, 2006. The transaction was deemed effective on July 1, 2006 as stipulated in the Stock Purchase Agreement and for convenience is the beginning of the Company’s accounting quarter. The delay to enter into the Stock Purchase Agreement was to facilitate the closing of the SVI accounting records for the six months ended June 30, 2006. Effective July 1, 2006, SVI required approval from OMI to enter into contracts, agreements, make large purchases or engage in any other activities not in the ordinary course of business. In addition, David Noyes, CFO of Oxford Media, Inc became an effective officer of SVIM, a signatory on their bank account on July 19, 2006 and had access to and reviews of all cash transactions. Upon execution of the Stock Purchase Agreement, the Company with SVI personnel began implementing its integration plan, arranging joint sales calls and participating in weekly executive staff meetings.

We are also currently negotiating and evaluating other related business acquisitions that management believes will enhance our overall business plan to become a diversified digital media content and communication technology company.

The total consideration we paid for the acquisition of SVI consisted of a combination of cash, debt, and the issuance of our common stock in the approximate amount of $11.4 million. The consideration included $5,850,000 in cash; $2,350,000 in convertible notes due July 2008; $100,000 in unsecured promissory notes due January 31, 2007; 1,600,000 shares of our common stock; and, warrants to purchase 1,375,000 shares of our common stock at $1.00 per share. Additionally, we also agreed to pay a maximum of an additional $4,000,000 million of cash consideration as part of an “earn-out” provision. The “earn-out” provision is based on the number of future conversions of analog-based Video-On-Demand customers to our next generation Video-On-Demand platform. We also granted certain registration rights in regard to the common stock we issued, as well as with regard to common stock to be granted upon exercise of the warrants and issuable upon conversion of the convertible notes.

In September 2006, we also closed the first part of a financing transaction in which we eventually issued Promissory Notes in the total principal amount of $11,500,000. The lenders participating in the transaction were the following: Palisades Master Fund, LP; Longview Fund, L.P.; Midsummer Investment Ltd; Crescent International LTD; Camofi Master LDC; Plus Four Private Equities, LP; Lewis Jaffe; and David L. Parker. We have a pre-existing relationship with four of these lenders, which relationships are summarized as follows: (i) Palisades is the owner of 4,000 shares of our Series A Convertible Preferred Stock, , shares of our common stock issued to it as payment of dividends owed to it as the holder of shares of our Series A Convertible Preferred Stock, was the holder of our promissory note in the original principal amount of $1,000,000 (which we refer to as the Palisades Note), and was the owner of 3,857 shares of our Series B Convertible Preferred Stock prior to its sale of these shares to Midsummer Investment Ltd. (which sales closed at the same time as Midsummer’s loan to us as part of the $11,500,000 financing transaction; (ii) Longview is the holder of warrants to acquire our common stock, and was the holder of our promissory note in the original principal amount of $1,500,000 (which we refer to as the Longview Note); (iii) Jaffe is our chief executive officer, a member of our Board of Directors, and the holder of shares of our common stock subject to substantial risks of forfeiture; and, (iv) Parker is our Vice Chairman and executive vice president, and, a member of our Board of Directors, the holder of shares of our common stock, and the holder of our promissory note issued in his favor. We refer to the eight lenders in this transaction as the “Lenders”.

Under the terms of the loan transaction, we issued our Secured Promissory Notes in favor of the Lenders for the loans made by the Lenders to us in the aggregate principal amount of $11,500,000. Palisades contributed $3,800,000 in cash and the Palisades Note as part of the Loan, for a total of $4,800,000. Longview contributed $1,000,000 in cash and the Longview Note as part of the Loan, for a total of $2,500,000. Midsummer Investment Ltd. contributed $2,000,000 in cash. Crescent contributed $500,000 in cash. Camofi contributed $1,000,000 in cash. Plus four contributed $500,000 in cash. Jaffe and Parker each contributed $100,000 in cash. Jaffe and Parker were required by Palisades and Longview to participate in the Loan as a condition to Palisades and Longview participating in the Loan. The proceeds of the Loan were partially used for the payment of the cash portion of the total consideration needed to be paid to finalize and close the purchase of the issued and outstanding shares of common stock of SVI Hotel Corporation, with the remainder of the loan proceeds being used for general corporate purposes.

The Secured Promissory Notes originally had an interest rate of 10% per annum, which was increased to 12% in an amendment on November 16, 2006 and a maturity date of two years which was increased to three years. These notes are secured by a lien on all of our assets pursuant to a Security Agreement. Our obligations under the Secured Promissory Notes are guaranteed by each of our subsidiaries under a Subsidiary Guarantee executed by each of our subsidiaries. As additional consideration for the Loan, we also issued to each of the Lenders (i) that number of shares of our common stock equal to 30% of the amount loaned by each Lender (resulting in the issuance of a total of 3,450,000 shares of our common stock to the Lenders); and, (ii) warrants to acquire that number of shares of our common stock equal to the amount loaned by each Lender, at a purchase price of $0.50 pre share, with a term of 5 years (resulting in the issuance of warrants to acquire a total of 11,500,000 shares of our common stock). The common stock and warrants we issued as part of the Loan obligate us to satisfy certain registration rights and limitations. All agreements and documents entered into or delivered as part of the Loan were done so pursuant to a Subscription Agreement we entered into with each of the Lenders.

The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through additional debt or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Off Balance Sheet Arrangements

As of September 30, 2006, there were no off balance sheet arrangements.

Results of Operations:

OXFORD MEDIA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2006	2005	2005	2004
	(Unaudited)
Revenue
Guest services	$2,938,219	$-	$-	$-
Services provided	1,729,548	1,761,029	2,374,586	2,122,795
Products sold	3,712,880	2,317,497	2,742,485	2,872,091
Total Revenue	8,380,647	4,078,526	5,117,071	4,994,886

Costs of Revenue
Guest sevices	932,571	-	-	-
Cost of services provided	739,321	868,446	1,230,231	1,583,192
Cost of products sold	2,810,867	1,966,547	2,438,714	1,999,404
Total Cost of Revenue	4,482,759	2,834,993	3,668,945	3,582,596

Gross Profit	3,897,888	1,243,533	1,448,126	1,412,290

Stock based compensation	3,521,764	2,089,420	2,517,416	-
Selling, general and administrative expense	8,776,516	2,598,883	4,555,485	1,813,013
Depreciation and amortization	1,179,490	73,429	250,177	75,348
Loss From Operations	(9,579,882)	(3,518,199)	(5,874,952)	(476,071)

Other Income(Expense)
Interest income and other income	8,958	-	7,001	-
Interest expense	(1,368,686)	(588,830)	(627,529)	(113,975)
Debt extinguishment fees	(1,322,212)	-	-	-
Loan extension fees	(2,609,522)	-	-	-
Liquidated damages	(341,667)	-	-	-
Gain (loss) on derivative liability	(2,564,504)	(26,345)	2,213,295	-
Net Loss	(17,777,515)	(4,133,374)	(4,282,185)	(590,046)

Preferred Dividend	(288,855)	-	(80,000)	-

Net Loss Applicable to Common Stockholders	$(18,066,370)	$(4,133,374)	$(4,362,185)	$(590,046)

Basic and Diluted Net Loss per Common Share	$(1.00)	$(0.48)	$(0.43)	$(0.12)

Weighted-Average Common Shares Outstanding	18,135,064	8,665,904	10,056,361	5,009,615

Results of Operations for the Nine Months Ended September 30, 2006 and 2005

Revenues for the nine months ended September 30, 2006 were $8,380,647 as compared with $4,078,526 for the nine months ended September 30, 2005. The revenues for 2005 consisted of revenues only from CBC whereas the revenues for 2006 consisted of revenues from CBC ($4,617,232), Oxford ($289,857) and SVI ($3,473,558). SVI revenues were generated from July 1, 2006 through September 30, 2006. During the nine months ended September 30, 2006, Oxford deferred revenues totaling $662,000 related to the sale of VOD systems. Gross profit was $3,897,888 for the nine months ended September 30, 2006 as compared with $1,243,533 for the nine months ended September 30, 2005. The improvement relates to better margins provided by SVI.

Cash operating expenses were $8,776,516 and cash operating loss was $4,878,628 for the nine months ended September 30, 2006 as compared with cash operating loss $2,598,883 and $1,355,350 for the same period in the prior year. The operating loss for the nine months ended September 30, 2006 when including non-cash components of stock based compensation of $3,521,764 and depreciation and amortization of $1,179,490 was $9,579,882 as compared with an operating loss of $3,518,199 for the nine months ended September 30, 2005, which included stock based compensation of $2,089,420 and depreciation and amortization of $73,429. The increase in stock based compensation is directly related to a significant amount of common shares issued to officers and consultants of the Company. The increase in depreciation and amortization is related to the amortization of our intangible assets related to the Oxford and PDHK acquisition.

Other income and expense for the nine months ended September 30, 2006 included interest expense of $1,368,686, debt extinguishment costs of $1,322,212, loan extension fees of $2,609,522, liquidated damages of $341,667 and a loss on derivative liabilities of $2,564,504 which resulted in a net loss of $17,777,515. For the nine months ended September 30, 2005, interest expense was $588,830, loss form derivative liabilities was $26,345 and the net loss was $4,133,374. The increase in other income and expense is directly related to the various debt and equity instruments issued by us near the end of 2005 and though out 2006. In addition, we have modified a significant number of these instruments which the result has been significant non-cash charges.

Preferred dividends for the nine months ended September 30, 2006 were $288,855 and the net loss applicable to common shareholders was $1.00 per share versus $0.48 per share for the nine months ended September 30,2006,

Results of Operations for the Years Ended December 31, 2005 and 2004

We continued to grow our existing business operations in CBC during the fiscal year end December 31, 2005, but were largely in the development state of our expanded business plan with Oxford. As a result, we had a slight increase in gross revenues in this fiscal year, but an overall loss from operations. The loss from operations increased significantly to $5,874,952 for the fiscal year ended December 31, 2005, from $476,071 in fiscal year ended December 31, 2004. The loss from operations was attributable to a large increase in general and administrative expenses related to increases in management, personnel, operations and the overall increases in expenses in becoming a public company without the supporting revenues. In addition, the year ended December 31, 2005, included stock based compensation of $2,360,000 brought about by the various mergers and acquisitions. Operating losses by division were as follows: Oxford Media, Inc. of $3,682,033, CBC of $937,601 and Oxford Media, Corp. of $1,255,858. The results included CBC for the full year and Oxford Media Inc. and Oxford Media, Corp. for the six months ended December 31, 2005. Oxford Media Corp. began selling its VOD systems in the fourth quarter of 2005.

Our net loss, however, was reduced substantially by a gain on derivative liability attributable to reduction in the value of our warrant liability and embedded conversion feature liability. The accounting treatment of derivative financial instruments requires that we record the ECF and warrants at their fair values as of each reporting date. Any change in fair value is recorded as non-operating, non-cash income or expense at each reporting date. The derivatives were valued using the Black-Scholes option pricing model and were classified in the consolidated balance sheet as current liabilities at December 31, 2005.

We incurred a net loss of $4,362,185 for the fiscal year ended December 31, 2005 and $590,046 for the fiscal year ended December 31, 2004.

Cash Flows, Liquidity and Capital Resources

Nine Months Ended September 30, 2006

Operating activities used $4,162,718 in cash for the nine months ended September 30, 2006. Our net loss for the same period of $17,777,515 represented actual cash operating losses of $4,878,628 which was the primary components of our negative operating cash flow. Investing activities for the nine months ended September 30, 2006 used $6,795,900, most of which was used for the acquisition of SVI. . Net cash flows due to financing activities for the nine months ended September 30, 2006 were positive in the amount of $11,046,167. We received gross proceeds of $11,350,000 from issuance of short-term and long-term debt during the nine months ended September 30, 2006.

Initial sales efforts to targeted customers were slower than anticipated. As a consequence, the $4,000,000 in funding we received from Palisades Master Fund LP (“Palisades”) on September 23, 2005 was not sufficient for the implementation of our business plan, as originally anticipated (described in the December 31, 2005 section below). Consequently, on February 17, 2006, subsequent to the reported period, we entered into a Bridge Loan Agreement (the “Loan Agreement”), again with Palisades, in which Palisades made a loan to us of $1,666,666 (the “Loan”). In addition to the note, we also issued to Palisades 200,000 shares of our common stock (the “Issued Shares”) as part of our consideration for making the Loan. The proceeds of the Loan were used solely for working capital and general corporate purposes. The note has an interest rate of 10% per annum and a maturity date of the earlier of (i) 120 days after the date of the note, or (ii) our receipt of gross proceeds of at least $9,000,000 in a financing or funding transaction. The $1,666,666 was ultimately converted into Series B Convertible Preferred Stock.

In September 2006, we closed a financing transaction in which issued Secured Promissory Notes in the principal amount of $9,500,000, incurring interest at 10%, originally due two year from the date of issuance and are secured by a lien on all of our assets pursuant to a Security Agreement. Our obligations under the Secured Promissory Notes are guaranteed by each of our subsidiaries under a Subsidiary Guarantee executed by each of our subsidiaries. The common stock and warrants we issued as part of the Notes obligate us to satisfy certain registration rights and limitations. All agreements and documents entered into or delivered as part of the Notes and were done so pursuant to a Subscription Agreement we entered into with each of the Lenders. We used $5,850,000 of these proceeds in connection with the acquisition of all the issued and outstanding shares of common stock of SVI Hotel Corporation. The remaining proceeds will be used for general corporate purposes. In addition, we paid $154,305 in issuance expenses. The Secured Promissory Notes interest rate was increased to 12% and the maturity date was extended to three years based on additional monies raised subsequent to September 30, 2006 below.

Subsequent to September 30, 2006, on November 16, 2006, we closed a financing transaction in which we borrowed the principal amount of $2,000,000 (which we refer to as the Loan). The Loan bears an interest rate of 12% per annum; a maturity date of three years; and, is secured by a lien on all of our assets pursuant to a Security Agreement. Our obligations under the Secured Promissory Notes are guaranteed by each of our subsidiaries under a Subsidiary Guarantee executed by each of our subsidiaries. The common stock and warrants we issued as part of the Loan obligate us to satisfy certain registration rights and limitations. All agreements and documents entered into or delivered as parts of the Loan were done so pursuant to a Subscription Agreement. The Security Agreement provides that holder will share all rights as a secured creditor with the Senior Lenders who loaned a total of $9,500,000 in a series of related loan transactions commencing on September 2006. We view this Loan as the final part of the loan transactions commencing in September 2006.The proceeds of the Loan will be used for the repayment of certain corporate obligations and for general corporate purposes. In connection with the Loan we issued 600,000 shares of common stock and warrants to purchase 2,000,000 shares of common stock at $0.50 per share. In addition, we paid $100,000 in issuance expenses.

Year Ended December 31, 2005

Operating activities used $3,206,778 in cash for the year ended December 31, 2005. Our net loss for the same period of $4,282,185 represented actual cash operating losses of $3,234,359 which was the primary components of our negative operating cash flow. Investing activities for the year ended December 31, 2005 used $137,390, most of which was used for the acquisition of property and equipment related to the operations of Oxford. Net cash flows due to financing activities for the year ended December 31, 2005 were positive in the amount of $3,873,352.

In July, following the change in our business plans and the acquisition of Oxford, we raised $300,000 through the sale of common stock in a private sale exempt from registration under the Rule 506 of the Securities Act of 1933. We also raised $500,000 by issuing a 7% convertible note on August 31, 2005 exempt from registration under the Rule 506 of the Securities Act of 1933, and then raised $4,000,000, less closing and financing costs of $240,000, on September 23, 2005 by issuing 4,000 shares of unsecured 8% Series A Convertible Preferred Stock with the Palisades Master Fund LP at $1,000.00 per share. The convertible preferred stock is convertible into 1,333,333 shares of our common stock at a fixed conversion price of $3.00 per common share. As part of the sale, we also issued a warrant to Palisades Master Fund LP to purchase 400,000 shares of our common stock at $3.50 per share. We repaid the August 31, 2005 note on September 30, 2005.

Year Ended December 31, 2004

Operating activities used $427,799 in cash for the year ended December 31, 2004. Our net loss for the same period of $590,046 represented actual cash operating losses of $514,698 which was the primary components of our negative operating cash flow. Net cash flows due to financing activities for the year ended December 31, 2004 were positive in the amount of $385,950 related to the issuance of related party notes payable of $195,000 and cash proceeds from the sale of common stock of $125,000.

Going Concern

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern. We have suffered losses from operations and negative cash flows from operating activities during the year ended December 31, 2005 and the nine months ended September 30, 2006. We had a working capital deficiency at September 30, 2006 of $1,868,334. These factors raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans to obtain profitable operations, by moving its VOD business to the SVI facility in Peoria, IL and by reducing various general and administrative expenses. We expect the integration to be complete by the end of the fourth quarter in 2006. Based on this reduction we expect the VOD media company to be cash flow positive in the first quarter of 2007. There is no assurance that this will be sufficient to cover the planned product development for both VOD and WiMAX and general corporate expenses. If unsuccessful we will need to raise additional monies through debt and equity offerings. There is further no assurance that the proceeds from future financings will be sufficient to obtain profitable operations or that these financings will be available at terms reasonable to management.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We believe that the following accounting policies fit this definition.

Refer to our 2005 Annual Report on Form 10-KSB for further discussion of existing critical accounting policies.

Revenue Recognition

We have commenced delivery of guest-pay services providing in-room, video-on-demand. This service is typically purchased on a per-view basis. We recognize revenue from the sale of these services in the period in which such services are sold to the hotel guest and when collection is reasonably assured. At the time of order we track the usage of such services through our VOD system as evidence of the transaction. In addition, at the time of delivery no additional performance obligation exists. The pricing of these transactions is established through our contract with the hotel. In addition, we record revenues for providing the content on the gross basis as we are ultimately responsible for the delivery of the content. We possess the licenses with the movie studios and are ultimately liable for the payment of royalties.

In addition to providing content, we sell VOD systems to the hospitality industry through a network of dealers. At the time of sale, we require the end user to enter into a content agreement. Under the maintenance and content agreement we provide such services as maintenance, training, customer support and loading of content. Currently, the VOD server, software, and related upgrades, maintenance and customer service elements are not separable due to our limited operating history. Thus, revenues from the sale of the VOD systems are being recognized ratably over the period of the content agreement, which is generally five years. As more VOD systems are sold, we expect to establish vendor specific evidence on the elements and expect to recognize a portion of the sale of the VOD system upon shipment. We record the sales price to the dealer as revenue as we do not participate in the negotiations between the dealer and the hotel. In addition, we capitalize and amortize the cost of the VOD system over the service period.

Business Combinations - In accordance with SFAS No. 141, “Business Combinations”, we allocate the purchase price of acquired entities to the tangible and intangible assets acquired, liabilities assumed, based on their estimated fair values. The Company engaged a third-party appraisal firm to assist management in determining the fair values of certain assets acquired and liabilities assumed. Such a valuation requires management to make significant estimates and assumptions, especially with respect to intangible assets.

Management makes estimates of fair values based upon assumptions believed to be reasonable. These estimates are based on historical experience and information obtained from the management of the acquired companies. Critical estimates in valuing certain of the intangible assets include but are not limited to: future expected cash flows from hospitality revenues, customer relationships and key management and market position, as well as assumptions about the period of time the acquired trade names will continue to be used in the combined company's product portfolio; and discount rates. These estimates are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur which may affect the accuracy or validity of such assumptions, estimates or actual results.

Goodwill and Other Intangible Assets - The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”).  SFAS 142 requires that goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests.  Other intangible assets will continue to be amortized over their useful lives.  The Company has applied the rules on accounting for goodwill and other intangible assets to the assets acquired from Oxford, PDHK and SVI.
Our policy provides for annual evaluation of goodwill on the first day of the fourth fiscal quarter and whenever events and changes in circumstances suggest that the carrying amount may not be recoverable. Impairment of goodwill is tested at the operating segment level by comparing the segments’ net carrying value, including goodwill, to the fair value of the segment. The fair values of our segments are estimated using a combination of the income or discounted cash flows approach and the market approach, which uses comparable market data. If the carrying amount of the segment exceeds its fair value, goodwill is potentially impaired and a second test would be performed to measure the amount of impairment loss, if any.

Accounting for Conversion Features and Warrants Issued with Preferred Stock - In September 2005, the Company issued $4.0 million of convertible Series A preferred stock, which contained an Embedded Conversion Feature (“ECF”) and warrants to purchase common stock. In accordance with the guidance in paragraph 12 of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” it was necessary to evaluate separation of the conversion option from the debt host and account for it separately as a derivative if the conversion option met certain criteria. The Conversion option met all three criteria of paragraph 12: (1) the conversion feature is not clearly and closely related to the host component, (2) the convertible instrument is not accounted for at fair value, and (3) the embedded conversion option meets the definition of a derivative in paragraph 6 of SFAS No. 133.

To assess whether or not the ECF would be classified as stockholders’ equity if it were freestanding, management considered the guidance in EITF 00-19“Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.” In assessing whether or not the conversion option would be classified as equity or a liability if it were freestanding, management determined whether or not the Series A convertible preferred stock is considered “conventional.” EITF 00-19 and EITF 05-2, “The Meaning of Conventional Convertible Debt Instruments in issue No. 00-19,” defines conventional convertible debt as debt whereby the holder will, at the issuer's option, receive a fixed amount of shares or the equivalent amount of cash as proceeds when he exercises the conversion option. Management determined that Series A convertible preferred stock was not “conventional,” and the Company considered all aspects of EITF 00-19, paragraphs 12-33.

This caused the ECF of the Series A convertible preferred stock to be classified as a derivative financial instrument under SFAS No. 133. In addition, all warrants to purchase common stock were then deemed to be classified as derivative instruments under SFAS No. 133. The accounting treatment of derivative financial instruments requires that the Company record the ECF and warrants at their fair values as of each reporting date. Any change in fair value is recorded as non-operating, non-cash income or expense at each reporting date. The derivatives were valued using the Black-Scholes option pricing model and were classified in the consolidated balance sheets as long-term liabilities at December 31, 2005 and September 30, 2006.

SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” established standards for how an issuer of equity (including the equity shares of any entity whose financial statements are included in the consolidated financial statements) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 caused the Company’s Series A convertible preferred stock to be recorded as temporary equity since upon default of certain provisions the shares may ultimately be redeemable.

Fair Value of Financial Instruments -Financial instruments, as defined in Financial Accounting Standard No. 107, Disclosures about Fair Value of Financial Instruments (“FAS 107”), consist of cash, evidence of ownership in an entity and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable, derivative financial instruments, convertible debt and redeemable preferred stock that we have concluded is more akin to debt than equity.

We carry cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities at historical costs; their respective estimated fair values approximate carrying values due to their current nature. We also carry notes payable, convertible debt and redeemable preferred stock at historical cost.

Derivative financial instruments, as defined in Financial Accounting Standard No. 133, Accounting for Derivative Financial Instruments and Hedging Activities (“FAS 133”), consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as debt financing arrangements, redeemable preferred stock arrangements, and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by FAS 133, in certain instances, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we generally use the Black-Scholes option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For forward contracts that contingently require net-cash settlement as the principal means of settlement, we project and discount future cash flows applying probability-weighting to multiple possible outcomes. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” established standards for how an issuer of equity (including the equity shares of any entity whose financial statements are included in the consolidated financial statements) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 caused the Company’s Series A and B convertible preferred stock to be recorded as temporary equity since upon default of certain provisions the shares may ultimately be redeemable.

Recently Issued Accounting Pronouncements

On September 15, 2006, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard 158, Fair Value Measurements (“SFAS 158”) that provides enhanced guidance for using fair value to measure assets and liabilities. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this pronouncement effective March 31, 2007. We are currently evaluating the impact of adopting this pronouncement on our financial statements.

During October 2006, the Financial Accounting Standards Board exposed for public comment FASB Staff Position 00-19(b), Accounting for Registration Payment Arrangements, which, if promulgated in its current form would amend Financial Accounting Standard No. 133 Accounting for Derivative Financial Instruments and Hedging Activities. Generally, the proposed amendment will provide for the exclusion of registration payments, such as the liquidated damages that we have incurred, from the consideration of classification of financial instruments. Rather, such registration payments would be accounted for pursuant to Financial Accounting Standard No. 5 Accounting for Contingencies, which is our current accounting practice. That is, all registration payments will require recognition when they are both probable and reasonably estimable. Our current financial arrangements result in liability classification because of features that cause share settlement of our derivative instruments to be beyond our control and other criteria that preclude equity classification. We will evaluate the application of the exposure draft during the fourth quarter and determine whether, if ultimately adopted by the FASB, this standard will provide for reclassification of certain of our derivative instruments either to stockholders’ equity or recombination with host instruments.

Description of Property

We lease 23,252 square feet of office space at One Technology Drive, Building H, Irvine, California 92618. Our lease commitment expires in the fourth quarter of 2010. We lease 38,000 square feet at 1520 West Altorfer, Peoria, IL, which expires in August 2008. We own no real property.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Two of our directors, David Parker and Nick Yocca, are holders of our convertible notes in the amounts of $212,500 and $247,000, respectively.

December 31, 2005 we completed our acquisition of PDHK Services, Inc., a privately held company specializing in content delivery software over wireless and IP networks. The sole shareholders of PDHK are two of our officers, Herb Presley and David Noyes. The transaction was approved by our Board of Directors. None of our Board members have an interest in PDHK.

On September 1, 2006, we completed the financing arrangements for the acquisition of SVI Hotel, Inc. As part of those arrangements, two of our executive officers and directors, Lewis Jaffe and David L. Parker, became holders of our Secured Promissory Notes in the amount of $100,000 each. Each was required to participate by the other parties in the financing agreement. Upon purchasing the notes, Mr. Jaffe and Mr. Parker each received 30,000 shares of common stock and warrants to acquire 100,000 shares of our common stock at a purchase price of $0.50 per share with a term of five years.

Market for Common Equity and Related Stockholder Matters

Our common stock is currently trading on the OTC Bulletin Board under the symbol OXMI. On November 27, 2006 the closing sale price of our common stock was $0.40 per share. During the quarter ended September 30, 2006, our price has fluctuated between a closing low of $0.33 to a closing high of $1.15.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of he rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling their securities.

Holders of Our Common Stock

Currently, we have one hundred and thirty-eight (138) holders of record of our common stock.

Rule 144 Shares

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 257,402 shares as of the date of this prospectus, or;
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, all persons who owned shares which would have qualified for resale under 144 have sold or cancelled their shares and securities issued since the Oxford acquisition have qualified for resale under these rules as of June 29, 2006.

Stock Option Grants

We have issued employee stock options to purchase 320,000 shares of our common stock at $2.00 per share.

Registration Rights

The selling shareholders have the right to require us to register their common shares with the US Securities and Exchange Commission. We are filing this registration statement in order to satisfy our obligations to (i) the purchasers of our secured promissory notes in our financing transaction; (ii) a holders of our warrants; and (iii) the sellers under our July 1, 2006, agreement whereby we acquired SVI Hotel Corporation. These rights are evidenced by registration rights arrangements. These are the sole reasons for our filing of this registration statement on behalf of the selling shareholders.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future, except as may be required as part of our obligation to our preferred stockholder.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our officers for all services rendered in all capacities to us for the fiscal years ended December 31 as shown.

		Annual Compensation			Long Term Compensation
Name	Title	Year	Salary	Bonus	Other annual Compensation	Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts	All Other Compensation
Thomas Hemingway	Former Chairman of the Board of Director	2005 2004 2003	$250,000 $50,000	$0	$0	66,700	0	0	0
David Parker	EVP, Vice Chairman of the Board	2005 2004 2003	$210,769 $0	$0	$0	0	0	0	0
Lewis Jaffe	Chief Exec. Officer, President and Director	2005 2004 2003	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a
Nicholas J. Yocca	Director	2005 2004 2003	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a
Stanley A. Hirschman	Director	2005 2004 2003	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a
David Noyes	Chief Financial Officer, Secretary	2005 2004 2003	$250,000 $40,000	$0	$0	190,000 66,700	0	0	0
Herbert Presley	Exec. Vice President	2005 2004 2003	$250,000 $50,000	$0	$0	560,000	0	0	0
J. Richard Shafer	Former Exec. Vice President	2005 2004 2003	$250,000 $250,000 $250,000	$0	$0	0	0	0	0

Compensation to Directors

We pay our director’s the sum of $2,500 per month as compensation for serving as a director on our board of directors.

Stock Option Grants

We did not grant any stock options to the executive officers during our last fiscal year which ended December 31, 2005. We have also not granted any stock options since December 31, 2005.

Financial Statements
Page

OXFORD MEDIA, INC. AND SUBSIDIARIES (FORMERLY BECOMING ART, INC.)

Report of McKennon Wilson & Morgan LLP, Independent Registered Public Accounting Firm	F-2

Report of Hansen, Barnett & Maxwell, Independent Registered Public Accounting Firm	F-3

Consolidated Balance Sheets - September 30, 2006 (Unaudited) and December 31, 2005	F-4

Consolidated Statements of Operations for the Nine Months Ended September 30, 2006 and 2005 (Unaudited) and for the Years Ended December 31, 2005 and 2004	F-5

Consolidated Statements of Stockholders’ Deficit for the Years Ended December 31, 2004 and 2005 and for the Nine Months Ended September 30, 2006 (Unaudited)	F-6

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006 and 2005 (Unaudited) and for the Years Ended December 31, 2005 and 2004	F-7

Notes to Consolidated Financial Statements	F-8

SVI HOTEL CORPORATION (FORMERLY THE HOSPITALITY DIVISION OF SVI SYSTEMS, INC.)

Report of McKennon Wilson & Morgan LLP, Independent Registered Public Accounting Firm	F-34

Balance Sheets - June 30, 2006 (Unaudited) and December 31, 2005	F-35

Statements of Operations for the Six Months Ended June 30, 2006 and 2005 (Unaudited) and for the Years Ended December 31, 2005 and 2004	F-36

Statements of Owners’ Deficit for the Years Ended December 31, 2004 and 2005 and for the Six Months Ended June 30, 2006 (Unaudited)	F-37

Statements of Cash Flows for the Six Months Ended June 30, 2006 and 2005 (Unaudited) and for the Years Ended December 31, 2005 and 2004	F-38

Notes to Financial Statements	F-39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders
Oxford Media, Inc.

We have audited the accompanying consolidated balance sheet of Oxford Media, Inc., formerly Becoming Art, Inc., and subsidiaries (collectively the “Company”) as of December 31, 2005, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oxford Media, Inc., formerly Becoming Art, Inc., and Subsidiaries as of December 31, 2005 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company has a working capital deficiency and losses from operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans as to theses matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1, Oxford Media, Inc. and subsidiaries completed a reverse acquisition with Becoming Art, Inc., a blank-check company, on July 6, 2005.  The financial statements previously reported by Becoming Art, Inc. were retroactively restated for all periods reported to reflect the historical financial position, results of operations and cash flows of Oxford Media, Inc. and subsidiaries.

/s/ McKennon Wilson & Morgan LLP
Irvine, California
April 17, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders
Oxford Media, Inc.

We have audited the accompanying consolidated balance sheet of Oxford Media, Inc. and subsidiaries as of December 31, 2004 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oxford Media, Inc. and subsidiaries as of December 31, 2004 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Hansen, Barnett & Maxwell
Salt Lake City, Utah
October 11, 2005

OXFORD MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006	2005	2004
	(Unaudited)
ASSETS
Current Assets
Cash	$745,948	$640,299	$111,115
Accounts receivable	1,355,645	492,156	695,107
Inventory	319,994	178,181	-
Prepaid expenses and other current assets	335,101	22,165	10,000
Receivables from employees and others	-	-	17,254
Total Current Assets	2,756,688	1,332,801	833,476
Property and Equipment, net of accumulated depreciation of $940,191, $341,837 and $212,070	5,548,324	329,829	195,682
Software Technology, net of accumulated amortization of $663,079, $136,032 and zero	1,791,561	2,318,608	-
Intangibles, net of amortization of $54,088	3,385,912	-	-
Goodwill	2,668,378	-	-
Deposits	823,205	54,195	49,070

Total Assets	$16,974,068	$4,035,433	$1,078,228

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$1,452,586	$333,776	$299,871
Accrued liabilities	1,876,287	576,851	103,829
Accrued interest payable	133,319	38,168	195,113
Deferred revenue	556,998	166,236	290,053
Current portion of capital lease obligation	5,832	6,187	15,200
Notes payable	600,000	-	-
Wholesale financing line of credit	-	171,710	259,272
Notes payable to related parties - current	-	247,000	-
Warrant liability	-	346,301	-
Dividends payable	-	80,000	-
Total Current Liabilities	4,625,022	1,966,229	1,163,338
Long-Term Liabilities
Deferred revenue	552,523	-	-
Convertible notes payable to related parties	1,954,688	1,470,000	1,470,000
Notes payable	10,646,124	-	-
Derivative liabilities	6,904,286	1,199,704	-
Capital lease obligation, net of current portion	2,997	7,910	9,422
Total Long-Term Liabilities	20,060,618	2,677,614	1,479,422
Stockholders' Equity (Deficit)
Preferred stock- $0.001 par value per share; 1,000,000 authorized; Series A - 4,000 shares issued and outstanding at June 30, 2006 and December 31, 2005, liquidation liquidation preference of $4,000,000	4	4	-
Series B - 3,857 shares issued and outstanding at September 30,2006, liquidation preference $3,857,000	1,475,102	-	-
Common stock - $0.001 par value; 100,000,000 shares authorized; 24,262,532, 15,580,386, and 5,125,000 shares outstanding	24,263	15,580	5,125
Additional paid-in capital	15,057,147	5,577,724	269,876
Accumulated deficit	(24,268,088)	(6,201,718)	(1,839,533)
Total Stockholders' Equity (Deficit)	(9,186,678)	(608,414)	(1,564,532)
Total Liabilities and Stockholders' Equity	$16,974,068	$4,035,433	$1,078,228

The accompanying notes are an integral part of these consolidated financial statements

OXFORD MEDIA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2006	2005	2005	2004
	(Unaudited)
Revenue
Guest services	$2,938,219	$-	$-	$-
Services provided	1,729,548	1,761,029	2,374,586	2,122,795
Products sold	3,712,880	2,317,497	2,742,485	2,872,091
Total Revenue	8,380,647	4,078,526	5,117,071	4,994,886

Costs of Revenue
Guest sevices	932,571	-	-	-
Cost of services provided	739,321	868,446	1,230,231	1,583,192
Cost of products sold	2,810,867	1,966,547	2,438,714	1,999,404
Total Cost of Revenue	4,482,759	2,834,993	3,668,945	3,582,596

Gross Profit	3,897,888	1,243,533	1,448,126	1,412,290

Stock based compensation	3,521,764	2,089,420	2,517,416	-
Selling, general and administrative expense	8,776,516	2,598,883	4,555,485	1,813,013
Depreciation and amortization	1,179,490	73,429	250,177	75,348
Loss From Operations	(9,579,882)	(3,518,199)	(5,874,952)	(476,071)
Other Income(Expense)
Interest income and other income	8,958	-	7,001	-
Interest expense	(1,368,686)	(588,830)	(627,529)	(113,975)
Debt extinguishment fees	(1,322,212)	-	-	-
Loan extension fees	(2,609,522)	-	-	-
Liquidated damages	(341,667)	-	-	-
Gain (loss) on derivative liability	(2,564,504)	(26,345)	2,213,295	-
Net Loss	(17,777,515)	(4,133,374)	(4,282,185)	(590,046)

Preferred Dividend	(288,855)	-	(80,000)	-

Net Loss Applicable to Common Stockholders	$(18,066,370)	$(4,133,374)	$(4,362,185)	$(590,046)

Basic and Diluted Net Loss per Common Share	$(1.00)	$(0.48)	$(0.43)	$(0.12)

Weighted-Average Common Shares Outstanding	18,135,064	8,665,904	10,056,361	5,009,615

The accompanying notes are an integral part of these consolidated financial statements

OXFORD MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS DEFICIT

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance - December 31, 2003	5,000,000	$5,000	$145,001	$(1,249,487)	$(1,099,486)

Stock issued for cash	125,000	125	124,875	-	125,000
Net loss	-	-	-	(590,046)	(590,046)
Balance - December 31, 2004	5,125,000	5,125	269,876	(1,839,533)	(1,564,532)

Stock issued for cash	212,500	212	474,788	-	475,000
Purchase and retirement of stock	(12,500)	(13)	(24,987)	-	(25,000)
Stock issued for services	1,180,000	1,180	2,358,820	-	2,360,000
Stock issued in satisfaction of purchase obligation	800,000	800	47,200	-	48,000
Warrants issued for services	-	-	109,416	-	109,416
Stock issued for acquisitions of:
Becoming Art Inc.	2,884,550	2,885	(2,885)	-	-
Oxford Media, Corp.	4,990,836	4,991	1,052,368	-	1,057,359
IT Networks, Inc.	50,000	50	99,950	-	100,000
PDHK Enterprises, LLC	350,000	350	699,650	-	700,000
Warrants issued with a convertible promissory note	-	-	246,764	-	246,764
Beneficial conversion option of convertible promissory note	-	-	246,764	-	246,764
Dividend on preferred stock	-	-	-	(80,000)	(80,000)
Net loss	-	-	-	(4,282,185)	(4,282,185)
Balance - December 31, 2005	15,580,386	15,580	5,577,724	(6,201,718)	(608,414)
Stock issued for warrant conversion	400,000	400	19,600	-	20,000
Conversion of warrants	-	-	820,009	-	820,009
Cashless exercise of warrant	250,000	250	(250)	-	-
Stock issued in connection with employments agreements	1,000,000	1,000	1,999,000	-	2,000,000
Stock issued in commection with settlement of employment contract	393,333	394	589,606	-	590,000
Stock issued in connection with issuance of note payable	275,000	275	589,725	-	590,000
Warrants issued in connection with note payable	-	-	291,000	-	291,000
Repricing of warrant	-	-	204,331	-	204,331
Stock issued for payment of liability	30,000	30	59,970	-	60,000
Stock issued in settlement of cancellation of a proposed acquisition	160,000	160	319,840	-	320,000
Stock issued in consulting contracts	1,319,088	1,319	930,445	-	931,764
Stock issued in extensions of note payable	2,283,846	2,284	2,607,238	-	2,609,522
Exchange of common stock for Series B Preferred Stock	(2,153,846)	(2,154)	(2,474,767)	-	(2,476,921)
Stock and warrants issued in new senior debt and restructuring	2,850,000	2,850	1,418,551	-	1,421,401
Stock and warrants issued in purchase of SVI Hotel Corporation	1,600,000	1,600	1,805,400	-	1,807,000
Stock issued in payment of dividends	274,725	275	299,725	-	300,000
Dividends on preferred stock	-	-	-	(288,855)	(288,855)
Net loss	-	-	-	(17,777,515)	(17,777,515)
Balance - September 30, 2006 (unaudited)	24,262,532	$24,263	$15,057,147	$(24,268,088)	$(9,186,678)

The accompanying notes are an integral part of these consolidated financial statements

OXFORD MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2006	2005	2005	2004
	(Unaudited)
Cash Flows from Operating Activities
Net loss	$(17,777,515)	$(4,133,374)	$(4,282,185)	$(590,046)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation	598,305	73,429	114,145	75,348
Amortization of software technology	581,135	-	136,032	-
Amortization of debt discount,premium and debt issue costs	909,841	-	-	-
Interest issuance of warrants and convertible note	-	493,528	493,528	-
Excess value of common shares issued for dividends	60,000	-	-	-
Common stock issued for services and warrants	3,521,764	2,089,420	2,469,416	-
Modification of warrant	204,331	-	-	-
Common Stock issued in cancellation of proposed acquisition	320,000	-	-	-
Common Stock issued in settlement of liability	60,000	-	48,000	-
Loss (gain) on derivative liability	2,564,504	26,245	(2,213,295)	-
Stock issued for extension of note payale	2,609,522	-	-	-
Loss on debt extinguishment	1,322,212	-	-	-
Changes in operating assets and liabilities net of acquisitions			-	-
Accounts receivable	(398,272)	(636,306)	312,435	138,010
Inventory	181,067	(16,262)	(101,448)	-
Prepaid expenses	(62,465)	(11,912)	18,869	(10,000)
Other assets	(243,010)	234	(5,124)	11,268
Accounts payable	461,064	637,155	(203,043)	63,792
Accrued liabilities	718,150	(43,961)	129,709	50,524
Deferred revenue	111,498	25,861	(123,817)	(166,695)
Accrued interest	95,151	88,320	-	-
Net Cash Used in Operating Activities	(4,162,718)	(1,407,623)	(3,206,778)	(427,799)
Cash Flows from Investing Activities
Cash received in acquisition of Oxford Media Corp. and IT Networks, Inc.	-	13,183	13,183	-
Purchase of SVI Hotel Corporation	(6,390,000)	-	-	-
Purchase of property and equipment	(405,800)	(56,851)	(150,573)	(3,305)
Net Cash Used in Investing Activities	(6,795,800)	(43,668)	(137,390)	3,305
Cash Flows from Financing Activities
Proceeds from issuance of notes payable, net expenses	4,400,000	615,000	115,000	195,000
Net proceeds from issuance of Series A preferred stock and warrants	-	3,760,000	3,760,000	-
Net proceeds for issuance of senior secured debt	6,950,000	-	500,000	-
Payment of dividend	(128,855)	-	-	-
Principal payments on notes payable	-	(615,000)	(853,561)	-
Proceeds from exercise of warrant	20,000	-	-	-
Issuance of common stock for cash	-	475,000	450,000	125,000
Net payments on wholesale financing line of credit	(171,710)	(160,127)	(87,562)	79,191
Principal payments on capital lease obligation	(5,268)	(11,930)	(10,525)	(13,241)
Net Cash Provided by Financing Activities	11,064,167	4,062,943	3,873,352	385,950
Net Increase in Cash	105,649	2,611,652	529,184	(45,154)
Cash at Beginning of Period	640,299	111,115	111,115	156,269
Cash at End of Period	$745,948	$2,722,767	$640,299	$111,115
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$74,695	$-	$232,214	$3,271
Supplemental Schedule of Noncash Investing and Financing Activities
Acquisitions:
Fair value of assets acquired	$-	$1,907,442	$2,765,441	$-
Fair value of notes payable	2,782,000	-	-	-
Fair value of common stock and warrants issued	1,807,000	1,157,360	1,857,360	-
Liabilities assumed	-	750,082	750,082	-
Common stock issued as debt issue costs	590,000	-	-	-
Warrant liability reclassed to APIC upon exercise	820,009	-	-	-
Conversion of accrued dividends into common stock	240,000	-	-	-
Exchange common shares for Series B Preferred Stock	2,476,921	-	-	-
Exchange of notespayable for Series B Preferred Stock	1,708,466	-	-	-
Capital lease obligations incurred for lease of equipment	$-	$-	$-	$24,208

The accompanying notes are an integral part of these consolidated financial statements

Oxford Media, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Information with Respect to September 30, 2006 and to the
Nine Months Ended September 30, 2006 and 2005 is Unaudited)

NOTE 1 - ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization - Through a series of planned transactions during 2005, Creative Business Concepts, Inc. (“CBC”) and Oxford Media Corp. (“Oxford”) were reorganized as wholly-owned subsidiaries of Oxford Media, Inc. (“OMI”) formerly Becoming Art, Inc. (“BEAI”), which was, prior to the reorganization, a public shell company with no operations and no significant assets or liabilities. For accounting purposes, CBC was considered the acquirer of Oxford and OMI. In addition, OMI acquired IT Networks, Inc. (“IT Net”) on September 1, 2005, PDHK Services, Inc. (“PDHK”) on December 31, 2005 and SVI Hotel Corporation (“SVI”) effective July 1, 2006. The accompanying consolidated financial statements include the assets, liabilities, equity and operations of CBC for all periods presented, and the assets, liabilities and operations of Oxford, OMI, IT Net, PDHK and SVI since the dates of their acquisitions. Collectively the consolidated group is referred to herein as the “Company.” See Note 2 for additional information related to the acquisitions. On July 29, 2005, BEAI changed its name to Oxford Media, Inc.

Business - Through CBC, we provide consulting services to information technology (“IT”) clients regarding IT networking and security. In addition, we provide IT training services to clients. The consulting and training services are provided primarily to government and industry clients in Southern California. We also purchase, assemble, install and sell IT networking hardware and related software and provide network maintenance services. During 2003, we began a telecommunications brokerage business, became an agent for competitive local exchange carriers and began brokering local telephone and data transfer services to our IT consulting clients.

Through Oxford, we provide services to the lodging industry. These services include the sale of video-on-demand (“VOD”) systems, delivery of the content which includes on-demand movies, television and the internet. We use the technology obtained from PDHK to support our private broadband network.

Effective July 1, 2006, OMI purchased all of the outstanding shares of the SVI. SVI has the following products and services available for the hospitality industry.

Instant Entertainment is an electronic delivery system that allows a guest to start a movie on-demand and pay for that movie by utilizing a credit card swiper connected to the room telephone or by cash at the front desk. The hotels/motels earn commissions based on the property’s net collected movie revenues, excluding any applicable taxes and fees, multiplied by the commission percentage as stated in their individual contract.

Super Video Cinema is a video player and tape-based system supplied to the hotel/motel, which then rents the equipment to their customers and remits gross proceeds, net of applicable taxes, fees and earned commissions, to the Company.

DirecTV/DSS, the leading digital TV service in the residential market, is also available to hotels. As a licensed dealer of DirecTV, SVI can install digital quality programming by DirecTV on a per channel cost basis. DirecTV programming provides more choices and flexibility with access to great movies, sports, news, and family entertainment channels.

Internet by SVI, an always-on high-speed Internet solution, is the hotel’s first choice when it comes to an Internet amenity. SVI provides all the hardware and software necessary to allow hotel guests to plug into a wireless (or wired) network using their laptop computers. With Internet by SVI, the hotel receives installation and maintenance services by full-time SVI employees stationed throughout the U.S.

Security by SVI, offers a full array of surveillance products, including high-resolution cameras, digital video recorders and the capability of remote viewing and management through a high-speed internet connection.

SVI has developed several strategic partnerships in an effort to provide additional revenue streams and value added products for the hospitality industry utilizing the Company’s integrated support network.

Basis of Presentation and Significant Accounting Policies

Change in Reporting Entity - As discussed above, the acquisition of BEAI by CBC was accounted for as a reverse acquisition, whereby the assets and liabilities of CBC are reported at their historical cost. The assets and liabilities of BEAI were recorded at fair value on the date of acquisition. No goodwill was recorded in connection with the reverse acquisition of BEAI because it was not a business. The reverse acquisition resulted in a change in reporting entity of BEAI for accounting and reporting purposes. Accordingly, the consolidated financial statements reported herein have retroactively restated for all periods presented to report the historical financial position, results of operations and cash flows of CBC.

Principles of Consolidation - The consolidated financial statements include the accounts of Oxford Media, Inc. and its wholly-owned subsidiaries, Oxford, IT Net, PDHK and SVI from the date of their acquisitions. All significant intercompany accounts and transactions have been eliminated in consolidation.

Interim Financial Statements - The interim condensed consolidated financial statements are unaudited. In the opinion of management, all adjustments have been made, consisting of normal recurring items, that are necessary to present fairly our financial position as of September 30, 2006 as well as the results of operations for the nine months ended September 30, 2006 and 2005 in accordance with accounting principles generally accepted in the United States of America. The results of operations for any interim period are not necessarily indicative of the results for the entire year. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes thereto included in our December 31, 2005 Annual Report on Form 10-KSB.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and the disclosure of contingent amounts in our financial statements and the accompanying notes. Actual results could differ from those estimates.

Going Concern Consideration - Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.  We have suffered losses from operations and negative cash flows from operating activities during the year ended December 31, 2005 and the nine months ended September 30, 2006. We had a working capital deficiency at December 31, 2005 and September 30, 2006 of $1,833,133 and $1,868,334, respectively. These factors raise substantial doubt about our ability to continue as a going concern. During the quarter ended September 30, 2006, we obtained long-term senior secured debt financing in the amount of $9,500,000 which allowed for the acquisition of SVI, the consideration included a cash payment of $5,850,000. Subsequent to September 30, 2006, we entered into additional financing transactions resulting in an additional $2,000,000, see Note 7. If necessary, the Company will attempt to obtain additional financing through either capital stock or debt offerings.

The Company plans to obtain profitable operations, by moving its VOD media business to the SVI facility in Peoria, IL. We expect the integration to be complete by the end of the fourth quarter of 2006.

We merged Oxford into SVI effective September 30, 2006 and we expect the VOD media company, now operating as OxfordSVI, Inc. to be cash flow positive in the first quarter of 2007. There is no assurance that this will be sufficient to cover the planned product development for both VOD and WiMAX and general corporate expenses. There is further no assurance that the proceeds from operating cash flows or future financings will be sufficient to obtain profitable operations.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates and could change in the near term. Significant estimates include the fair value of common stock and warrants issued prior to the Company being on a public exchange and the valuation of embedded conversion feature and warrants issued with the series A convertible preferred stock.

Cash - The Company maintains its cash accounts in commercial banks. The total cash balances held in a commercial bank are secured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. From time to time cash balances will exceed such limits.  At December 31, 2005 and September 30, 2006 the Company had cash deposits in excess of FDIC insured limits of $313,587 and $440,761, respectively

Accounts Receivable - Management periodically evaluates accounts receivable for collectibility and provides an allowance for amounts that may not be realizable. All customers are reviewed for creditworthiness and deposits are received when considered necessary.

Concentrations - We perform periodic credit evaluations of our customers and do not typically require collateral.  We, from time to time, require new customers to pay for services in advance of performance.  We maintain reserves for potential credit losses, and historically, such losses have been within management expectations. As of September 30, 2006, we had accounts receivable from two customers that accounted for 27.9% of accounts receivable. As of December 31, 2005, the Company had accounts receivable from three customers that accounted for 22.4%, 13.7%, and 11.9% of accounts receivable.
During the nine months ended September 30, 2006, revenues from two customers accounted for 24% of total revenues.   During the year ended December 31, 2005, revenues from two customers accounted for 29.9%, and 12.0% of total revenues. Management believes that the loss of one of these customers will have a material impact on our financial position, results of operations and cash flows.

We use various distributors to provide products for resale. Management believes that the loss of one or more of those distributors would not have a material impact on our financial position, results of operations and cash flows.

Inventory - Inventory consists of VOD hardware, software components and high speed internet (“HSIA”) equipment and is stated at the lower of cost (using the first-in, first-out method) or market value. The Company has not deemed that an allowance for obsolescence or impairment is appropriate.

Property and Equipment - Property and equipment consist of computers, equipment, office furniture and demo VOD Systems and are carried at the lower of cost or net recoverable value. Depreciation was computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives are three years for computers and equipment, five years for VOD Systems, seven years for furniture and fixtures and the shorter of the life or the remaining lease term for leasehold improvements. Depreciation expense for the nine months ended September 30, 2006 and 2005 and for the years ended December 31, 2005 and 2004 was $598,305, $73,429, $114,145 and $75,438, respectively. Expenditures for maintenance and repairs are charged to expense as incurred. On retirement or disposition of property and equipment the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

Impairment of Long-Lived Assets - The carrying values of the Company's long-lived assets are reviewed for impairment at least annually and whenever events or changes in circumstances indicate that they may not be recoverable. When projections indicate that the carrying value of the long-lived asset is not recoverable, it is reduced by the estimated excess of the carrying value over the projected discounted net future cash flows of the reporting unit using the asset. Based on management’s assessments of estimated future cash flows, no impairment of long-lived assets has been recognized in the accompanying financials statements.

Business Combinations - In accordance with SFAS No. 141, “Business Combinations”, we allocate the purchase price of acquired entities to the tangible and intangible assets acquired, liabilities assumed, based on their estimated fair values. The Company engaged a third-party appraisal firm to assist management in determining the fair values of certain assets acquired and liabilities assumed. Such a valuation requires management to make significant estimates and assumptions, especially with respect to intangible assets.

Management makes estimates of fair values based upon assumptions believed to be reasonable. These estimates are based on historical experience and information obtained from the management of the acquired companies. Critical estimates in valuing certain of the intangible assets include but are not limited to: future expected cash flows from hospitality revenues, customer relationships and key management and market position, as well as assumptions about the period of time the acquired trade names will continue to be used in the combined company's product portfolio; and discount rates. These estimates are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur which may affect the accuracy or validity of such assumptions, estimates or actual results.

Goodwill and Other Intangible Assets - The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”).  SFAS 142 requires that goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests.  Other intangible assets will continue to be amortized over their useful lives.  The Company has applied the rules on accounting for goodwill and other intangible assets to the assets acquired from Oxford, PDHK and SVI.

Our policy provides for annual evaluation of goodwill on the first day of the fourth fiscal quarter and whenever events and changes in circumstances suggest that the carrying amount may not be recoverable. Impairment of goodwill is tested at the operating segment level by comparing the segments’ net carrying value, including goodwill, to the fair value of the segment. The fair values of our segments will be estimated using a combination of the income or discounted cash flows approach and the market approach, which uses comparable market data. If the carrying amount of the segment exceeds its fair value, goodwill is potentially impaired and a second test would be performed to measure the amount of impairment loss, if any.

Allowance for System Removal - Properties are de-installed through the course of normal operations due to a number of factors, including: poor revenue performance, hotel bankruptcy or change in ownership, collection issues, and change in service provider. Properties scheduled for de-installation are regularly evaluated and a provision for estimated system-removal costs is recorded. The costs incurred as a result of de-installation include the labor to de-install the system as well as unamortized installation costs. Over the last five years, de-installation activity for SVI’s operations has averaged approximately 6 percent to 8 percent of the installed account base.

Product Warranties - We provide limited warranties on products it resells to the customer. Generally these products are sold in connection with free-to-guest and high speed internet services provided by the Company. In certain instances, the customer may purchase an extended warranty package for an established fee. In these situations, the Company recognizes revenue over the term of the extended warranty contract. To date, the Company’s warranty obligations have not been significant.

Accounting for Conversion Features and Warrants Issued with Preferred Stock - In September 2005, the Company issued $4.0 million of convertible Series A preferred stock, which contained an Embedded Conversion Feature (“ECF”) and warrants to purchase common stock. In accordance with the guidance in paragraph 12 of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” it was necessary to evaluate separation of the conversion option from the debt host and account for it separately as a derivative if the conversion option met certain criteria. The Conversion option met all three criteria of paragraph 12: (1) the conversion feature is not clearly and closely related to the host component, (2) the convertible instrument is not accounted for at fair value, and (3) the embedded conversion option meets the definition of a derivative in paragraph 6 of SFAS No. 133.

To assess whether or not the ECF would be classified as stockholders’ equity if it were freestanding, management considered the guidance in EITF 00-19“Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.” In assessing whether or not the conversion option would be classified as equity or a liability if it were freestanding, management determined whether or not the Series A convertible preferred stock is considered “conventional.” EITF 00-19 and EITF 05-2, “The Meaning of Conventional Convertible Debt Instruments in issue No. 00-19,” defines conventional convertible debt as debt whereby the holder will, at the issuer's option, receive a fixed amount of shares or the equivalent amount of cash as proceeds when he exercises the conversion option. Management determined that Series A convertible preferred stock was not “conventional,” and the Company considered all aspects of EITF 00-19, paragraphs 12-33.

This caused the ECF of the Series A convertible preferred stock to be classified as a derivative financial instrument under SFAS No. 133. In addition, all warrants to purchase common stock were then deemed to be classified as derivative instruments under SFAS No. 133. The accounting treatment of derivative financial instruments requires that the Company record the ECF and warrants at their fair values as of each reporting date. Any change in fair value is recorded as non-operating, non-cash income or expense at each reporting date. The derivatives were valued using the Black-Scholes option pricing model and were classified in the consolidated balance sheets as long-term liabilities at December 31, 2005 and September 30, 2006.

SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” established standards for how an issuer of equity (including the equity shares of any entity whose financial statements are included in the consolidated financial statements) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 caused the Company’s Series A convertible preferred stock to be recorded as temporary equity since upon default of certain provisions the shares may ultimately be redeemable.

Research and Development - Research and development costs are expensed as incurred.

Software Development Costs - Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed” states that all costs incurred in connection with the development of software subsequent to technological feasibility should be capitalized until such time that the software is essentially completed. Management believes the Company’s software is completed concurrent with the establishment of technological feasibility. Therefore, no costs have been capitalized in connection with software development.

Revenue Recognition - We recognize revenues under the following principles:

Guest Pay Services - For guest pay services revenue is derived from providing in-room video-on-demand. This service is typically purchased on a per-view basis. We recognize revenue from the sale of these services in the period in which such services are sold to the hotel guest and when collection is reasonably assured. At the time of order we track the usage of such services through the VOD system as evidence of the transaction. In addition, at the time of delivery no additional performance obligation exists. The pricing of these transactions is established through our contract with the hotel. Any refunds relating to the sale are reflected net of revenue recognized. In addition, we record revenues for providing the content on the gross basis as we are ultimately responsible for the delivery of the content. Additionally, we possess the licenses with the movie studios and are ultimately liable for the payment of royalties.

Super Video Cinema - Original in-room movie entertainment option, which the hotel guest would rent, required equipment from hotel. Hotel is responsible for remitting appropriate sales transactions to the Company on a monthly basis. Since the Company is dependent on the information provided from the hotel, which is often on a lagged basis, the Company estimates appropriate revenue from this service based on historical and other operating factors. Adjustments of actual versus estimates are recorded on a quarterly basis.

Free-to-Guest Services - Revenue is generated from the sale of equipment allowing the individual hotel to receive DirecTV free-to-guest programming. Revenue is recognized in the period in which such equipment is installed and collection is reasonably assured. The hotelier contracts directly with DirecTV for the related programming services and the Company receives a residual commission related to such programming services. Revenue is recognized in the period in which such commission payments are received.

High-Speed Internet Access System Sales - High-speed Internet access is provided through the sale and installation of equipment. Revenue from the sale and installation of this equipment is recognized when the equipment is installed. The delivery and installation of the equipment is concurrent. In addition, this equipment has stand-alone value to the customer. The software used within these systems is not proprietary to the Company and can be supplied by other vendors unrelated to the Company.

High-Speed Internet Access Service and Support - The Company provides ongoing maintenance, service and call center support services for high-speed internet access to hotel properties that have been installed by the Company as well as to hotel properties that have been installed by other providers. Monthly service fees are received from such hotel properties and are recognized ratably over the term of the contract. The prices for these services are fixed and determinable prior to delivery of the service.

Sales of VOD Systems - In addition to providing content, we sell VOD systems to the hospitality industry through a network of dealers. At the time of sale, we generally require the end user to enter into a content agreement. Under the content agreement we provide such services as training, customer support and loading of content. Currently, the VOD server, software, and related upgrades, and customer service elements are not separable due to our limited operating history. Thus, revenues from the sale of the VOD systems are being recognized ratably over the period of the content agreement, which is generally five years. As more VOD systems are sold, we expect to establish vendor specific objective evidence on the elements and expect to recognize the sale of the VOD system upon shipment. We record the sales price to the dealer as revenue as we do not participate in the negotiations between the dealer and the hotel. In addition, we amortize the cost of the VOD system over the service period. As of September 30, 2006, revenue and expenses were deferred in the amount of $662,000.

IT Services - Revenue from IT consulting agreements is recognized over the term the services are performed. Payments from customers for future services are deferred and recognized as earned.

IT Product Sales - Revenue from the sale of hardware is recognized upon shipment by the Company to the customer as long as no future obligation exists. Estimated shipping and handling costs are considered in establishing product prices billed to customers and are included in sales, the costs of which are included in cost of sales. Revenue for installation services, if performed by the Company, is recognized when the services are performed and no future obligation exists.

Income Taxes - Upon reacquisition of CBC on December 28, 2001, CBC and those shareholders elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company has not retained the benefits from federal or state operating loss carry forwards. Instead, the shareholders have received the benefits from their proportionate share of the operating losses of CBC. Effective January 1, 2005, CBC terminated its subchapter S election from that point forward, the Company will retain the benefits from its future operating losses and will be taxed on its future earnings. At the date of termination of the S Corporation status, the balance of the accumulated deficit was not reclassified as a reduction of common stock or treated as a constructive dividend as would have been required for retained earnings. On the date of the change in tax status, no tax expense or benefit was recognized and a deferred tax liability of zero was recognized for the timing differences that existed at the date of the conversion as follows:

Gross deferred tax liabilities	$(18,925)
Gross deferred tax assets	67,017
Valuation allowance	(48,092)
Net Deferred Tax Assets	$-

Effective January 1, 2005, the Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized. The Company also determines its tax contingencies in accordance with SFAS No. 5, “Accounting for Contingencies.” The Company records estimated tax liabilities to the extent the contingencies are probable and can be reasonably estimated.

Fair Value of Financial Instruments -Financial instruments, as defined in Financial Accounting Standard No. 107, Disclosures about Fair Value of Financial Instruments (“FAS 107”), consist of cash, evidence of ownership in an entity and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable, derivative financial instruments, convertible debt and redeemable preferred stock that we have concluded is more akin to debt than equity.

We carry cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities at historical costs; their respective estimated fair values approximate carrying values due to their current nature. We also carry notes payable, convertible debt and redeemable preferred stock at historical cost.

Derivative financial instruments, as defined in Financial Accounting Standard No. 133, Accounting for Derivative Financial Instruments and Hedging Activities (“FAS 133”), consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as debt financing arrangements, redeemable preferred stock arrangements, and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by FAS 133, in certain instances, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we generally use the Black-Scholes option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For forward contracts that contingently require net-cash settlement as the principal means of settlement, we project and discount future cash flows applying probability-weighting to multiple possible outcomes. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

Risks and Uncertainties - The Company's operations are subject to new innovations in product design and function.  Significant technological changes can have an adverse effect on the Company’s profitability.  Design and development of new marketing strategies are important elements to achieve profitability in the Company’s industries.

Our operating performance and outlook are strongly influenced by such factors as overall occupancy levels, the number of lodging rooms equipped with the Company’s movie systems, customer buy rates, economic conditions in the hospitality industry, ability to renew existing customer contracts, ongoing technological change, seasonality and other competitive factors.

Share-Based Compensation - We account for our share-based compensation issued to non-employees using the fair value method in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation”. Under SFAS No. 123, share-based compensation is determined as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient’s performance is complete.

Prior to January 1, 2006, the Company accounted for share-based compensation to employees under the recognition method and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Under Accounting Principles Board Opinion No. 25, compensation related to stock options is recorded if an option’s exercise price on the measurement date is below the fair value of our common stock and amortized to expense over the vesting period. Compensation expense for stock awards or purchases, if any, is recognized if the award or purchase price on the measurement date is below the fair value of our common stock and is recognized on the date of award or purchase. During January 2005, the Company granted stock options to purchase 320,000 common shares, with no intrinsic value, under the newly-adopted 2005 Stock Plan. The effect on net loss and net loss per common share if we had applied the fair value recognition provisions of SFAS No. 123 to employee stock-based compensation is as follows:

	For the Nine Months Ended September 30,	For the Years Ended December 31,
	2005	2005	2004
Net loss, as reported	$(4,133,374)	$(4,282,185)	$(590,046)
Deduct: Total share-based employee compensation determined under fair value based method for all awards	(611,000)	(611,000)	-
Pro forma net loss	$(4,744,374)	$(4,893,185)	$(590,046)
Basic and diluted net loss per common share
As reported	$(0.48)	$(0.43)	$(0.12)
Pro forma	$(0.55)	$(0.49)	$(0.12)

The fair value of stock options for pro forma reporting purposes were determined at the grant dates using the Black-Scholes option-pricing model with the following weighted-average assumptions for the nine months ended September 30, 2005 and the years ended December 31, 2005 and 2004. volatility of 175%, a risk-free interest rate of 4.0%, expected life of 5 years and no dividend yield.

Basic and Diluted Loss per Common Share - Basic and diluted loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding. As of September 30, 2006, September 30, 2005, December 31, 2005 and December 31, 2004 there were 31,622,107, 1,558,250, 2,421,904 and 735,000, respectively,  potentially issuable common shares that were excluded from the calculation of diluted loss per common share because their effect would have been anti-dilutive.

Recent Accounting Standards - New Accounting Standards - In December 2004, the Financial Accounting Standards Board, or FASB, issued SFAS No. 123 (revised 2004), Share-Based Payment. SFAS No. 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. The cost will be measured based on the fair value of the instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. SFAS No. 123(R) replaces SFAS No. 123 and supersedes APB Opinion No. 25. As originally issued in 1995, SFAS No. 123 established as preferable the fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. The Company will be required to apply SFAS No. 123(R) as of the first interim reporting period that begins after December 15, 2005, and plans to adopt it effective January 1, 2006. The adoption for SFAS No. 123(R) will not have a material impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets—an amendment of APB Opinion No. 29.” This Statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The statement will be effective in January 2006. The Company does not expect that the adoption of SFAS No. 153 to have a material impact on its financial statements.

In February 2006, the FASB issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140”, which permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. The Company evaluates the provisions of SFAS No. 155 on the financial statements upon consideration of applicable instruments which were previously required to be bifurcated under SFAS No. 133.

On September 15, 2006, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard 158, Fair Value Measurements (“SFAS 158”) that provides enhanced guidance for using fair value to measure assets and liabilities. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this pronouncement effective March 31, 2007. We are currently evaluating the impact of adopting this pronouncement on our financial statements.

During October 2006, the Financial Accounting Standards Board exposed for public comment FASB Staff Position 00-19(b), Accounting for Registration Payment Arrangements, which, if promulgated in its current form would amend Financial Accounting Standard No. 133 Accounting for Derivative Financial Instruments and Hedging Activities. Generally, the proposed amendment will provide for the exclusion of registration payments, such as the liquidated damages that we have incurred, from the consideration of classification of financial instruments. Rather, such registration payments would be accounted for pursuant to Financial Accounting Standard No. 5 Accounting for Contingencies, which is our current accounting practice. That is, all registration payments will require recognition when they are both probable and reasonably estimable. Our current financial arrangements result in liability classification because of features that cause share settlement of our derivative instruments to be beyond our control and other criteria that preclude equity classification. We will evaluate the application of the exposure draft during the fourth quarter and determine whether, if ultimately adopted by the FASB, this standard will provide for reclassification of certain of our derivative instruments either to stockholders’ equity or recombination with host instruments.

NOTE 2 - ACQUISITIONS

Oxford Media Corp and Becoming Art, Inc. - On June 29, 2005 BEAI, a publicly-traded company with no operations, acquired all of the issued and outstanding Oxford common stock by issuing 5,790,836 shares of BEAI common stock to Oxford’s shareholders. In addition, effective July 6, 2005, BEAI acquired all of the common stock of CBC, through the issuance of 5,192,500 shares of BEAI common stock. Upon the completion of this reorganization and acquisition, BEAI had 14,542,886 shares of common stock outstanding. Through the exchanges, both Oxford and CBC have become wholly-owned subsidiaries of BEAI.

The shareholders and management of CBC received a majority of the voting rights, a majority of the seats on the board of directors and control of the senior management positions of the combined entity, and CBC had the only significant operations. Accordingly, CBC was determined to be the acquiring entity for financial reporting purposes.

Prior to the above acquisitions, for a period of two years CBC and Oxford had common management, were sharing proceeds from capital raised on joint efforts, shared office space, made all key business decisions jointly and held a limited amount of securities in each other’s entity. In addition, both entities were using the same legal counsel and filing registration statements on SB-2’s with the Securities and Exchange Commission in anticipation of consolidating the group. After the acquisition each member of management held in excess of 10% of the outstanding common stock of the combined entity. The Company’s management could be considered “Promoters” as they were working directly with each other in founding and organizing the consolidated business. Accordingly, the net assets of Oxford were valued at their carryover basis at the time of acquisition. The operations of Oxford have been included in the accompanying consolidated financial statements from the date of acquisition on July 29, 2005. In addition, at the time of acquisition Oxford had warrants to purchase 387,500 shares of Oxford’s common stock at prices ranging from $1.00 to $3.00. The warrants were fully vested at the time of the acquisition and were assumed by the Company. In addition, certain members of management received an aggregate of $575,000 of BEAI common shares for services rendered in connection with the acquisition. The Company expensed the value of the shares of $1,150,000. The shares are included in the stock issued on the accompanying consolidated statement of stockholders’ deficit.

IT Network, Inc. - Oxford Media, Inc. through its wholly owned subsidiary, CBC, completed the acquisition of IT Net on September 1, 2005 with the Company issuing 400,000 shares of its common stock for the net assets of IT Net. The purchase price was valued at $800,000 with 50,000 shares of common stock valued at $100,000 allocable to the IT Net assets acquired and liabilities assumed with a fair value of $100,000 and 350,000 common shares valued at $700,000 charged to operations as a signing bonus as incentive for the former IT Net shareholders to join the Company as employees. The shares were valued at $2.00 per share (see Note 9) which represented the fair value of stock issued in private placements just prior to the agreement to purchase IT Net. The Company acquired IT Net to operate the professional services side of the Company’s operations. The operations of IT Net have been included in the accompanying consolidated financial statements from the date of acquisition on September 1, 2005.

PDHK Services, LLC - On December 31, 2005, the Company acquired PDHK through the issuance of 350,000 common shares valued at $700,000 or $2.00 per share (see Note 9) which represented the average closing market price of the Company’s common stock at the time when the acquisition was agreed upon. In addition, under the acquisition agreement the Company assumed $158,000 of liabilities. PDHK was owned by two of the Company’s officers and shareholders. PDHK’s sole asset was the non exclusive rights to certain licenses and source code of software technology. The technology is to be used in the Company’s private broadband network. As the fair value of the Company’s common stock issued and the liabilities assumed were the most determinable value, the Company valued the software technology (see Note 4) at the combined amount of $858,000. The technology will be amortized over a period of three years based on the estimated useful life of the technology.

Fair value of the assets acquired and liabilities assumed for the acquisitions were as follows:

	Oxford Media	IT Network,	PDHK
	Corp.	Inc.	Services, Inc.
Assets
Cash	$281	$12,902	$-
Inventory	76,733	-	-
Advances and deposits	13,680	109,485	-
Equipment	97,720	-	-
Software technology	1,596,640	-	858,000
Total Assets	1,785,054	122,387	858,000
Liabilities
Accounts payable and accrued expenses	399,179	22,387	158,000
Notes payable	328,516	-	-
Total Liabilities	727,695	22,387	158,000
Net Assets	$1,057,359	$100,000	$700,000

SVI Hotel Corporation - On May 26, 2006, we entered into a binding Memorandum Agreement with SVI Systems, Inc. to acquire their hospitality division whereby we acquired all of the issued and outstanding shares of capital stock of SVI Hotel Corporation. On July 19, 2006, we entered into a Stock Purchase Agreement with SVI Systems, Inc, which was ratified by the shareholders of SVI Systems, Inc. Under the terms of the agreement, the Company issued 1,200,000 shares of its common stock; warrants to purchase 1,000,000 shares of common stock at $1.75 per share; operational credits for shared services of $400,000; a non-interest bearing note of $100,000 and a $2,350,000 convertible note due on July 15, 2008. The only item remaining to be delivered was cash payments totaling $5,850,000. In addition, a Security Agreement, Registration Rights Agreement and other closing documents were executed.

The transaction was deemed effective on July 1, 2006 as stipulated in the Stock Purchase Agreement and the beginning of the Company’s accounting quarter. The delay to enter into the Stock Purchase Agreement was to facilitate the closing of the SVI accounting records for the six months ended June 30, 2006. Effective July 1, 2006, SVI required approval from OMI to enter into contracts, agreements, make large purchases or engage in any other activities not in the ordinary course of business. In addition, David Noyes, CFO of OMI, became an effective officer of SVI, a signatory on their bank account on July 19, 2006 and had access to and reviews of all cash transactions. Upon execution of the Stock Purchase Agreement, the Company with SVI personnel began implementing its integration plan, arranging joint sales calls and participating in weekly executive staff meetings.

Due to a delay in financing, the agreement was amended on August 3, 2006 whereby an extension to provide the cash requirement under the original Stock Purchase Agreement by September 1, 2006 was given to the Company. In connection with the extension, the Company made a cash payment of $1,000,000, increased operational credits of for shared services to $600,000, increased the common stock issued by 400,000 common shares and amended the warrant to allow for the purchase of 1,375,000 shares of common stock at $1.00 per share. The Company determined that a significant modification had been made to the equity instruments included in the original Stock Purchase Agreement and thus re-valued the items based on when the new terms of the agreement were announced. The final payment of $4,850,000 to SVI Systems, Inc. was made on September 1, 2006. See discussion of Secured Promissory Notes in Note 6.

SVI is engaged in providing entertainment products and services to the hospitality industry and, accordingly, will be included in our Media Segment. Our acquisition of SVI was executed to facilitate our Media Segment expansion plans; the goodwill acquired is justifiable based upon market indicators for similar acquisitions in this industry. The purchase price for the acquisition of SVI amounted to $11,379,000 and consisted of cash and cash credits of $6,450,000, convertible notes payable with a fair value of $2,682,000 (and a face value of $2,350,000), the issuance of 1,600,000 shares of our common stock with a fair value of $1,120,000, warrants to purchase 1,375,000 shares of our common stock at $1.00 with a fair value of $717,000, and direct acquisition expenses of $340,000. Additionally, we agreed to pay a maximum of an additional $4,000,000 as part of an “earn-out” provision; which is contingent upon the number of future conversions of SVI’s analog-based Video-On-Demand customers to our next generation Video-On-Demand platform. We will record the contingent purchase price if and when SVI achieves the operational milestones.

We accounted for our acquisition of SVI as a purchase business combination, where the purchase price we paid was allocated to the assets acquired and liabilities assumed at their respective fair values. The excess of the purchase price over the fair values of assets and liabilities is reflected on our financial statements as goodwill, which is not subject to amortization. Since SVI was with a contractual effective date of July 1, 2006, we have included the operations of SVI in our consolidated financial statements commencing on the effective date. The following table illustrates the allocation of the purchase price for SVI.

Acquired Asset (Liability)	Amount
Working capital deficiency	$(140,378)
Property and equipment	5,411,000
Intangible assets:
Customer relationships	3,100,000
Goodwill	2,668,378
Trade names	340,000
$11,379,000

We have estimated that the average remaining life of property and equipment is approximately three years. We have estimated that the useful lives of customer relationships and trade names to be ten years.

Pro-Forma - The following unaudited pro forma operating data gives effect to the acquisition of SVI as if it had occurred on January 1, 2006 and 2005, respectively and the acquisition of CBC, BEAI, Oxford and PDHK took place on January 1, 2004. The 2005 results also include the acquisitions of Oxford, OMI and IT Net. Pro forma financial information is not necessarily indicative of our results of operations that we would have experienced had the acquisition of SVI occurred at the beginning of 2006 and 2005 or Oxford, OMI and IT Net, at the beginning of 2005.

	Nine Months Ended		Year Ended
	September 30		December 31,
	2006	2005	2005	2004
Revenue	$14,643,910	$14,664,971	$5,523,377	$5,643,242
Net loss	(18,124,171)	$(6,028,013)	(5,135,785)	(1,844,395)
Net loss applicable to common shareholders	-	-	(5,215,785)	(1,844,395)
Basic and diluted loss per common share	$(0.93)	$(0.35)	$(0.38)	$(0.37)

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	September 30,	December 31,
	2006	2005	2004
	(Unaudited)
Equipment	$5,208,092	$571,676	$348,526
Furniture and fixtures	470,556	69,340	49,850
Leasehold improvements	809,867	30,650	9,376
Total Property and Equipment	6,488,515	671,666	407,752
Less: accumulated depreciation	(940,191)	(341,837)	(212,070)
Net Property and Equipment	$5,548,324	$329,829	$193,682

NOTE 4- SOFTWARE TECHNOLOGY

Software technology includes the encoding necessary to encode deliver and monitor its VOD systems and has an estimated useful life of three years. It is being amortized over the greater of three years or based on the number of installations of the Company’s VOD digital system, at a rate of approximately $3,250 per installation. The amortization expense for the nine months ended September 30, 2006 and the year ended December 31, 2005 was $398,347 and $136,032, respectively. In December 2005, the Company acquired certain licenses and rights to source code of some technology through the acquisition of PDHK. The technology was valued at $858,000 based on the liabilities assumed and the fair value of the common stock issued. The Company plans to utilize this technology in the launch of its private broadband network utilizing WiMAX technology. Amortization for the nine months ended September 30, 2006 was $527,407.

NOTE 5 - WHOLESALE FINANCING CREDIT LINE

The Company maintained a $300,000 line of credit wholesale financing agreement with a finance company that was used for the Company’s purchases of computer hardware and software for resale to customers. Under the terms of the financing agreement, a line of credit was established with the finance company, which is secured by a letter of credit. Advances under the line of credit are provided as the Company purchase inventory. Principal and interest under the line of credit are due on the earlier of 60 days after the date of the advance and inventory purchase, or the date the Company sells the financed inventory. The interest rate varied for each advance and was 18% per annum at December 31, 2005. The Company cancelled the line of credit in August 2006. The aggregate amount due under the line of credit was $-0-, $171,710 and $259,272 at September 30, 2006, December 31, 2005 and 2004, respectively. The Company had provided a $315,000 deposit with a bank under which the bank issued an irrevocable letter of credit to the finance company guaranteeing the wholesale financing agreement. As of September 30, 2006, the letter of credit was no longer required.

NOTE 6- NOTES PAYABLE

Secured Promissory Notes

On September 1, 2006, we issued $9,500,000 face value, 10% Secured Promissory Notes Payable, due September 1, 2008, warrants to purchase 9,500,000 shares of our common stock that are exercisable over five-years at a strike price of $0.50 and 2,850,000 shares of our common stock for cash proceeds of $7,000,000 ($6,950,000 net of offering expenses withheld at closing; total offering expenses amounted to $154,305) and in exchange of $2,500,000 face value of our notes payable (See Palisades and Longview Notes, below). We allocated the fair value of the instruments issued in this financing between the cash proceeds and the exchange transaction. This allocation resulted in an extinguishment loss on the exchange of $1,599,737 because the fair value allocated to the exchange transaction exceeded our carrying value of the instruments exchanged.

We evaluated the terms and features of all financial instruments issued in this financing transaction under FAS133 and determined (i) that the hybrid debt instrument embodied certain derivative features that were not clearly and closely related to the host debt instrument and, (ii) the warrants did not meet all of the established criteria for equity classification. We have allocated basis in the financing transaction to the warrants ($5,472,000). We have not bifurcated the embedded derivative, which had a fair value of $449,000. Rather, under the guidance of Financial Accounting Standard No. 155, Accounting for Certain Hybrid Financial Instruments, we have recorded the entire hybrid debt instrument at its fair value as of the financing inception date. These allocations resulted in a charge to derivative expense of $4,047,262 because the fair values of the instruments exceeded the net proceeds. Further, these instruments are initially and subsequently carried at their respective fair values. Amortization during the period from transaction inception to September 30, 2006, which is included in interest expense, amounted to $6,429 in resulting from the amortization of deferred financing costs.

We value our financial instruments using techniques that we consider appropriate for the types and risks associated with each instrument or feature. We chose a forward cash-flows approach to value the hybrid and compound derivative instruments because the terms of those provide solely for net cash settlement. In developing our forward valuation model we consider multiple, probability-weighted outcomes of potential cash flows at market interest rates. We chose the Black-Scholes valuation technique to fair value the warrants because that technique includes all relevant assumptions that we believe market participants would consider, including estimated volatility (105%), risk-free interest (4.78%) and an expected term equal to the contractual term. The fair value of the ECF on September 30, 2006 was determined to be $2,893,700 resulting in a credit to derivative expense of $2,578,300 during the nine months ended September 30, 2006.

In addition, the Company was initially required to file a registration statement on approximately October 16, 2006 registering the shares and warrants issued in connection with the Secured Promissory Notes. Ultimately, the Company received an extension of the due date of this requirement until December 1, 2006. At September 30, 2006, the Company accrued $325,000 as the agreed liquidated damages related to the non-performance.

Effective November 16, 2006, the Company increased its senior secured promissory notes from $9,500,000 to $11,500,000 through additional borrowings. Total net proceeds received by the Company under the additional borrowings are approximately $1,900,000. In connection with the amendment, the senior secured promissory notes interest rate was changed from 10% to 12% and the due dates were extended from December 1, 2008 to December 1, 2009. In connection with the new financing, the Company issued 600,000 shares of common stock and five year warrants purchasing 2,000,000 shares of common stock at $0.50 per share to the holder of the new note. The new note has the same registration rights as the original secured promissory notes. The Company is currently evaluating the accounting effects of the new issuance and the modification of the interest rate and term of the original secured promissory notes to determine if the modification triggers any extinguishment accounting.

Palisades $1,666,666 Note

As more fully discussed in Note 8, we entered into an exchange transaction on August 3, 2006 that resulted in the exchange and extinguishment of the Palisades Note for Series B Preferred Stock.

By way of background, in February 2006 Palisades issued a note to us in the amount of $1,666,666 whereby we received $1,490,000 net of expenses. The note bore interest at 10% and was due with accrued interest the sooner of June 17, 2006 or the closing of a financing round in excess of $9.0 million. In connection with a bridge financing, we issued 200,000 shares of its common stock, valued at $440,000. In addition, under the terms of the note, the conversion price of the Preferred Stock was modified from $3.00 to $2.50 per share (see Note 8 for our accounting). The offering expenses of $176,666 and the fair value of the common stock issued of $440,000 was accounted for as a reduction to the proceeds as the fees were paid to parties related to the fund. The total discount of $616,666 was amortized over the term of the note using the effective interest method. In June 2006, Palisades extended the due date of the note until July 3, 2006 for a fee of $16,667 and an adjustment of the conversion price of their Series a Convertible Preferred Stock to $1.00 per share (see Note8 for our accounting). On July 16, 2006, we issued 130,000 shares of our common stock to Palisades for an additional extension of the notes to July 19, 2006. The value of the common shares issued was determined to be $132,600 based on the fair value of the common stock on the date of the transaction. On July 31, 2006, we verbally agreed to issue Palisades 2,153,846 shares of our common stock for a further extension of the note. The shares were valued at $2,476,922 based upon the fair value of the common stock on the date of the transaction.

Palisades $1,000,000 Note

On August 4, 2006, Palisades loaned us $1,000,000 under a secured note payable under the following summarized terms: 18% interest; all amounts due at the earlier of 90-days or the closing of the SVI acquisition; secured by a second lien on all assets. This note was exchanged and extinguished in connection with the $9,500,000 face value Secured Promissory Notes financing discussed above.

Longview $1,500,000 Note

On May 26, 2006, we borrowed $1,500,000 under a short-term note incurring interest at 12%. This note was exchanged and extinguished in connection with the $9,500,000 face value Secured Promissory Notes discussed above. The note was secured by an UCC-1 filing on all of our assets. The note was originally due on November 26, 2006 with interest payable quarterly. In connection with the note, we issued a warrant to purchase 450,000, shares of common stock at $1.50 per share expiring in five years. We allocated the proceeds received to the note and warrants based on their relative fair values. We allocated $291,000 to the warrants and the remaining portion to the notes. The value of the warrant was based upon the Black-Scholes option pricing model with the following assumptions: estimated volatility of 105%; risk-free interest rate of 4.9%; and an estimated life of 5 years was recorded as a discount to the notes and amortized using the effective interest method. The allocation to the warrants resulted in a discount to the note of $291,000. On September 1, 2006, the Company modified the exercise price of the warrant to $0.50. The modification resulted in an additional $40,000 charged to expense.

The holders of the warrants continue to have certain registration rights. After 151 days of issuance, October 24, 2006, the holders may demand that the shares underlying the warrant be registered. Upon this demand we will have 120 days to file a registration statement and caused to be effective within 150 days. If the demand has been made and the registration statement has not been deemed effective we will incur significant penalties. The penalties are liquidated damages equal to two percent (2%) for each thirty (30) days (or such lesser pro-rata amount for any period of less than thirty (30) days) of the principal and accrued interest on the outstanding note. We accounted for the allocated value of the warrants as equity as the holders currently do not have the ability to demand registration. However, we are required to consider whether liquidating damage may arise under this arrangement and, if so, record such amounts when they are both probable and reasonably estimable. We have not recorded any such damages because, at this time, we do not believe that damages are probable.

Other Notes

On March 31, 2006 and April 4, 2006, we borrowed an aggregate of $400,000 under short-term notes with third parties incurring interest at 7% per annum. The notes plus accrued interest is due upon the earlier of dates ranging from June 29, 2006 to July 3, 2006 or the raising of $9.0 million in a qualifying offering. In connection with the notes, we issued 60,000 shares of common stock valued at $120,000 based on the fair market value of the stock at the time of the transactions. The value of the common stock was recorded as a discount to the notes and amortized using the effective interest method. During the nine months ended September 30, 2006, we amortized $120,000 of the discount to interest expense. The notes were repaid in November 2006.

On May 15, 2006, we borrowed $100,000 under two note agreements with interest at 8%. The notes plus accrued interest is due upon the earlier of August 13, 2006, or the raising of $9.0 million in a qualifying offering. In connection with the note, we issued 15,000 shares of common stock valued at $30,000 based on the fair market value of the stock at the time of the transactions. The value of the common stock was recorded as a discount to the notes and amortized using the effective interest method. During the nine months ended September 30, 2006, we amortized $30,000 of the discount to interest expense.

On August 31, 2005, the Company received a $500,000 unsecured convertible promissory note from an unrelated lender. Under the terms of the agreement, the note earned interest at an annual rate of 7% and was due the earlier of the date that the Company received financing in excess of $3,000,000 or six (6) months from the date of the note. The note was repaid on September 30, 2005 with proceeds raised under the Series A convertible preferred stock offering. The note was convertible into common stock at $3.00 per share at the option of the holder. In addition, the Company issued to the lender 166,667 warrants to purchase one share of common stock at $3.00 per share. The warrants were exercisable upon issuance and expire August 31, 2010. The fair value of the warrants was estimated by the Black-Scholes option pricing model with the following assumptions: estimated volatility of 175%; risk-free interest rate of 4%; estimated life of 5 years and no dividend. The Company allocated proceeds received to the note, warrants and implied beneficial conversion feature according to their relative fair values as follows: $246,764 was allocated to the warrants, $246,764 to the deemed beneficial conversion feature on the note, and $6,472 to the convertible promissory note. The amount allocated to the note resulted in an interest charge of $493,528 during the year ended December 31, 2005 due to accretion of the allocated discount.

In February 2006, the Company repriced the exercise price of the warrants to $2.00 per share. The modification was valued at $164,331 based upon the Black-Scholes option pricing model with the following assumptions: estimated volatility of 115%; risk-free interest rate of 4.4%; and an estimated life of 4.5 years. The value was immediately expensed as interest expense to the statement of operations. The modification was done as an enticement for the holder to exercise.

Related Party Notes

We currently have $1,470,000 face value, 8.0%, related party notes payable outstanding that were originally due September 30, 2007. These notes were convertible into a fixed number of shares of our common stock at conversion rates of $2.00; as such we concluded that the notes met the conventional convertible exemption from bifurcation of the embedded conversion option. We also had a convertible note payable at $1.00 due to a current director in the amount of $247,000 due on demand as of December 31, 2005 and 2004. The note accrued interest were convertible at the option of the holder into shares of the Company’s common stock at a rate of $1.00 per share. All of these notes were modified on September 1, 2006 as discussed below.

On September 1, 2006, in connection with the $9,500,000 Secured Promissory Note financing transaction, the lenders required us to extend these related party notes to December 1, 2008. In addition, we reduced the conversion option price from $2.00 to $0.50 on two of these notes with an aggregate face value of $837,500 and the conversion option price from $1.00 to $0.50 on a note in the amount of $247,000.These modifications were reviewed under current accounting standards to determine whether such modifications rose to a level of significance that warranted extinguishment accounting. We concluded that the modifications related to the above two notes that aggregated $837,500 required extinguishment accounting. Under extinguishment accounting, we have revalued the notes payable to their respective fair values, which resulted in an extinguishment loss of $239,876 and a premium on the notes. The Company is amortizing the premium over the term of the new notes.

Aggregate principal balances of convertible notes payable to related parties were $1,717,000 at September 30, 2006, December 31, 2005 and 2004. See Note 7 for information related to conversion of $420,000 of these notes subsequent to September 30, 2006.  Interest expense for the nine months September 30, 2006 and 2005 and the years ended December 31, 2005 and 2004 was $103,050, $93,150, $137,400 and $127,500, respectively. During the year ended December 31, 2005, $225,748 was paid to the shareholders for interest owed. There was no interest paid in the nine months ended September 30, 2006.

In connection with other notes assumed from the Oxford acquisition due to related parties, the Company paid $81,516 in full satisfaction of the notes during the year ended December 31, 2005.

NOTE 7- COMMITMENTS

UCC1 - CBC issued a guarantee secured by all the assets of the Company to a supplier for the purchase of inventory for resale to customers. As of September 30, 2006 and December 31, 2005, the amounts due to the vendor were $6,295 and $8,678, respectively and included in accounts payable.

Capital Leases - The Company leases equipment and furniture under the terms of capital lease agreements. Furniture and equipment under capital leases are included in property and equipment in the accompanying financial statements and consisted of the following:

December 31,	2005	2004
Equipment	$29,166	$28,379
Furniture	-	24,808
Less: accumulated depreciation	(15,983)	(29,410)
Net Equipment Under Capital Leases	$13,183	$23,777

Operating Leases - The Company leases its main facility, consisting of 23,251 square feet of office space in Irvine, CA, under a non-cancelable operating lease. In February 2006, the Company entered into a new five year lease for the facility resulting in minimum monthly rent payments, including common area maintenance, insurance and property taxes in the amount of $35,348. Rent is charged to operations on a straight-line basis during each annual period where contractual increases or decreases affect rental payments. Rent expense for the nine months ended September 30, 2006 and 2005 and for the years ended December 31, 2005 and 2004 was $318,132,$365,940, $492,156 and $439,128, respectively.

SVI leases its main facility, consisting of 38,000 square feet of office space in Peoria, IL, under a non-cancelable operating lease. The lease requires monthly payments of $12,458 and expires in August 2008. In connection with the SVI acquisition agreement with Oxford, the SVI entered into an agreement with its former Parent to lease office space from the Company. The agreement requires the Parent to make monthly payments of $1,326 to the Company. The proceeds received will be used to offset rent expense.

Future minimum lease payments for capital and operating leases are as follows:

For the Years Ending December 31,	Capital Leases	Operating Leases
2006	$6,187	$353,664
2007	6,187	351,820
2008	2,579	359,390
2009	-	368,776
2010	-	382,730
Thereafter	-	64,176
Total Minimum Lease Payments	14,953	$1,880,556
Less: Amount representing interest	(856)
Present value of minimum lease payments	14,097
Less: current portion	(6,187)
Obligation Under Capital Lease, Long-Term	$7,910

Employment Contracts - The Company has entered into employment contracts with key executives (6 individuals) which are three year contracts that provide for minimum annual payments of $1,725,000 plus normal vacation, severance and other employee benefits. The employment contracts include standard severance packages related to terminations. In February 2006, the Company issued 1,000,000 shares of common stock related to three of the employment contracts. The value of common stock was determined to be approximately $2.00 per share based on the closing market price of the Company’s common stock on the date of issuance. The Company will expense the value of the common shares over the vesting period of the common shares.

One such agreement was with an executive who terminated employment with us in May 2006. Under the terms of the settlement agreement the executive received 393,333 shares of common stock in exchange for the cancellation of the employment contract. We valued the shares of common stock at $590,000 based on the fair value of our common stock on the date of the transaction. No additional compensation is due to this executive. The value of the common stock was charged to stock based compensation in the amount of $590,000 in the nine months ended September 30, 2006.

In October 2006, an executive of the Company resigned. As part of his settlement, the Company agreed to pay him one year’s severance in the amount of $320,000 and health benefits for one year. In addition, the executive agreed to convert his convertible notes payable of $420,000 into 210,000 shares of the Company’s common stock. The final settlement agreement was executed on November 13, 2006.

NOTE 8 - PREFERRED STOCK

Our articles of incorporation provide for the issuance of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. We have designated 4,000 and 3,857 share of our preferred stock as Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, respectively.

Series A Convertible Preferred Stock

Our Series A Convertible Preferred Stock has a par value of $0.001 per share and a stated and liquidation value $1,000 per share and provides for 8.0% cumulative dividend payable in either cash or common stock at our option, however, under certain circumstances the holder has the option; if we elect to pay dividends in common stock the holders are entitled to a 20% discount to trading market prices. Series A Convertible Preferred Stock does not vote with our common shareholders. It was initially convertible into our common stock at the option of the holder at a fixed conversion price of $3.00 per preferred share, subject to adjustment for anti-dilution protections. As discussed below, as of September 30, 2006, the conversion price has been adjusted to $0.50 per preferred share.

In addition, the Company entered into a Registration Rights Agreement under which the Company is required to register for resale with the SEC 150% of the shares into which the Series A Convertible Preferred Stock and warrants are convertible, and to obtain the effectiveness thereof by February 5, 2006. If not registered, the Company would incur penalties at the rate of 1.5% per month on the stated rate of all securities. The registration statement was declared effective on January 4, 2006. In addition, the Company is required to maintain an effective registration statement for the entire period the Series A Convertible Preferred Stock is outstanding. Upon the failure to do so, among other covenant requirements, the Company will be in default of this provision of the Preferred Stock. In the case of a default, the holder of the Series A Convertible Preferred Stock may demand redemption based on (i) the greater of (A) 130% of the stated value and (B) the product of (a) the VWAP on the trading day immediately preceding the date of the default and (b) the stated value divided by the then set conversion price, (ii) all accrued but unpaid dividends, (iii) all liquidated damages and other amounts due in respect to the Series A Convertible Preferred Stock. At the option of the holder the determined redemption can be paid in cash or converted into common stock at a rate of 75% of the average of the 10 VWAPs immediately prior to the date of election.

Our Series A Convertible Preferred Stock is redeemable for cash at a premium to the stated value upon the occurrence of certain contingent events that include registration effectiveness requirements and changes in control. As a result, we carry Series A Preferred stock outside of stockholders’ equity and, in accordance with current accounting standards, would be required to adjust the carrying value to redemption value if and when the redemption events become probable. As of the reporting date, the Company’s management has determined that the likelihood of such redemption is not probable.

We issued 4,000 shares of our Series A Convertible Preferred Stock in September 2005 in connection with a financing transaction for $4,000,000 ($3,760,000 net of offering expenses). We also issued warrants to purchase 400,000 shares of our common stock in connection with this financing transaction. These warrants are exercisable for five-years at an initial strike price of $3.50. We evaluated the financial instruments issued in connection with the financing transaction in accordance with SFAS No. 133 and concluded that for purposes of its application, the Series A Preferred Stock was more akin to a debt-type instrument. Therefore, we were required to record the fair value of the embedded conversion feature (“ECF”) and warrants as derivative liabilities, at fair value. The estimated fair values of the ECF and warrants were $3,048,252 and $890,941, respectively, on the inception date, which reduced the carrying value of the Series A Preferred Stock to zero. The excess value of the fair values of the ECF and warrants over the proceeds received from the Series A Convertible Preferred Stock financing arrangement of $179,193 was charged to other expense on the inception date. The fair value of the ECF and warrants were estimated using the Black-Scholes option pricing model with the following assumptions: estimated volatility of 100%; risk-free interest rate of 4%; estimated life of 5 years and no dividends.

In February 2006, we re-priced the warrants to $0.05 per share. We valued the warrant at the date of modification, resulting in a charge of $473,708 to the statement of operations during the nine months ended September 30, 2006. As of the date of modification, the warrant was valued at $820,009 based upon the Black-Scholes option pricing model with the following assumptions: estimated volatility of 115%; risk-free interest rate of 4.4%; and an estimated life of the warrant of 0.01 years. Immediately, the warrant holder exercised the warrant for 400,000 shares of our common stock for $20,000. At the time of conversion the warrant liability of $820,009, after the final fair value adjustment, was reclassified to additional paid-in capital.

Also, in connection with the bridge financing discussed in Note 6, the conversion price of the Series A Convertible Preferred Stock was adjusted from $3.00 to $2.50 per share. We valued the ECF at the date of modification resulting in a charge to derivative expense of $1,564,091. As of the date of modification, the fair value of the ECF was determined to be $2,763,794 based on the based upon the Black-Scholes option pricing model with the following assumptions: estimated volatility of 115%; risk-free interest rate of 4.4%; and an estimated life of 4.5 years.

As further discussed in Note 6, we further modified the conversion price of the Series A Convertible Preferred Stock to $1.00 per share on June 30, 2006. The fair value of the ECF on June 30, 2006, was determined to be $3,305,751 based on the based upon the Black-Scholes option pricing model with the following assumptions: estimated volatility of 105%; risk-free interest rate of 5.1%; and an estimated life of 4.5 years which resulted in a charge to derivative expense of $684,730 during the three months ended June 30, 2006.

Finally, on September 1, 2006, we modified the conversion prices of the Series A Convertible Preferred Stock to $0.50. The fair value of the ECF on September 30, 2006 was determined to be $2,297,808 based upon the Black-Scholes option pricing model with the following assumptions: estimated volatility of 105%; risk-free interest rate of 4.78%; and an estimated remaining term of 4.25 years which resulted in a credit to derivative expense of $1,007,683 during the three months ended September 30, 2006.

On July 31, 2006, the holder of the Series A Convertible Preferred Stock converted accrued dividends of $240,000 into 274,725 shares of common stock. The conversion was based on 80% of the five day average VWAP. The Company recorded the difference between the fair value of the common stock and the conversion price as interest expense in the amount of $60,000.

Series B Convertible Preferred Stock

Our Series B Convertible Preferred Stock has a stated and liquidation value $1,000 per share and provides for 8.0% cumulative dividend payable in either cash or common stock at our option, however, under certain circumstances the holder has the option; if we elect to pay dividends in common stock the holders are entitled to a 20% discount to trading market prices. Series B Convertible Preferred Stock does not vote with our common shareholders. It was initially convertible into our common stock at the option of the holder at a fixed conversion price of $1.00 per preferred share, subject to adjustment for anti-dilution protections. In connection with the Secured Promissory Notes discussed above the conversion price was reduced to $0.50.

In addition, the Company entered into a Registration Rights Agreement under which the Company is required to register for resale with the SEC within 45 days of the date of issuance 100% of the shares into which the Series B Convertible Preferred Stock and dividends are convertible, and to obtain the effectiveness thereof by 120 days from issuance. If not registered, the Company would incur penalties at the rate of 1.5% per month on the stated rate of all securities. In addition, the Company is required to maintain an effective registration statement for the entire period the Preferred Stock is outstanding. Upon the failure to do so, among other covenant requirements, the Company will be in default of this provision. In the case of a default, the holder of the Series B Convertible Preferred Stock may demand redemption based on (i) the greater of (A) 130% of the stated value and (B) the product of (a) the VWAP on the trading day immediately preceding the date of the default and (b) the stated value divided by the then set conversion price, (ii) all accrued but unpaid dividends, (iii) all liquidated damages and other amounts due in respect to the Series B Convertible Series B Convertible Preferred Stock. At the option of the holder the determined redemption can be paid in cash or converted into common stock at a rate of 75% of the average of the 10 VWAPs immediately prior to the date of election. On September 1, 2006, the holder of the Series B Convertible Preferred Stock granted an extension to file the registration requirement to 30 days beyond the effectiveness of the first registration statement being filed on December 1, 2006.

Our Series B Convertible Preferred Stock is redeemable for cash at a premium to stated value upon the occurrence of certain contingent events that include registration effectiveness requirements and changes in control. As a result, we carry Series B Preferred stock outside of stockholders’ equity and, in accordance with current accounting standards, would be required to adjust the carrying value to redemption value if and when the redemption events become probable. As of the reporting date, the Company’s management has determined that the likelihood of such redemption is not probable.

We issued 3,857 shares of our Series B Convertible Preferred Stock in August 2006 in connection with an exchange transaction that resulted in the extinguishment of $1,670,503 of our notes payable (the remaining Palisades Notes) and $37,963 of accrued interest and other liabilities and the exchange of 2,153,846 shares of our common stock previously issued to Palisades to the Series B Convertible Preferred Stock. The exchange transaction resulted in the recognition of an extinguishment gain and redemption gain amounting to $517,401 because the carrying values of the extinguished and redeemed instruments exceeded the fair value of the Series B Convertible Preferred Stock issued in the exchange. We evaluated the Series B Convertible Preferred Stock in accordance with SFAS No. 133 and concluded that for purposes of its application, the Series B Convertible Preferred Stock was more akin to a debt-type instrument. Therefore, we were required to bifurcate the fair value of the ECF, amounting to $2,189,048, as a derivative liability. The fair value of the Series B Preferred Stock, after bifurcation, was estimated to amount to $1,475,102 using the Black-Scholes option pricing model with the following assumptions: estimated volatility of 105%; risk-free interest rate of 4.78%; estimated life of 2 years and no dividends. The fair value of the ECF on September 30, 2006 was determined to be $1,712,778. Resulting in a credit to derivative expense of $476,270 during the nine months ended September 30, 2006.

NOTE 9 - EQUITY TRANSACTIONS

Year Ended December 31, 2004

On December 21, 2004, the Company affected a 5,000-for-1 forward stock split. The financial statements have been retroactively restated for all periods presented for the effects of the stock split.

During the year ended December 2004, the Company issued 125,000 common shares for $125,000 cash or $1.00 per share, which was received from investors under the terms of a private placement memorandum. There were no unstated rights or privileges associated with the issuance.

Year Ended December 31, 2005

From January to March 2005, the Company issued 62,500 shares of common stock for cash proceeds of $125,000, or $2.00 per share, received from investors under the terms of a new private placement offering. The private placement offering was solicited, however, no third-party investors subscribed to the offering. Management determined the fair value of its common stock to be $2.00. Since the Company’s management was attempting to solicit sales of its common stock at $2.00 per share, management believes this is the appropriate fair value to use for common stock sales and issuances during the year ended December 31, 2005, prior to trading on the Over-The-Counter Bulletin Board of the National Association of Securities Dealers.

During March 2005, the Company issued 5,000 shares of common stock for services for which the Company recognized a charge to operations of $10,000. The shares were valued based on the private placement around the time of issuance.

In June 2005, an individual contributed $50,000 to the Company. In return, the individual received shares of common stock from a BEAI shareholder, and thus deemed a capital contribution. In addition, certain members of management received 575,000 share of BEAI’s common stock at the time of acquisition by CBC. The shares were in excess of managements pro-rata shares to be issued via the reverse acquisition. The shares were valued at $1,150,000 based on the estimated fair value of the Company’s common stock at the time of issuance.

In August 2005, the Company issued 50,000 shares of common stock for consulting services together with warrants to purchase 60,000 common shares at $8.00 per share through July 31, 2010. The services were valued at $2.00 per share based on the fair value of the stock as of the date of the agreement. The Company estimated the value of the warrants to be $109,416 based upon the Black-Scholes option pricing model with the following assumptions: estimated volatility of 175%; risk-free interest rates of 4%; and an estimated life of the warrant of 5 years. The warrants were exercisable upon issuance. The value of the common shares issued and warrants were recorded in general administrative and selling expenses on the accompanying consolidated statement of operations.

In September 2005, the Company issued 150,000 shares of common stock for cash proceeds of $300,000.

During September 2005, the Company issued 10,000 shares of common stock for services rendered in July 2005 which were valued at $2.00 per share and charged to expense.

In addition, effective October 1, 2005 the Company granted 190,000 shares of common stock valued at $380,000 to an officer due prior to the execution of an employment contract. The stock was valued at $2.00 per share, the fair value of the stock at the date when there was an understanding that the stock was going to be given to the officer.

In October 2005, the Company repurchased 12,500 shares of its common stock from a shareholder for $25,000. The shares were immediately cancelled.

Stock compensation included in general and administrative expenses on the accompanying statement of operations was $2,469,416 for the year ended December 31, 2005.

Nine Months Ended September 30, 2006

In 2005, we issued a letter of intent to acquire WTI Communications, Inc. (“WTI”) whereby we would issue 1,000,000 shares of its common stock for all the outstanding stock of WTI. The WTI transaction was conditioned upon approval by the California Public Utilities Commission. In February 2006, we agreed with the principals of WTI to cancel the merger negotiations and an agreement was entered into on March 31, 2006, whereby the shareholders of WTI would receive 160,000 shares of our common stock and other considerations to cover their expenses in connection with the proposed transaction. The shares were valued at $2.00 based on closing price on the date of the agreement. The total cost of the settlement was $434,000 and is included in general and administrative expenses in the statement of operations for the nine months ended September 30, 2006.

In March 2006, we issued 30,000 shares of common stock to a former employee for services performed. The shares were valued at $60,000 based on the fair value of the common stock on the date of the agreement.

In May 2006, we issued a total of 324,088 shares of common stock to three individuals for services related to consulting and investor relation services. The shares vested immediately and were valued at $461,625 based on the based on the fair value of the common stock on the date of the agreements.

In August 2006, we issued 45,000 shares of our common stock for consulting services. The shares vested immediately and were valued at $42,639 based on the fair value of the common stock on the date of the agreement.

In September 2006, 950,000 shares of our common stock were issued for investor relations consulting services. The shares vested immediately and were valued at $427,500 based on the stock price when the contracts and stock issuance was approved by the board of directors of the Company, as that was the date the contracts were legally authorized.

Warrants

In August 2005, we issued to a lender 166,667 warrants to purchase one share of common stock at $3.00 per share. The warrants were exercisable upon issuance and expire August 31, 2010. In February 2006, we repriced the exercise price of the warrants to $2.00 per share and issued an additional warrant for the purchase of 83,333 shares of common stock. The modification and issuance was valued at $164,331 based upon the Black-Scholes option pricing model with the following assumptions: estimated volatility of 115%; risk-free interest rate of 4.4%; and an estimated life of 4.5 years. The value was immediately expensed as interest expense to the statement of operations. The modification was done as an enticement for the holder to exercise.

Cashless Warrant Exercise

On July 1, 2006, a director of the Company and the holder of warrants to purchase 250,000 shares of our common stock exercised the warrants under its cashless exercise provision whereby we issued 250,000 shares of our common stock.

NOTE 10- STOCK OPTIONS

On January 17, 2005 the Board of Directors and shareholders of the Company adopted the 2005 Stock Plan (the “Plan”). Under the terms of the Plan, the Company may grant options to service providers to purchase up to 750,000 shares of common stock. Incentive stock options, non-qualified options, restricted stock awards and rights to purchase restricted stock may be granted under the Plan. Options granted under the Plan are generally exercisable over ten years, vesting of the awards is determined by the Board of Directors, but should not to exceed five years from the date of grant. On January 31, 2005, the Company awarded options to purchase 320,000 common shares to employees under the plan, with an exercise price of $2.00. The option awards originally vested over five years or upon the event of a merger; that merger occurred on July 6, 2005 and, accordingly, the options were fully vested at that date.

The options had no intrinsic value on the date of the award. Accordingly, no compensation expense was recognized from the awards.

NOTE 11 -SEGMENT INFORMATION

Management of the Company has identified the following reportable business segments. Prior to July 1, 2005 the Company operated solely in the IT consulting, security training and communications under CBC. Oxford commenced operations in its media segment in 2005 and has included operations of SVI from July 1, 2006. Segment information for the nine months ended September 30, 2006 and 2005 and for the years ended December 31, 2005 and 2006 is as follows:

			Oxford		Oxford
		CBC	Media Corp.	SVI	Media, Inc.	Combined

Total Assets	September 30, 2006	$1,049,779	$2,349,637	$12,159,740	$1,414,912	$16,974,068
Total Assets	December 31, 2005	825,505	1,832,308	1,377,620	-	4,035,433

Revenues	Nine months ended September 30, 2006	4,617,232	289,857	3,473,558	-	8,380,647
Revenues	Nine months ended September 30, 2005	4,078,526	-	-	-	4,078,526
Revenues	Year ended December 31,2005	5,062,453	54,618	-	-	5,117,071
Revenues	Year ended December 31,2004	4,994,886	-	-	-	4,994,886

Operating Income (Loss)	Nine months ended September 30, 2006	49,435	(2,697,980)	(238,823)	(6,692,514)	(9,579,882)
Operating Income (Loss)	Nine months ended September 30, 2005	(667,171)	(670,701)	-	(2,180,327)	(3,518,199)
Operating Income (Loss)	Year ended December 31,2005	(924,174)	(1,281,075)	-	(3,669,703)	(5,874,952)
Operating Income (Loss)	Year ended December 31,2004	(476,071)	-	-	-	(476,071)

Net (Income) Loss	Nine months ended September 30, 2006	(41,962)	(2,697,980)	(231,257)	(14,806,316)	(17,777,515)
Net Loss	Nine months ended September 30, 2005	(753,520)	(677,031)	-	(2,702,823)	(4,133,374)
Net (Income) Loss	Year ended December 31,2005	(1,043,989)	(1,287,405)	-	(1,950,791)	(4,282,185)
Net Loss	Year ended December 31,2004	$(590,046)	$-	$-	$-	$(590,046)

NOTE 12 - INCOME TAXES

Upon reacquisition of CBC on December 28, 2001, CBC and those shareholders elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company has not retained the benefits from federal or state operating loss carry forwards. Instead, the shareholders have received the benefits from their proportionate share of the operating losses of CBC. Effective January 1, 2005, CBC terminated the election from that point forward, the Company will retain the benefits from its future operating losses and will be taxed on its future earnings.

The following is a reconciliation of the tax benefit from applying the federal statutory tax rate to pretax loss with a provision of income taxes for the year ended December 31, 2005:

For the year ended December 31,	2005	2004

Tax at statutory rate	(34%)	(34%)
Non-taxable income	(18%)	-
Non-deductible expenses	5%	(34%)
State tax benefits, net of federal tax effect	(5%)	-
Provision for Income Taxes	(52%)	-

The Company’s deferred tax assets consist solely of net operating loss carry forwards of $2,209,137. For federal tax purposes these expire in twenty years beginning in 2025 and for the State of California purposes they expire in five years beginning 2010. A full valuation allowance has been placed on 100% of the Company’s deferred tax assets as it cannot be determined if the assets will be ultimately used. During the year ended December 31, 2005, the Company’s valuation allowance increased by $ 2,209,137.

NOTE 13 -SUBSEQUENT EVENTS

Effective November 16, 2006, the Company increased its senior secured promissory notes from $9,500,000 to $11,500,000 through additional borrowings. Total net proceeds received by the Company under the additional borrowings are approximately $1,900,000. In connection with the amendment, the senior secured promissory notes interest rate was changed from 10% to 12% and the due dates were extended from December 1, 2008 to December 1, 2009. In connection with the new financing, the Company issued 600,000 shares of common stock and five year warrants purchasing 2,000,000 shares of common stock at $0.50 per share to the holder of the new note.

In October 2006, the Company issued 650,000 shares of common stock under an employment contract and 17,666 shares of common stock for consulting services. The shares were valued based on the date the agreements were authorized.

See Note 7 for an additional subsequent event.

Report of Independent Registered Public Accounting Firm

To the board of directors and shareholders of
Oxford Media, Inc.:

We have audited the accompanying balance sheet of SVI Hotel Corporation (the “Company”) as of December 31, 2005, and the related statements of operations, owners’ deficit and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SVI Hotel Corporation as of December 31, 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of the financial statements, the Company has incurred losses from operations. At December 31, 2005, the Company has a working capital and owners’ deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2 of the financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McKennon, Wilson & Morgan LLP

Irvine, California
November 13, 2006

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)

BALANCE SHEETS
June 30, 2006 and December 31, 2005

	June 30, 2006	December 31, 2005
ASSETS	(unaudited)

CURRENT ASSETS
Cash and cash equivalents	$-	$-
Accounts receivable, net of allowance for doubtful accounts of $155,581 and $116,876, respectively	465,217	449,465
Prepaid expenses and other assets	114,471	119,598
Inventory	322,880	81,808

Total current assets	902,568	650,871

Property and equipment, net	3,344,419	3,852,418

TOTAL ASSETS	$4,246,987	$4,503,289

LIABILITIES AND STOCKHOLDERS' / OWNERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$1,288,957	$1,119,272
Accrued payroll and miscellaneous taxes	170,245	203,740
Accrued liabilities	45,167	166,947
Deferred revenue	169,787	38,116

Total current liabilities	1,674,156	1,528,075

LONG-TERM LIABILITIES (NOTE 7)
Accrued interest payable to stockholders	12,732,374	11,205,202
Accrued interest to bank	35,185	30,806
Notes payable to stockholders	36,791,372	36,791,372
Long-term bank debt	3,000,000	3,000,000

Total long-term liabilities	52,558,931	51,027,380

Total liabilities	54,233,087	52,555,455

STOCKHOLDERS' / OWNERS’ DEFICIT (NOTE 7)
Common stock, $0.01 par value, 10,000 authorized; 1,000 shares issued and outstanding	10	-
Stockholders' / Owners’ deficit	(49,986,110)	(48,052,166)
Total Stockholders' / Owners’ deficit	(49,986,100)	(48,052,166)

TOTAL LIABILITIES AND STOCKHOLDERS' / OWNERS’ DEFICIT	$4,246,987	$4,503,289

See the accompanying notes to financial statements.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)

STATEMENTS OF OPERATIONS
The Six Months Ended June 30, 2006 and 2005,
and the Years Ended December 31, 2005 and 2004

	June 30,		December 31,
	2006	2005	2005	2004
	(unaudited)	(unaudited)
REVENUES
Guest entertainment	$5,310,780	$6,097,898	$12,079,119	$13,143,130
Other	952,483	582,968	1,216,570	1,573,647

Total revenues	6,263,263	6,680,866	13,295,689	14,716,777

COST OF REVENUES
Guest entertainment	1,260,402	1,592,671	3,259,363	3,527,947
Other	257,928	164,756	332,829	397,310

Total direct costs	1,518,330	1,757,427	3,592,192	3,925,257

Gross profit	4,744,933	4,923,439	9,703,497	10,791,520

OPERATING EXPENSES
Operations	2,624,530	2,888,274	5,653,447	5,877,497
Selling and marketing	476,455	477,014	969,181	923,184
General and administrative	819,581	1,108,857	2,283,516	2,229,697
Depreciation and amortization	881,988	1,042,064	1,938,111	2,065,534

Total operating expenses	4,802,554	5,516,209	10,844,255	11,095,912

Operating loss	(57,621)	(592,770)	(1,140,758)	(304,392)

OTHER INCOME (EXPENSE)
Interest expense	(1,627,887)	(1,226,255)	(2,685,755)	(1,829,098)
Interest income	56	545	518	1,296
Loss on disposition of assets	(180)	(52,856)	(149,184)	(53,903)

NET LOSS	$(1,685,632)	$(1,871,336)	$(3,975,179)	$(2,186,097)

See the accompanying notes to financial statements.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)

STATEMENTS OF STOCKHOLDERS' / OWNERS’ DEFICIT
The Six Months Ended June 30, 2006 and
the Years Ended December 31, 2005 and 2004

	Common Stock		Stockholders' / Owners’
	Shares	Amount	Deficit	Total

Balances at January 1, 2004	-	$-	$(42,006,433)	$(42,006,433)

Capital contributions	-	-	306,167	306,167
Net loss	-	-	(2,186,097)	(2,186,097)

Balances at December 31, 2004	-	-	(43,886,363)	(43,886,363)

Capital distributions	-	-	(190,624)	(190,624)
Net loss	-	-	(3,975,179)	(3,975,179)

Balances at December 31, 2005	-	-	(48,052,166)	(48,052,166)

Capital distributions	-	-	(249,302)	(249,302)
Net loss	-	-	(1,685,632)	(1,685,632)
Transfer of hospitality division assets to SVI Hotel Corporation and issuance of common stock	1,000	10	990	1,000

Balances at June 30, 2006 (unaudited)	1,000	$10	$(49,986,110)	$(49,986,100)

See the accompanying notes to financial statements.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
STATEMENTS OF CASH FLOWS
The Six Months Ended June 30, 2006 and 2005
and the Years Ended December 31, 2005 and 2004

	Six months ended June 30,		Years ended December 31,
	2006	2005	2005	2004
Cash flows from operating activities:	(unaudited)	(unaudited)
Net loss	$(1,685,632)	$(1,871,336)	$(3,975,179)	$(2,186,097)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for bad debts and recoveries	38,705	(2,827)	84,037	14,675
Depreciation and amortization expense	881,988	1,042,064	1,938,111	2,065,534
Loss on disposition of assets	180	52,856	149,184	53,903
Changes in operating assets and liabilities:
Accounts receivable	(54,457)	128,310	(80,680)	19,585
Prepaids and other assets	5,127	3,813	(11,965)	(12,333)
Inventory	(241,072)	44,403	70,122	46,962
Accounts payable	169,685	60,346	614,417	(64,228)
Accrued payroll and taxes	(33,495)	142,702	24,702	(112,563)
Accrued liabilities	(121,780)	(71,124)	(34,433)	(155,415)
Deferred revenue	131,671	33,766	13,288	24,828
Accrued interest on notes payable	1,531,551	944,949	1,974,279	1,220,209
Net cash provided by operating activities	622,471	507,922	765,883	915,060

Cash flows from investing activities:
Purchases of property and equipment	(374,765)	(613,885)	(1,105,950)	(1,778,082)
Proceeds from disposition of property and equipment	596	36,684	55,691	106,855
Net cash used in investing activities	(374,169)	(577,201)	(1,050,259)	(1,671,227)

Cash flows from financing activities:
Net capital contributions (distributions)	(249,302)	(55,721)	(190,624)	306,167
Issuance of common stock to parent	1,000	-	-	-
Borrowings from issuance of notes payable to bank	-	250,000	600,000	1,075,000
Repayments on notes payable to bank	-	(125,000)	(125,000)	(625,000)
Borrowings from issuance of notes payable to stockholders	-	100,000	100,000	150,000
Repayments on notes payable to stockholders	-	(100,000)	(100,000)	(150,000)
Net cash provided by (used in) financing activities	(248,302)	69,279	284,376	756,167

Net change in cash	-	-	-	-

Cash, beginning of period	-	-	-	-

Cash, end of period	$-	$-	$-	$-

Supplemental disclosures for cash flow information:

Cash paid during the periods for:
Interest	$96,336	$281,227	$711,477	$608,889

Non cash financing activities:
Repayment of bank debt by stockholders	$-	$14,000,000	$14,000,000	$-

See the accompanying notes to financial statements.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS

SVI Hotel Corporation (the “Company”), an Illinois corporation, was incorporated on May 31, 2006 as a wholly-owned subsidiary of SVI Systems, Inc. (the “Parent”), an Illinois corporation. Effective June 30, 2006, the assets and related liabilities of the hospitality division of SVI Systems, Inc. were transferred to the Company. On September 1, 2006, effective for assets acquired and liabilities assumed on July 1, 2006, Oxford Media, Inc. (“Oxford”) purchased all of the outstanding shares of the Company (refer to Note 7). These financial statements, and related notes, are presented to reflect all significant assets and liabilities, as well as the results of operations, of the hospitality division of SVI Systems, Inc. Management did not carve-out the historical accumulated losses of the hospitality division of SVI Systems, Inc. since its inception because it was not practical to do so. Accordingly, such information is aggregated in “owners’ deficit” in the accompanying financial statements until the hospitality division of SVI Systems, Inc. was transferred to the Company on June 30, 2006.

The Company has several products and services available for the hospitality industry.

•
Instant Entertainment is an electronic delivery system that allows a guest to start a movie on-demand and pay for that movie by utilizing a credit card swiper connected to the room telephone or by cash at the front desk. The hotels/motels earn commissions based on the property’s net collected movie revenues, excluding any applicable taxes and fees, multiplied by the commission percentage as stated in their individual contract.

•
Super Video Cinema is a video player and tape-based system supplied to the hotel/motel, which then rents the equipment to their customers and remits gross proceeds, net of applicable taxes, fees and earned commissions, to the Company.

•
DirecTV/DSS, the leading digital TV service in the residential market, is also available to hotels. As a licensed dealer of DirecTV, SVI can install digital quality programming by DirecTV on a per channel cost basis. DirecTV programming provides more choices and flexibility with access to great movies, sports, news, and family entertainment channels.

•
Internet by SVI, an always-on high-speed Internet solution, is the hotel’s first choice when it comes to an Internet amenity. SVI provides all the hardware and software necessary to allow hotel guests to plug into a wireless (or wired) network using their laptop computers. With Internet by SVI, the hotel receives installation and maintenance services by full-time SVI employees stationed throughout the U.S.

•
Security by SVI, offers a full array of surveillance products, including high-resolution cameras, digital video recorders and the capability of remote viewing and management through a high-speed internet connection.

The Company has developed several strategic partnerships in an effort to provide additional revenue streams and value added products for the hospitality industry utilizing the Company’s integrated support network.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Condition

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company incurred net losses of $1,685,632 for the six months ended June 30, 2006, and net losses of $3,975,179 and $2,186,097 for the years ended December 31, 2005 and 2004, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to generate future cash flows. Due to the acquisition on September 1, 2006, the new management team will be responsible for generating future cash flows.

The new management team plans on raising additional capital for operations through either debt or equity raises. Management is currently engaged in discussions with an investment banking firm to raise approximately $2.0 million. Management expects to receive the funds during the 4th quarter. There is no assurance that the proceeds from future financings will be sufficient to generate required cash flows.

Interim Financial Statements

The interim financial statements are unaudited. In the opinion of management, all adjustments have been made, consisting of normal recurring items, that are necessary to present fairly the Company’s financial position as of June 30, 2006 as well as the results of operations for the six months ended June 30, 2006 and 2005 in accordance with accounting principles generally accepted in the United States of America. The results of operations for any interim period are not necessarily indicative of the results for the entire year. These interim financial statements should be read in conjunction with the financial statements and related notes thereto as part of the years under audit.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions about certain matters and items. These estimates and assumptions affect the reported amounts of assets, liabilities, revenue, expenses and disclosure of contingent liabilities. The ultimate outcome of the matters and items may be different from the estimates and assumptions. At June 30, 2006 and December 31, 2005, significant estimates relate to the allowance for doubtful accounts, inventory obsolescence and the self-funded insurance obligation.

Fair Value of Financial Instruments

Carrying amounts of accounts receivable, accounts payable, and accrued liabilities at June 30, 2006 and December 31, 2005 approximate their fair values because of the short maturity of these financial instruments. LIBOR Note III, as well as notes payable to stockholders and investors, are at variable interest rates tied to market rates and, accordingly, the Company considers fair value to approximate the carrying value at December 31, 2005.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

Revenue Recognition

Revenue is recognized from various sources as follows:

•
Instant Entertainment Video-on-Demand. The primary source of revenue is from providing in-room movie entertainment to the lodging industry, which the hotel guest typically purchases on an on-demand, pay-per-view basis. Persuasive evidence of a purchase exists through a guest buy transaction recorded on our system. Revenue is recognized from the sale of this service in the period in which the related transactions are retrieved and processed. Any refunds relating to the sale are reflected net of revenue recognized. No future performance obligations exist with respect to this service once they have been provided to the hotel guest. The price related to this product or service is fixed or determinable prior to the delivery of the product or service.

•
Super Video Cinema. Original in-room movie entertainment option, which the hotel guest would rent required equipment from hotel. Hotel is responsible for remitting appropriate sales transactions to the Company on a monthly basis. Since the Company is dependent on the information provided from the hotel, which is often on a lagged basis, the Company estimates appropriate revenue from this service based on historical and other operating factors. Adjustments of actual versus estimates are recorded on a quarterly basis.

•
Free-to-Guest Services. Revenue is generated from the sale of equipment allowing the individual hotel to receive DirecTV free-to-guest programming. Revenue is recognized in the period in which such equipment is installed and collection is reasonably assured. The hotelier contracts directly with DirecTV for the related programming services and the Company receives a residual commission related to such programming services. Revenue from the residual commission is recognized in the period in which such commission payments are received.

•
High Speed Internet Access System Sales. High-speed Internet access is provided through the sale and installation of equipment. Revenue from the sale and installation of this equipment is recognized when the equipment is installed. The delivery and installation of the equipment is concurrent. In addition, this equipment has stand-alone value to the customer. The software used within these systems is not proprietary to the Company and can be supplied by other vendors unrelated to the Company.

•
High Speed Internet Access Service and Support. The Company provides ongoing maintenance, service and call center support services to hotel properties that have been installed by the Company and also to hotel properties that have been installed by other providers. Monthly service fees are received from such hotel properties and are recognized ratably over the term of the contract. The prices for these services are fixed and determinable prior to delivery of the service.

•
Other. Revenue is also generated from the sale of miscellaneous system equipment such as television remote controls, and service parts and labor. Revenue is recognized when the equipment is delivered or service has been performed.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

Inventory

Inventory is stated at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis. Inventory consists of products sold to the Hotel, including free-to-guest, high-speed internet, surveillance and other equipment.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company capitalizes certain payroll, payroll related and travel costs related to the assembly and installation of new Instant Entertainment systems. Upon closing or de-installation of an Instant Entertainment account, the respective cost and accumulated depreciation of capitalized overhead is written off with book value being charged to depreciation expense. Repairs and maintenance costs, which do not significantly extend the useful lives of the respective assets, are charged to operations as incurred. For financial reporting purposes, depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. The Company attributes no salvage value to any equipment. Construction in progress is stated at cost and consists primarily of components, which are used in the manufacturing and assembly of certain items of Instant Entertainment equipment.

Impairment of Long-Lived Assets

The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” SFAS 144 requires that if events or changes in circumstances indicate that the cost of long-lived assets or asset groups may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying value to determine if a write-down to market value would be required. Long-lived assets or asset groups that meet the criteria in SFAS 144 as being held for disposal by sale are reflected at the lower of their carrying amount or fair market value, less costs to sell.

Self-Funded Insurance Reserves

Prior to December 1, 2005, the Company was significantly self-insured for employee health insurance claims. As such, the Company’s insurance expense was largely dependent on claims experience and the Company’s ability to control its claims experience. The Company has consistently accrued the estimated liability for employee health insurance based on its history of claims experience and time lag between the incident date and the date the cost is paid by the Company. At December 31, 2005, management estimated this liability at $92,475 which is included in accrued liabilities, based on subsequent payments made on claims and claims experience. As of June 30, 2006, the Company believes they do not have any additional obligations under the self funded plan. The Company maintained stop loss coverage with a third party insurer to limit its total exposure. The Company recorded reimbursements from the stop loss insurer as receivables. As of December 31, 2005, the Company had a receivable of $83,407 from the stop loss insurer. However, collectibility of this reimbursement was not probable and the amount was fully reserved at December 31, 2005.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

Income Taxes

The Company has elected and qualifies to be taxed under Subchapter S of the Internal Revenue Code. Pursuant to this election, the Company’s results of operations are reported for income tax purposes by the individual stockholders and no income tax provision or benefit is reflected in the accompanying statements of operations.

Risks and Uncertainties, Concentration of Credit Risks and Customer Data

The Company’s operating performance and outlook are strongly influenced by such factors as overall occupancy levels, the number of lodging rooms equipped with the Company’s movie systems, customer buy rates, economic conditions in the hospitality industry, ability to renew existing customer contracts, ongoing technological change, and other competitive factors.

The Company has derived a majority of its revenue from the hospitality industry. The Company has a contract with an entity that owns and/or manages several hotel properties that utilize the Instant Entertainment system. Effective January 1, 2003, the Company signed an exclusive agreement with this entity that is effective until June 30, 2008. In exchange for the right to install the Company’s products in all of the entity’s current and future existing properties, the Company has agreed to a new commission structure and the development of system enhancements to benefit the entity and the Company. Collectively, these hotels and their guests accounted for approximately 17 percent of Instant Entertainment revenue for the years ended December 31, 2005 and 2004, and 17 percent of Instant Entertainment revenue for the six months ended June 30, 2006 and 2005.

Allowance for Doubtful Accounts

Historically, a small percentage of the Company’s batch processed credit card transactions do not receive initial authorization. Through subsequent submissions, a majority of the initially pending transactions are collected; however, some never receive authorization and are ultimately written off. Accordingly, the Company reserves these transactions in the allowance for doubtful accounts and recognizes as bad debt expense, a historically uncollectible amount for unauthorized transactions. Subsequent adjustments to the allowance and bad debt accounts are, if needed, recorded in the period in which the Company elects to write-off the unauthorized transactions.

In addition to the above, the Company also estimates an allowance for doubtful accounts for non-credit card receivables after considering several factors, including: historical experience, aging of the accounts receivable, bad debt recoveries, and related contract terms, if applicable.

Allowance for System Removal

Properties are de-installed through the course of normal operations due to a number of factors, including: poor revenue performance, hotel bankruptcy or change in ownership, collection issues, and change in service provider. Properties scheduled for de-installation are regularly evaluated and a provision for estimated system-removal costs is recorded at the time the de-installation decision is made. The costs incurred as a result of de-installation include the labor to de-install the system as well as unamortized installation costs. Over the last five years, de-installation activity has averaged approximately 6 percent to 8 percent of the installed account base.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

Product Warranties

The Company provides limited warranties on products it resells to the customer. Generally these products are sold in connection with free-to-guest and high speed internet services provided by the Company. In certain instances, the customer may purchase an extended warranty package for an established fee. In these situations, the Company recognizes revenue over the term of the extended warranty contract. To date, the Company’s warranty obligations have not been significant.

NOTE 3 - PROPERTY AND EQUIPMENT

Components of property and equipment and the related accumulated depreciation are as follows at June 30, 2006 and December 31, 2005:

	June 30, 2006	December 31, 2005
	(unaudited)

Instant Entertainment equipment	$34,650,265	$34,953,828
Super Video Cinema equipment	552,737	636,189
Installation overhead absorbed	5,244,309	5,307,657
Furniture and fixtures	1,833,346	1,807,706
Vehicles	1,126,460	1,238,279
Leasehold improvements	1,317,411	1,314,782
Construction in progress	130,538	109,174

	44,855,066	45,367,615

Less accumulated depreciation	(41,510,647)	(41,515,197)

Property and equipment, net	$3,344,419	$3,852,418

Property and equipment are depreciated over their estimated useful lives using the straight-line method as follows:

Instant Entertainment equipment	Five years
Super Video Cinema equipment	Two to five years
Installation overhead absorbed	Five years
Furniture and fixtures	Five to seven years
Vehicles	Three years
Leasehold improvements	Term of the lease or life of the asset, whichever is shorter

For the six months ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004, depreciation expense totaled $881,988, $1,042,064, $1,938,111 and $2,065,534, respectively.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

NOTE 4 - INDEBTEDNESS

Long-term debt at June 30, 2006 and December 31, 2005 consists of:

	June 30, 2006	December 31, 2005
	(unaudited)
LIBOR Note (Note III), at specified LIBOR rate(s) plus 2.00 percent (weighted average of 7.11 and 6.22 percent at June 30, 2006 and December 31, 2005, respectively), or prime based upon the Company’s election. The prime rate was 8.25 and 7.25 percent at June 30, 2006 and December 31, 2005, respectively. The Company was under the LIBOR rate at June 30, 2006 and December 31, 2005; interest payable at end of specified contract period not to exceed three months.	3,000,000	3,000,000

Less current maturities	-	-

	$3,000,000	$3,000,000

In August 2001, the Parent and the bank entered into the “Amended and Restated Loan and Security Agreement” (Amended and Restated Loan). The Amended and Restated Loan replaced the previously effective “Fifth Loan Modification Agreement” in the amount of $17,000,000. The Amended and Restated Loan had a maturity date of August 22, 2002. Reaffirmations of personal guarantees and pledge agreements were required. The Amended and Restated Loan is comprised of two revolving notes. “Revolving Note I” (Note I) encompasses a principal sum of up to $10,000,000 with interest based on the LIBOR rate for each given LIBOR portion plus a basis point rate of 1.25 percent. “Revolving Note II” (Note II) encompasses a principal sum of up to $7,000,000 with interest based on the LIBOR rate for each given LIBOR portion plus a basis point rate of 1.75 percent.

In November 2003, the Company and the bank entered into the “Fourth Amendment To Amended and Restated Loan and Security Agreement” (“Fourth Amendment”). The Fourth Amendment extended the maturity date to December 31, 2004. It also provided for the bank to make advances to the Company on a revolving credit basis up to the sum of $6,700,000 (the “Revolving Loan II) not to exceed a maximum aggregate amount outstanding at any time of the Maximum Revolving II Facility. The Fourth Amendment adjusted the applicable LIBOR margin to 1.50 percent on Note I and 2.00 percent on Note II. It also requires the reduction of the maximum Note II amount by $175,000 quarterly beginning July 1, 2004. Reaffirmations of personal guarantees and pledge agreements were required. The maturity date of the loan was extended to February 15, 2005.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

On February 15, 2005, a second replacement revolving loan was entered into (Note III). Under the terms of this agreement, the two principal stockholders were required to make principal payments to the bank in sum of $14,000,000 on behalf of the Company. The maximum amount available under the revolving credit agreement is as follows for the periods noted:

Maximum Amount Available	Time Period

$ 3,000,000	April 22, 2005 - February 14, 2006
$ 2,500,000	February 15, 2006 - February 14, 2007
$ 2,000,000	February 15, 2007 - February 15, 2008

The second replacement revolving loan is secured by all of the Company’s assets and personal guarantees of the three principal stockholders.

The second replacement revolving loan contains a covenant pertaining to fixed charge coverage. At December 31, 2005, the Company was in breach of the fixed charge coverage covenant. Under the terms of the loan, the bank may call the loan if the Company is in violation of any restrictive covenant. The bank waived the covenant as of December 31, 2005, but not for any future periods.

On February 15, 2006, a third replacement revolving loan was entered into. The revolving loan is secured by a first lien on substantially all corporate assets and an unlimited personal guarantee of three principal stockholders. The Company is limited to a total of five LIBOR borrowings outstanding at any one time. The fixed charge coverage covenant was also modified. The maximum amount available under the third replacement revolving loan is as follows for the periods noted:

Maximum Amount Available	Time Period

$ 3,000,000	February 15, 2006 - September 29, 2006
$ 2,940,000	September 30, 2006 - December 30, 2006
$ 2,880,000	December 31, 2006 - March 30, 2007
$ 2,810,000	March 31, 2007 - June 29, 2007
$ 2,710,000	June 30, 2007 - September 29, 2007
$ 2,610,000	September 30, 2007 - December 30, 2007
$ 2,550,000	December 31, 2007 - February 15, 2008

The maximum amount available is also reduced by 50 percent of net excess cash flow, as defined in the loan agreement, on January 31, 2007, July 31, 2007, and January 31, 2008.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

In addition to the aforementioned bank debt, the Company had notes payable to stockholders at June 30, 2006 and December 31, 2005 as follows:

	June 30, 2006	December 31, 2005
	(unaudited)
Note due on demand; interest payable quarterly at bank base rate plus 1.255 percent (9.505 and 8.505 percent at June 30, 2006 and December 31, 2005, respectively); subordinated to LIBOR Note III.	$12,760,519	$12,760,519

Note due on demand; interest payable quarterly at bank base rate plus 1.338 percent (9.588 and 8.588 percent at June 30, 2006 and December 31, 2005, respectively); subordinated to LIBOR Note III.	9,030,853	9,030,853

Note due on demand; interest payable quarterly at bank base rate plus 1.50 percent (9.75 and 8.75 percent at June 30, 2006 and December 31, 2005, respectively); subordinated to LIBOR Note III.	1,000,000	1,000,000

Note due on demand; interest payable monthly at bank base rate (8.25 and 7.25 percent at June 30, 2006 and December 31, 2005, respectively); subordinated to LIBOR Note III.	7,000,000	7,000,000

Note due on demand; interest payable monthly at bank base rate less 0.43 percent (7.82 and 6.82 percent at June 30, 2006 and December 31, 2005); subordinated to LIBOR Note III.	7,000,000	7,000,000

	$36,791,372	$36,791,372

During 2005, the Company borrowed $100,000 for operating purposes from one of the principal stockholders. The principal and accrued interest of $688 on this borrowing was repaid in April 2005.

During 2004, the Company borrowed $150,000 for operating purposes from one of the principal stockholders. The principal and accrued interest of $497 on this borrowing was repaid in February 2004.

All the outstanding bank debt, shareholder demand notes and related accrued interest have been classified as long term debt on the accompanying balance sheet at June 30, 2006 and December 31, 2005, since these were assumed by the Parent in accordance with the acquisition agreement with Oxford, see Note 7. In connection with the acquisition of the Company, the Parent obtained a release from the all debt holders to extent that the Parent satisfied or assumed the indebtedness. In addition, the $3,000,000 bank debt and accrued interest was paid off with the proceeds received by Parent from the sale of the Company.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

NOTE 5 - EMPLOYEE BENEFITS

The Company provides a salary reduction 401(k) plan (401(k) Plan) in which all eligible employees may participate. Participating employees may contribute up to 100 percent of their compensation as defined in the 401(k) Plan. In addition, the Company, at the discretion of the Board of Directors, may make a matching contribution. Such contributions are credited to each eligible participant’s account equal to a matching percentage of the salary reduction contribution up to 5 percent of the participant’s eligible compensation, not to exceed an annual aggregate amount. A Company contribution was not approved for the plan years ended December 31, 2005 and 2004. In the event that a Company match is not made, forfeitures are allocated annually based on each eligible employee’s contributions to the total employee contributions. The Company contributions are subject to vesting schedules as specified in the 401(k) Plan. Effective for the plan year beginning January 1, 2002, several changes had been made to the 401(k) Plan as a result of and in accordance with new IRS regulations, including increased contribution levels and catch-up contributions.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases certain facilities under long-term leases. Future minimum annual rentals under the existing noncancelable leases at December 31, 2005 are as follows:

2006	$149,494
2007	149,494
2008	49,831

$348,819

For the six months ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004, rent expense totaled $67,272, $67,895, $135,167 and $142,019, respectively.

In connection with the acquisition agreement with Oxford, the Company entered into an agreement with the Parent to lease office space from the Company. The agreement requires the Parent to make monthly payments of $1,326 to the Company. The proceeds received will be used to offset rent expense.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

Legal Proceedings

In November 2002, the SVI Systems, Inc. and MessagePhone, Inc. entered into a Settlement Agreement in relation to an alleged patent infringement lawsuit. The settlement of $500,000 was payable through an initial payment of $150,000 made in July 2003, with 23 equal monthly payments of $15,000 thereafter until the final payment of $5,000 was made in July 2005. As of December 31, 2004, $95,000 of the settlement was payable and included in accrued expenses.

From time to time, the Company is subject to other litigation arising in the course of its business. As of the date hereof, in the opinion of management, the resolution of such other litigation will not have a material adverse effect upon the Company’s business or financial condition.

Studio Contracts

The Company obtains non-exclusive rights to show recently released major motion pictures from motion picture studios pursuant to a master or title-by-title agreement. The royalty rate for each movie is either pre-determined based on the agreement or negotiated on a title-by-title basis. In addition, we obtain independent films which are either non-rated or intended for mature audiences for a one-time fixed fee.

NOTE 7 - SUBSEQUENT EVENTS

On September 1, 2006, SVI Hotel Corporation, a wholly-owned subsidiary of the Company, was acquired in a stock transaction by Oxford Media, Inc. The transaction was retroactive to July 1, 2006. At the time of the acquisition, SVI Hotel Corporation held all the assets and liabilities of SVI Systems, Inc.’s Hospitality Division. Under the acquisition agreement, Oxford assumed current liabilities of the Company to the extent of current assets. The remaining liabilities including remaining accounts payable, bank debt, shareholder notes and accrued interest were assumed by the Healthcare Division of SVI Systems, Inc. within the legal entity of SVI Systems, Inc. (later renamed SVI Healthcare, Inc.).

Under the terms of the acquisition agreement, the shareholders of SVI Hotel Corporation received the following compensation: $5,850,000 in cash; $600,000 in rent and shared services credits; $2,350,000 note bearing interest at prime plus 1.5 percent due July 15, 2008 convertible into shares of Oxford’s common stock at $1.75 per share; 1,600,000 shares of Oxford’s common stock; warrants to purchase 1,375,000 shares of Oxford’s common stock at $1.00 per share; and earn out provision for proceeds of up to $4.0 million based on conversions of SVI Hotel Corporation’s tape VOD systems to digital VOD systems.

Oxford will account for the purchase under SFAS 141 “Business Combinations” whereby the estimated purchase price of approximately $11.4 million will be allocated to the fair value of SVI Hotel Corporation’s assets and liabilities with the excess of the purchase price over the net assets allocated to goodwill. Oxford will include the results of operations and cash flows of SVI Hotel Corporation from the date of acquisition.

See Note 4 for discussion of the LIBOR Note III which was amended on February 15, 2006.

See Note 6 for discussion of sublease agreement entered into with the Parent.

Changes In and Disagreements with Accountants

On March 7, 2006, the Company dismissed Hansen, Barnett, & Maxwell ("Hansen") as its independent registered public accounting firm due to the expanding needs of the Company, which the Company thought would be better served by another firm closer to the Company’s principal corporate office. The Company has no dispute or disagreement with Hansen.  The Company has engaged McKennon, Wilson & Morgan LLP ("McKennon") as its independent registered public accounting firm effective March 7, 2006. The decision to change independent registered public accounting firms has been approved by the Company's Board of Directors.  The Company did not consult with McKennon on any matters prior to retaining such firm as its independent registered public accounting firm.

Hansen’s report dated October 11, 2005 on the Company's consolidated balance sheets as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the years then ended, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, but contained an explanatory paragraph regarding the uncertainty of the Company’s ability to continue as a going concern.

In connection with the audit of the consolidated balance sheets as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the years then ended, there were no disagreements with Hansen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Hansen would have caused them to make reference thereto in their report on the financial statements for such periods.

In connection with the audit of the consolidated balance sheets as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the years then ended, from the date of their report through March 7, 2006, Hansen did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(iv)(B) of Item 304 of Regulation S-B.

Dale Matheson Carr-Hilton LaBonte

On October 17, 2005, we dismissed Dale Matheson Carr-Hilton LaBonte as our principal accountant. We then engaged Hansen, Barnett & Maxwell as our principal accountants effective October 18, 2005 (later dismissed - see above). The decision to change accountants was approved by our board of directors. There was no disagreement with our former accountants. Hansen, Barnett & Maxwell had been engaged as the independent auditors for our two subsidiaries, Oxford Media Corp. and Creative Business Concepts, Inc. We did not consult with Hansen on any matters prior to retaining such firm as our independent registered public accounting firm.

The former Accountant's report dated January 31, 2005 on our balance sheets as of November 30, 2004 and 2003 and the statements of operations, stockholders' equity and cash flows for the year ended November 30, 2004, the period from October 13, 2003 (inception) to November 30, 2003 and the period from October 13, 2003 (inception) to November 30, 2004, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audited balance sheets as of November 30, 2004 and 2003 and the statements of operations, stockholders' equity and cash flows for the year ended November 30, 2004, the period from October 13, 2003 (inception) to November 30, 2003 and the period from October 13, 2003 (inception) to November 30, 2004, there were no disagreements with the former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the former Accountant would have caused them to make reference thereto in their report on the financial statements for such periods.

In connection with the audited balance sheets as of as of November 30, 2004 and 2003 and the statements of operations, stockholders' equity and cash flows for the year ended November 30, 2004, the period from October 13, 2003 (inception) to November 30, 2003 and the period from October 13, 2003 (inception) to November 30, 2004, and the subsequent reviews of interim periods through October 17, 2005, the former Accountant did not advise us with respect to any of the matters described in paragraphs (a)(1)(iv)(B) of Item 304 of Regulation S-B.
On October 17, 2005, we dismissed Dale Matheson Carr-Hilton LaBonte as our principal accountant. We then engaged Hansen, Barnett & Maxwell as our principal accountants effective October 18, 2005. The decision to change accountants has been approved by our board of directors.  There was no disagreement with our former accountants. Hansen, Barnett & Maxwell have been engaged as the independent auditors for our two subsidiaries, Oxford Media Corp. and Creative Business Concepts, Inc. We did not consult with Hansen on any matters prior to retaining the firm as our principal accountants.

The former Accountant's report dated January 31, 2005 on our balance sheets as of November 30, 2004 and 2003 and the statements of operations, stockholders' equity and cash flows for the year ended November 30, 2004, the period from October 13, 2003 (inception) to November 30, 2003 and the period from October 13, 2003 (inception) to November 30, 2004, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audited balance sheets as of November 30, 2004 and 2003 and the statements of operations, stockholders' equity and cash flows for the year ended November 30, 2004, the period from October 13, 2003 (inception) to November 30, 2003 and the period from October 13, 2003 (inception) to November 30, 2004, there were no disagreements with the former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the former Accountant would have caused them to make reference thereto in their report on the financial statements for such periods.

In connection with the audited balance sheets as of as of November 30, 2004 and 2003 and the statements of operations, stockholders' equity and cash flows for the year ended November 30, 2004, the period from October 13, 2003 (inception) to November 30, 2003 and the period from October 13, 2003 (inception) to November 30, 2004, and the subsequent reviews of interim periods through October 17, 2005, the former Accountant did not advise us with respect to any of the matters described in paragraphs (a)(1)(iv)(B) of Item 304 of Regulation S-B.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.

Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee		$1,249
Federal Taxes	$	Nil
State Taxes and Fees	$	Nil
Transfer Agent Fees		$1,000
Accounting fees and expenses		$10,000
Legal fees and expenses		$40,000

Total		$52,249

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

We completed an offering of 9,855,000 shares of our common stock at a price of $0.001 per share to a total of eight purchasers on October 31, 2003. The total amount received from this offering was $9,855. We completed this offering pursuant to Regulation S of the Securities Act.

Of these shares, we issued 4,000,000 shares of our common stock to Mr. Michael Hanson and 3,000,000 shares to Mr. Clark McFadden. Mr. Hanson is our former president, chief executive officer, treasurer and a director. Mr. McFadden is our former secretary and a director. The remaining purchasers were unaffiliated individuals.
We completed an offering of 22,800 shares of our common stock at a price of $0.50 per share to a total of three purchasers on November 8, 2003. The total amount received from this offering was $11,400. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were all unaffiliated individuals.

We completed an offering of 6,750 shares of our common stock at a price of $1.00 per share to a total of 16 purchasers on November 25, 2003. The total amount received from this offering was $6,750. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were all unaffiliated individuals.

The shares subscribed for pursuant to all of the above offerings were issued on March 8, 2004. In compliance with Regulation S, the following procedures were followed in each offering:

1.	Each offer or sale was made in an offshore transaction.
2.	No direct selling efforts were made in the United States by either us, a distributor, any respective affiliates or any person on behalf of any of the foregoing.
3.	Offering restrictions were, and are, implemented.
4.	No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person.
5.	Each purchaser of the securities has certified that he or she was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person.
6.
Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

7.
The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and that we are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Of the 9,884,550 shares of common stock we issued prior to 2005, 6,425,000 shares held by our then two largest shareholders were cancelled in connection with our transactions with CBC and Oxford in June and July of 2005.

On June 29, 2005, we acquired all of the issued and outstanding shares of Oxford common stock by issuing 5,090,836 shares exemption from registration under section 4(2) of the Securities Act of 1933. We also assumed Oxford’s liability to issue 800,000 shares of common stock to certain of Oxford predecessor’s shareholders.

Effective July 6, 2005, we acquired all of the issued and outstanding shares of CBC common stock by issuing 5,192,500 shares exemption from registration under section 4(2) of the Securities Act of 1933.

On July 15, 2005 we issued 150,000 shares of common stock for $300,000 in a private sale exempt from registration under Rule 506 of the Securities Act of 1933.

On August 1, 2005, we issued 50,000 shares for services we received from an outside consultant exempt from registration under section 4(2) of the Securities Act of 1933.

On September 8, 2005, we issued 10,000 shares for services we received from an outside consultant exempt from registration under section 4(2) of the Securities Act of 1933.

On September 22, 2005, we acquired all of the issued and outstanding shares of IT Network, Inc common stock by issuing 400,000 shares exempt from registration under section 4(2) of the Securities Act of 1933.

On September 23, 2005 we issued 4,000 shares of unsecured 8% Series A Convertible Preferred Stock to the Palisades Master Fund LP at $1,000.00 per share, which resulted in $4,000,000 in gross proceeds to us. The Series A Convertible Preferred Stock is convertible into 8,000,000 shares of our common stock. As part of the sale, we also issued warrants to Palisades Master Fund LP to purchase 400,000 shares of our common stock at $3.50 per share, reset to $0.50 per share on September 1, 2006. HPC Capital Management acted as placement agent. The total amount of commission paid to HPC was $220,000 and other issuance costs of $20,000. This transaction was exempt from registration under section 4(2) of the Securities Act of 1933.

On November 29, 2005, we issued 800,000 shares to the shareholders of Mergence Corporation in the transaction in which we acquired Oxford Media Corp. The transaction was exempt from registration under section 4(2) of the Securities Act of 1933.

On December 23, 2005, we issued 150,000 shares to Alliance Financial Network in exchange for consulting services. The transaction was exempt from registration under section 4(2) of the Securities Act of 1933.

On December 31, 2005, we issued 350,000 shares to PDHK Services, Inc. in exchange for the acquisition of that Company. The transaction was exempt from registration under section 4(2) of the Securities Act of 1933.

On February 17, 2006, we issued 200,000 shares of our common stock pursuant to a $1,666,666 Bridge Loan Agreement as partial consideration for the bridge loan made pursuant to that Agreement. We paid a placement agent fee of $166,666 to HPC Capital Management for the Bridge Loan. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

On February 16, 2006, we issued 800,000 shares of our common stock to Lewis Jaffe, our CEO, pursuant to his Employment Agreement dated February 15, 2006. These shares were subject to substantial risks of forfeiture contained in that Employment Agreement. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

On March 1, 2006, we issued 390,000 shares of our common stock to three of our executives pursuant to their Employment Agreements dated October 1, 2005. The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act of 1933.

On March 6, 2006, we issued 30,000 shares of our common stock to a former employee in connection with his employment agreement and the termination related agreement executed by that former employee. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

On March 31, 2006, we issued 160,000 shares of our common stock pursuant to a Supplemental Settlement Agreement as partial consideration for a release of claims related to the cancelled proposed acquisition of WTI. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

On April 4, 2006 we issued 75,000 shares of common stock in connection with issuance of bridge notes. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

On April 17, 2006 we issued 13,500 shares of common stock issued for investor relation services. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

On May 15, 2006 we issued10,588 shares of common stock issued for consulting services to Homan Honary, our current CTO. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

On May 17, 2006 we issued 60,000 shares of common stock issued in connection with termination of an employment contract of our former Chairman of the Board. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

On May 26, 2006, we issued a warrant to acquire 450,000 shares of our common stock as part of a transaction where we issued a promissory note to Longview Fund in the amount of $1,500,000. On September 1, 2006, the strike price of the warrant was reset to $0.50 per share. The issuance of the warrant was exempt from registration under section 4(2) of the Securities Act of 1933.

On May 30, 2006 we issued 300,000 shares of common stock issued for consulting services to Domino International, Ltd., one of our secured lenders. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

On July 1, 2006 we issued 250,000 shares of common stock in the cashless exercise of a warrant by Nicholas Yocca, one of our directors. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

Effective July 1, 2006, we completed our acquisition of all of the issued and outstanding stock of SVI Hotel Corporation from SVI Systems, Inc. As part of that transaction, we issued a promissory note in the principal amount of $2,350,000 convertible into 1,342,857 shares of our common stock at $1.75 per share, 1,600,000 shares of our common stock and warrants to acquire 1,375,000 shares of our common stock at a strike price of $1.75 per share. The issuance of the convertible note, stock and warrant was exempt from registration under section 4(2) of the Securities Act of 1933.

On July 19, 2006 we issued 25,000 shares of common stock issued for consulting services. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

On July 31, 2006 we issued 274,725 shares of common stock issued in payment of a dividend we owed on our Series A Preferred Stock. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

On August 3, 2006 we issued 2,283,486 shares of common stock to Palisades Master Fund, LP in connection with extensions of notes payable which were exchanged along with the promissory note, a liquidated damage claim and past due interest shortly thereafter for our Series B Preferred Stock. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

On August 4, 2006 we issued 3,857 shares of unsecured 8% Series B Preferred Stock to the Palisades Master Fund, LP at $1,000 per share. The Series B Preferred Stock is convertible into 7,714,174 shares of our common stock. This transaction was exempt from registration under section 4(2) of the Securities Act of 1933.

On August 18, 2006 we issued 20,000 shares of common stock to Homan Honary, our current CTO for consulting services. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

Between September 1, 2006 and November 16, 2006, we completed a financing transaction whereby we sold a total of $11,500,000 in secured promissory notes to a purchasing group consisting of Palisades Master Fund, LP, Longview Fund LP, Midsummer Investment Ltd. Group, Crescent International, Camofi Master LDC, Plus Four Private Equities, LP, David Parker and Lewis Jaffe. As additional consideration for the purchase of the secured promissory notes, we issued 3,450,000 shares of our common stock and warrants to acquire 11,500,000 shares of our common stock at $0.50 per share. HPC Capital Management and Oppenheimer & Co., Inc. acted as placement agents. The total amount of commission paid to these parties was $184,000. These transactions were exempt from registration under section 4(2) of the Securities Act of 1933.

On September 29, 2006 we issued 950,000 shares of common stock issued for investor relations services. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

On October 9, 2006 we issued 650,000 shares to Homan Honary, our current CTO in connection with his employment contract. These shares are subject to certain substantial forfeiture provisions. On the same day we also issued Mr. Honary 17,666 shares of common stock for his consulting services. These issuances were exempt from registration under Section 4(2) of the Securities Act of 1933.

On November 20, 2006 we issued 210,000 shares of common stock in conversion of a note payable to a former officer. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

None of the sales of securities described above have been registered with the Securities and Exchange Commission because they are believed to be exempt from registration under the Securities Act of 1933 pursuant to Regulation D, Rule 506, promulgated thereunder or generally section 4(2) of the Act. Each purchaser represented his, her or its intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. The stock certificates issued in each case contain an appropriate legend identifying each as restricted stock.

Item 27. Exhibits

Exhibit
Number	Description
3.1	Articles of Incorporation (1)
3.2	Amended Articles of Incorporation (1)
3.3	By-Laws (1)
4.1	Sample Share Certificate (1)
4.2	Certificate of Designation of Series A Preferred (1)
4.3	Certificate of Designation of Series B Preferred
5.1	Opinion of Cane Clark LLP, with consent to use
21.1	Subsidiaries of Small Business Issuer
23.1	Consent of McKennon, Wilson & Morgan LLP
23.2	Consent of McKennon, Wilson & Morgan LLP
23.3	Consent of Hansen, Barnett, & Maxwell
99.3	Pro Forma Financial Statements

(1) filed with Registration Statement on form SB-2 on November 7, 2005.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, California, on November 30, 2006.

OXFORD MEDIA, INC.

By:	/s/ Lewis Jaffe
Lewis Jaffe
President, Chief Executive Officer,
Principal Executive Officer, and Director
November 30, 2006

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ David Parker
David Parker
Vice-Chairman of the Board and Director
November 30, 2006

/s/ David Noyes
David Noyes
Chief Financial Officer and Principal Accounting Officer
November 30, 2006

/s/ Nicholas J. Yocca
Nicholas J. Yocca
Director
November 30, 2006

/s/ Stanley A. Hirschman
Stanley A. Hirschman
Director
November 30, 2006

/s/ David Malm
David Malm
Director
November 30, 2006